As filed with the Securities and Exchange Commission on November 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

United States Commodity Index Funds Trust

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	27-1537655
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

United States Commodity Funds LLC 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600	Daphne G. Frydman 1850 Mt. Diablo Boulevard, Suite 640 Walnut Creek, California 94596 510.522.9600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

James M. Cain, Esq.

Owen J. Pinkerton, Esq.

Raymond A. Ramirez, Esq.

Eversheds Sutherland (US) LLP

700 Sixth Street, N.W., Suite 700

Washington, DC 20001-3980

202.383.0100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the 1934 Act:

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 8, 2022

PRELIMINARY PROSPECTUS

United States Commodity Index Fund®*

Shares

*Principal U.S. Listing Exchange: NYSE Arca, Inc.

The United States Commodity Index Fund (“USCI”), a series of the United States Commodity Index Funds Trust, is an exchange traded fund that issues shares that trade on the NYSE Arca stock exchange (“NYSE Arca”). USCI’s investment objective is for the daily changes in percentage terms of its shares’ net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “SDCI”), less USCI’s expenses. The SDCI is designed to reflect the performance of a diversified group of commodities. The SDCI is owned and maintained by SummerHaven Index Management, LLC (“SHIM”), and calculated and published by Bloomberg, L.P. USCI pays its sponsor, United States Commodity Funds LLC (“USCF”), a limited liability company, a management fee and incurs operating costs. USCF and USCI are located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. The telephone number for both USCF and USCI is 510.522.9600. Currently, USCF employs SummerHaven Investment Management, LLC (“SummerHaven”), a limited liability company, as a commodity trading advisor to USCI. SummerHaven is located at 1266 E. Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902. SummerHaven’s telephone number is 203.352.2700. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $51.45 (the net asset value as of September 30, 2022), the investment would have to generate a 0.892% or $0.459 return, rounded to $0.46.

USCI is an exchange traded fund. This means that most investors who decide to buy or sell shares of USCI place their trade orders through their brokers and may incur customary brokerage commissions and charges. Shares trade on the NYSE Arca under the ticker symbol “USCI” and are bought and sold throughout the trading day at bid and ask prices like other publicly traded securities.

Shares trade on the NYSE Arca after they are initially purchased by “Authorized Participants,” institutional firms that purchase and redeem shares in blocks of 50,000 shares called “baskets” through USCI’s marketing agent, ALPS Distributors, Inc. (the “Marketing Agent”). The price of a basket is equal to the NAV of 50,000 shares on the day that the order to purchase the basket is accepted by the Marketing Agent. The NAV per share is calculated by taking the current market value of USCI’s total assets (after close of NYSE Arca) subtracting any liabilities and dividing that total by the total number of outstanding shares. The offering of USCI’s shares is a “best efforts” offering, which means that neither the Marketing Agent nor any Authorized Participant is required to purchase a specific number or dollar amount of shares. USCF pays the Marketing Agent a marketing fee consisting of a fixed annual amount plus an incentive fee based on the amount of shares sold. Authorized Participants will not receive from USCI, USCF or any of their affiliates, any fee or other compensation in connection with the sale of shares. Aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering of shares will not exceed ten percent (10%) of the gross proceeds of the offering.

Investors who buy or sell shares during the day from their broker may do so at a premium or discount relative to the market value of the underlying commodity futures contracts in which USCI invests due to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the commodity futures contracts that serve as USCI’s investment benchmark. INVESTING IN USCI INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE COMMODITIES MARKETS, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE COMMODITIES MARKETS. Investing in USCI also involves the correlation risk described below and other significant risks. You should consider carefully the risks described below before making an investment decision. See “Risk Factors Involved with an Investment in USCI” beginning on page 8.

The offering of USCI’s shares is registered with the Securities and Exchange Commission (“SEC”) in accordance with the Securities Act of 1933 (the “1933 Act”). The offering is intended to be a continuous offering and is not expected to terminate until all of the registered shares have been sold or three years from the date of the original offering, whichever is earlier, unless extended as permitted under the rules under the 1933 Act, although the offering may be temporarily suspended if and when no suitable investments for USCI are available or practicable. USCI is not a mutual fund registered under the Investment Company Act of 1940 (“1940 Act”) and is not subject to regulation under the 1940 Act.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED IN THIS PROSPECTUS, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

USCI is a commodity pool and USCF is a commodity pool operator (“CPO”) subject to regulation by the Commodity Futures Trading Commission (“CFTC”) and the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”).

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this prospectus is [●], 2022.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 7AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 46.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 8.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

SWAPS TRANSACTIONS, LIKE OTHER FINANCIAL TRANSACTIONS, INVOLVE A VARIETY OF SIGNIFICANT RISKS. THE SPECIFIC RISKS PRESENTED BY A PARTICULAR SWAP TRANSACTION NECESSARILY DEPEND UPON THE TERMS OF THE TRANSACTION AND YOUR CIRCUMSTANCES. IN GENERAL, HOWEVER, ALL SWAPS TRANSACTIONS INVOLVE SOME COMBINATION OF MARKET RISK, CREDIT RISK, COUNTERPARTY CREDIT RISK, FUNDING RISK, LIQUIDITY RISK, AND OPERATIONAL RISK.

HIGHLY CUSTOMIZED SWAPS TRANSACTIONS IN PARTICULAR MAY INCREASE LIQUIDITY RISK, WHICH MAY RESULT IN A SUSPENSION OF REDEMPTIONS. HIGHLY LEVERAGED TRANSACTIONS MAY EXPERIENCE SUBSTANTIAL GAINS OR LOSSES IN VALUE AS A RESULT OF RELATIVELY SMALL CHANGES IN THE VALUE OR LEVEL OF AN UNDERLYING OR RELATED MARKET FACTOR.

IN EVALUATING THE RISKS AND CONTRACTUAL OBLIGATIONS ASSOCIATED WITH A PARTICULAR SWAP TRANSACTION, IT IS IMPORTANT TO CONSIDER THAT A SWAP TRANSACTION MAY BE MODIFIED OR TERMINATED ONLY BY MUTUAL CONSENT OF THE ORIGINAL PARTIES AND SUBJECT TO AGREEMENT ON INDIVIDUALLY NEGOTIATED TERMS. THEREFORE, IT MAY NOT BE POSSIBLE FOR THE COMMODITY POOL OPERATOR TO MODIFY, TERMINATE, OR OFFSET THE POOL’S OBLIGATIONS OR THE POOL’S EXPOSURE TO THE RISKS ASSOCIATED WITH A TRANSACTION PRIOR TO ITS SCHEDULED TERMINATION DATE.

PROSPECTUS SUMMARY

This is only a summary of the prospectus and, while it contains material information about USCI and its shares, it does not contain or summarize all of the information about USCI and the shares contained in this prospectus that is material and/or which may be important to you. You should read this entire prospectus, including “Risk Factors Involved with an Investment in USCI?” beginning on page 8, before making an investment decision about the shares. For a glossary of defined terms, see Appendix A.

The Trust and USCI

The United States Commodity Index Funds Trust (the “Trust”) is a Delaware statutory trust formed on December 21, 2009. The Trust is a series trust formed pursuant to the Delaware Statutory Trust Act and is organized into three separate series (each series, a “Fund” and collectively, the “Funds”). The United States Commodity Index Fund (“USCI”), formed on April 1, 2010, is a series of the Trust and is a commodity pool that continuously issues common shares of beneficial interest that may be purchased and sold on the NYSE Arca stock exchange (“NYSE Arca”). The Trust and USCI operate pursuant to the Trust’s Fourth Amended and Restated Declaration of Trust and Trust Agreement (the “Trust Agreement”), dated as of December 15, 2017. Wilmington Trust Company, a Delaware trust company, is the Delaware trustee of the Trust. The Trust and USCI are managed and controlled by United States Commodity Funds LLC (“USCF”). USCF is a Delaware limited liability company that is registered as a CPO with the CFTC and is a member of the NFA.

Other series of the Trust include the United States Copper Index Fund (“CPER”).

USCI’s Investment Objective and Strategy

The investment objective of USCI is for the daily changes in percentage terms of its shares’ per share net asset value (“NAV”) to reflect the daily changes in percentage terms of the SummerHaven Dynamic Commodity Index Total ReturnSM (the “SDCI”), less USCI’s expenses.

What is the “SummerHaven Dynamic Commodity Index Total Return”?

The SDCI is designed to reflect the performance of a diversified group of commodities. The SDCI is owned and maintained by SummerHaven Index Management, LLC (“SHIM”) and is calculated and published by Bloomberg L.P. Futures contracts for the commodities comprising the SDCI are traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), and Commodity Exchange, Inc. (“COMEX” together with the NYMEX, ICE Futures, CBOT, CME, LME and COMEX, the “Futures Exchanges”) and are collectively referred to herein as “Futures Contracts.” The Futures Contracts that at any given time make up the SDCI are referred to herein as “Benchmark Component Futures Contracts.” The relative weighting of the Benchmark Component Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Futures Contracts developed by SHIM.

USCI seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USCI will invest next in other Futures Contracts based on the same commodity as the futures contracts subject to such regulatory constraints or market conditions, and finally, to a lesser extent, in other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts if one or more other Futures Contracts is not available. When USCI has invested to the fullest extent possible in exchange-traded futures contracts, USCI may then invest in other contracts and instruments based on the Benchmark Component Futures Contracts, other Futures Contracts or the commodities included in the SDCI, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts. Other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts and other contracts and instruments based on the Benchmark Component Futures Contracts are collectively referred to as “Other Commodity-Related Investments,” and together with Benchmark Component Futures Contracts and other Futures Contracts, “Commodity Interests.”

In addition, USCF believes that the market arbitrage opportunities will cause the daily changes in USCI’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in USCI’s per share NAV on a percentage basis. USCF believes that the net effect of this expected relationship and the expected relationship described above between USCI’s per share NAV and the SDCI will be that the daily changes in the price of USCI’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the SDCI on a percentage basis, less USCI’s expenses. While USCI is composed of Benchmark Component Futures Contracts and is therefore a measure of the prices of the corresponding commodities comprising the SDCI for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the SDCI and the cash or spot prices of the commodities underlying the Benchmark Component Futures Contracts.

Specifically, USCI seeks to achieve its investment objective by investing so that the average daily percentage change in USCI’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the SDCI over the same period.

Investors should be aware that USCI’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Futures Contracts or the prices of any particular group of futures contracts. USCI will not seek to achieve its stated investment objective over a period of time greater than one day.

This is because natural market forces called contango and backwardation have impacted the total return on an investment in USCI’s shares during the past year relative to a hypothetical direct investment in the various commodities and, in the future, it is likely that the relationship between the market price of USCI’s shares and changes in the spot prices of the underlying commodities will continue to be impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing the commodities, which could be substantial.)

Principal Investment Risks of an Investment in USCI

An investment in USCI includes a degree of risk. Some of the risks you may face are summarized below. A more extensive discussion of these risks appears beginning on page 8.

Investment Risk

Investors may choose to use USCI as a means of investing indirectly in commodities. INVESTING IN USCI INVOLVES RISKS SIMILAR TO THOSE INVOLVED WITH AN INVESTMENT DIRECTLY IN THE COMMODITIES MARKETS, BUT IT IS NOT A PROXY FOR TRADING DIRECTLY IN THE COMMODITIES MARKETS. You should carefully consider the risks described below before making an investment decision. Investing in USCI also involves the correlation risk described below and other significant risks. An investment in USCI involves the following investment risks:

•	The NAV of USCI’s shares relates directly to the value of its assets invested in accordance with the SDCI and other assets held by USCI and fluctuations in the prices of these assets could materially adversely affect an investment in USCI’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in USCI could be lost.
•	The demand for commodities, in general, correlates closely with general economic growth rates.
•	Other that factors may affect the demand for certain commodities and therefore their price include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for commodities associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with such commodity without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles or electric transportation and broad-based changes in personal income levels.
•	Commodities prices also vary depending on a number of factors affecting supply and demand, including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries.
•	The supply of and demand for agricultural and other commodities may also be impacted by changes in interest rates, inflation, and other local or regional market conditions, as well as by the development of alternative energy sources.
•	Price volatility may possibly cause the total loss of your investment.
•	Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that have led to increased volatility in the price of certain commodities, and may lead to volatility in USCI’s NAV or share price.
•	COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of USCI’s investments.
•	Historical performance of USCI and the Benchmark Component Futures Contracts is not indicative of future performance.

Correlation Risk

As further described below, an investment in USCI involves the following correlation risks:

•	An investment in USCI may provide little or no diversification benefits. Thus, in a declining market, USCI may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USCI while incurring losses with respect to other asset classes.
•	The market price at which investors buy or sell shares may be significantly less or more than NAV.
•	Daily percentage changes in the price of a Benchmark Component Futures Contract may not correlate with daily percentage changes in the spot price of the corresponding commodity.
•	An investment in USCI is not a proxy for investing in the commodities markets, and the daily percentage changes in the price of the Benchmark Component Futures Contracts, or the NAV of USCI, may not correlate with daily percentage changes in the spot price of the physical commodities that underlie the SDCI.
•	The price relationship between the SDCI at any point in time and the Futures Contracts that will become the Benchmark Component Futures Contracts on the next rebalancing date will vary and may impact both USCI’s total return and the degree to which its total return tracks that of SDCI.
•	Natural forces in the commodity futures market known as “backwardation” and “contango” may increase USCI’s tracking error and/or negatively impact total return.
•	Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting USCI’s investments, including its ability to fully invest in the Benchmark Component Futures Contract, which could cause the price of shares to substantially vary from the SDCI.
•	Risk mitigation measures that could be imposed by USCI’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting USCI’s investments, including its ability to fully invest in one or more of the Benchmark Component Futures Contracts and other Futures Contracts, which could cause the price of USCI’s shares to substantially vary from the price of such Benchmark Component Futures Contracts.

To the extent that investors use USCI as a means of indirectly investing in commodities, there is the risk that the daily changes in the price of USCI’s shares on the NYSE Arca on a percentage basis will not closely track the daily changes in the spot prices of the commodities comprising the SDCI on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of USCI’s NAV; the changes in USCI’s NAV do not correlate closely with the changes in the price of the Benchmark Component Futures Contracts; or the changes in the price of the Benchmark Component Futures Contracts do not closely correlate with the changes in the cash or spot price of the underlying commodities. This is a risk because if these correlations do not exist, then investors may not be able to use USCI as a cost-effective way to indirectly invest in commodities or as a hedge against the risk of loss in commodity-related transactions.

The design of the SDCI is such that every month it is made up of different Benchmark Component Futures Contracts and USCI’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SDCI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to rise as it approaches expiration. As a result, USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to decline as it approaches expiration. As a result, USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’s NAV and total return.

Tax Risk

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but USCI is taxed as a partnership for U.S. federal income tax purposes, and therefore, USCI has a more complex tax treatment than conventional mutual funds. An investment in USCI involves the following tax risks:

•	An investor’s tax liability may exceed the amount of distributions, if any, on its shares.
•	An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.
•	Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and USCI could be liable for U.S. federal income tax, if the U.S. Internal Revenue Service (“IRS”) does not accept the assumptions and conventions applied by USCI in allocating those items, with potential adverse consequences for an investor.
•	USCI could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.
•	The Trust is organized as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but USCI is taxed as a partnership for U.S. federal income tax purposes, and therefore, USCI has a more complex tax treatment than traditional mutual funds.
•	If USCI is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.
•	The impact of changes in U.S. federal income tax law on USCI is uncertain.

Over-the-Counter (“OTC”) Contract Risk

USCI may also invest in Other Commodity-Related Investments, many of which are negotiated or “OTC” contracts that are not as liquid as Futures Contracts and expose USCI to credit risk that its counterparty may not be able to satisfy its obligations to USCI. An investment in USCI involves the following OTC contract risks:

•	USCI will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of USCI or held by special purpose or structured vehicles.
•	Valuing OTC derivatives may be less certain than actively traded financial instruments.

Other Risks

USCI pays fees and expenses that are incurred regardless of whether USCI is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USCI generally does not distribute cash to shareholders. You should not invest in USCI if you will need cash distributions from USCI to pay taxes on your share of income and gains of USCI, if any, or for any other reason.

You will have no rights to participate in the management of USCI and will have to rely on the duties and judgment of USCF to manage USCI.

USCI is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and “Authorized Participants,” the institutional firms that directly purchase and redeem shares in baskets. USCF’s officers, directors and employees do not devote their time exclusively to USCI. USCF’s personnel are directors, officers or employees of other entities that may compete with USCI for their services, including other commodity pools (funds) that USCF manages. USCF could have a conflict between its responsibilities to USCI and to those other entities. As a result of these and other relationships, parties involved with USCI have a financial incentive to act in a manner other than in the best interest of USCI and the shareholders.

In addition, an investment in USCI involves the following other risks:

•	USCI is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.
•	USCI may temporarily limit the offering of Creation Baskets.
•	USCI pays fees and expenses that are incurred regardless of whether USCI is profitable.
•	You will have no rights to participate in the management of USCI and will have to rely on the duties and judgment of USCF to manage USCI.

•	Certain of USCI’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.
•	USCI is not actively managed and its investment objective is for the daily percentage changes in USCI’s NAV for any period of 30 successive valuation days to be within plus/minus ten percent (10%) of the average daily percentage change in the price of the SDCI over the same period.
•	USCI may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.
•	The NYSE Arca may halt trading in USCI’s shares, which would adversely impact an investor’s ability to sell shares.
•	The liquidity of USCI’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.
•	Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.
•	The lack of an active trading market for USCI’s shares may result in losses on an investor’s investment in USCI at the time the investor sells the shares.
•	SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.
•	USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.
•	There is a risk that USCI will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USCI may not earn any profit.
•	USCI is subject to extensive regulatory reporting and compliance.
•	Fewer representative commodities may result in greater SDCI volatility.
•	Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect USCI.
•	The Trust is not a registered investment company, so shareholders do not have the protections of the 1940 Act.
•	Trading in international markets could expose USCI to credit and regulatory risk.
•	USCI and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.
•	USCI, USCF and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.
•	Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of USCI and do not control USCF, so they do not have any influence over basic matters that affect USCI.
•	USCI could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.
•	USCI does not expect to make cash distributions.
•	An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on USCI’s NAV.
•	The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USCI’s NAV to differ materially from its trading price.

•	In a rising rate environment, USCI may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.
•	USCI may lose money by investing in government money market funds.
•	USCI may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.
•	The failure or bankruptcy of a clearing broker or USCI’s Custodian could result in a substantial loss of USCI’s assets and could impair USCI in its ability to execute trades.
•	The failure or bankruptcy of USCI’s Custodian could result in a substantial loss of USCI’s assets.
•	The liability of SummerHaven is limited, and the value of the shares may be adversely affected if USCF and USCI are required to indemnify SummerHaven.
•	The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if USCI is required to indemnify the Trustee or USCF.
•	Although the shares of USCI are limited liability investments, certain circumstances such as bankruptcy or indemnification of USCI by a shareholder will increase the shareholder’s liability.
•	Investors cannot be assured of the continuation of the agreement between SummerHaven and USCF for use of the SDCI, and discontinuance of the SDCI may be detrimental to a USCI.
•	Investors cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to USCI.
•	USCI is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of USCI are not segregated from those of another series of the Trust, thereby potentially exposing assets in USCI to the liabilities of another series of the Trust.
•	The Trust Agreement limits the forum in which claims may be brought against USCF, the Trust, the Trustee or their respective directors and officers.
•	USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any USCI property.
•	Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.
•	Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.
•	USCI’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.
•	USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.

USCI’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USCI. You should note that you may pay brokerage commissions on purchases and sales of USCI’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 75.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)(1)

Management Fees(2)	0.80%
Distribution Fees	NONE
Other Fund Expenses(1)	0.21%
Total Annual Fund Operating Expenses	1.01%

(1)	Based on amounts for the nine months ended September 30, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
Management Fees	$1,892,714
Brokerage Commissions	$158,243
Professional Expenses	$402,120
License Fees	$2,274
Independent Director and Officer Expenses	$51,937
Registration Fees	$6,617

These amounts are based on USCI’s average total net assets, which are the sum of daily total net assets of USCI divided by the number of calendar days in the year. For the nine months ended September 30, 2022, USCI’s average total net assets were $316,318,980.

(2)	USCI is contractually obligated to pay USCF a management fee based on average daily net assets and paid monthly of 0.80% per annum on its average total net assets.

RISK FACTORS INVOLVED WITH AN INVESTMENT IN USCI

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, as well as information found in our periodic reports, which include The Trust’s and USCI’s financial statements and the related notes, that are incorporated by reference. See “Incorporation by Reference of Certain Information,” page 83.

USCI’s investment objective is for the daily changes in percentage terms of its shares’ NAV to reflect the daily changes in percentage terms of the SDCI, less USCI’s expenses. USCI seeks to achieve its investment objective by investing so that the average daily percentage change in USCI’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the SDCI over the same period. USCI’s investment strategy is designed to provide investors with a cost-effective way to invest indirectly in various commodities and to hedge against movements in the spot price of such commodities.

An investment in USCI involves investment risk similar to a direct investment in Commodity Interests. An investment in USCI also involves correlation risk, or the risk that investors purchasing shares to hedge against movements in the price of commodities will have an efficient hedge only if the price they pay for their shares closely correlates with the price of the commodities. In addition to investment risk and correlation risk, an investment in USCI involves tax risks, OTC risks, and other risks.

Investment Risk

The NAV of USCI’s shares relates directly to the value of its assets invested in accordance with the SDCI and other assets held by USCI and fluctuations in the prices of these assets could materially adversely affect an investment in USCI’s shares. Past performance is not necessarily indicative of future results; all or substantially all of an investment in USCI could be lost.

The net assets of USCI consist primarily of investments in Futures Contracts and, to a lesser extent, in Other Commodity-Related Investments. The NAV of USCI’s shares relates directly to the value of these assets (less liabilities, including accrued but unpaid expenses), which in turn relates to the market price of the commodities which comprise the SDCI.

Economic conditions. The demand for commodities, in general, correlates closely with general economic growth rates. The occurrence of recessions or other periods of low or negative economic growth will typically have a direct adverse impact on commodity demand and therefore may have an adverse impact on commodity prices. Other factors that affect general economic conditions in the world or in a major region, such as changes in population growth rates, periods of civil unrest, military conflicts, war (such as the current war between Russia and Ukraine), pandemics (e.g. COVID-19), government austerity programs, or currency exchange rate fluctuations, can also impact the demand for commodities. Sovereign debt downgrades, defaults, inability to access debt markets due to credit or legal constraints, liquidity crises, the breakup or restructuring of fiscal, monetary, or political systems such as the European Union, and other events or conditions (e.g. pandemics such as COVID-19) that impair the functioning of financial markets and institutions also may adversely impact the demand for commodities.

Other demand-related factors. Other factors may affect the demand for certain commodities and therefore their price. For example, with respect to energy commodities, such factors may include technological improvements in energy efficiency; seasonal weather patterns, which affect the demand for commodities associated with heating and cooling; increased competitiveness of alternative energy sources that have so far generally not been competitive with such commodity without the benefit of government subsidies or mandates; and changes in technology or consumer preferences that alter fuel choices, such as toward alternative fueled vehicles or electric transportation and broad-based changes in personal income levels. With respect to agricultural commodities, changes in consumer preference may lead to demand for a commodity such as grains.

Other supply-related factors. Commodities prices also vary depending on a number of factors affecting supply, including geopolitical risk associated with wars (such as the current war between Russia and Ukraine), terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect oil and other energy trade flows by limiting or disrupting trade between countries or regions. For example, increased supply from the development of hybrid crops (such as corn and soybeans) and technologies for efficient farming tends to reduce prices in such commodity to the extent such supply increases are not offset by commensurate growth in demand. Similarly, increases in industry manufacturing capacity may impact the supply of a particular crop. World food supply levels can also be affected by factors that reduce available supplies, such as embargoes, the occurrence of geopolitical risk associated with wars, terrorist attacks and tensions between countries, including sanctions imposed as a result of the foregoing that can adversely affect commodity trade flows by limiting or disrupting trade between countries or regions, natural disasters, disruptions in competitors’ operations, or unexpected unavailability of distribution channels that may disrupt supplies. Technological change can also alter the relative costs for companies to produce, and process and distribute a commodity, which in turn, may affect the supply of and demand of such commodity.

Other market factors. The supply of and demand for agricultural and other commodities may also be impacted by changes in interest rates, inflation, and other local or regional market conditions.

Price volatility may possibly cause the total loss of your investment.

Futures contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or substantially all of your investment in USCI.

Significant market volatility has recently occurred in the crude oil markets and the oil futures markets. Such volatility is attributable in part to the COVID-19 pandemic, related supply chain disruptions, war, including the war between Russia and Ukraine, and continuing disputes among oil-producing countries. These and other events could cause continuing or increased volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by USCI and the impact of which could limit USCI’s ability to have a substantial portion of its assets invested in the Benchmark Component Futures Contracts. In such a circumstance, USCI could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Commodity-Related Investments.

Russia’s invasion of Ukraine, and sanctions brought by the United States and other countries against Russia and others, have caused disruptions in many business sectors, resulting in significant market disruptions that have led to increased volatility in the price of certain commodities, including oil and natural gas, and may lead to volatility in USCI’s NAV or share price.

On February 24, 2022, Russia launched a large-scale invasion of Ukraine. The extent and duration of the military action, and resulting sanctions, and future market or supply disruptions in the region, are impossible to predict, but could be significant and may have a severe adverse effect on the region.

The United States and other countries and certain international organizations have imposed broad-ranging economic sanctions on Russia and certain Russian individuals, banking entities and corporations as a response to Russia’s invasion of Ukraine, and additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) will adversely impact the economies of Russia and Ukraine, and certain sectors of each country’s economy may be particularly affected, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors. Among other things, the extent and duration of the military action, the responses of countries and political bodies to Russia’s actions, including sanctions, future market or supply disruptions, and Ukraine’s military response and the potential for wider conflict may increase financial market volatility generally, have severe adverse effects on regional and global economic markets, and cause volatility in the markets for commodities including the price of commodity futures, and the NAV or share price of USCI.

A resolution to the war in Ukraine also could impact the markets for certain commodities, and may have collateral impacts, including increased volatility, and cause disruptions to availability of certain commodities, commodity and futures prices and the supply chain globally. The longer-term impact on commodities and futures prices and the price of the Benchmark Component Futures Contracts is difficult to predict and depends on a number of factors that may have a negative impact on USCI in the future.

COVID-19 and other infectious disease outbreaks could negatively affect the valuation and performance of USCI’s investments.

An outbreak of infectious respiratory illness caused by a novel coronavirus known as COVID-19 was first detected in China in December 2019 and spread globally. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. COVID-19 has resulted in numerous deaths, travel restrictions, closed international borders, enhanced health screenings at ports of entry and elsewhere, disruption of and delays in healthcare service preparation and delivery, prolonged quarantines and the imposition of both local and more widespread “work from home” measures, cancellations, loss of employment, supply chain disruptions, and lower consumer and institutional demand for goods and services, as well as general concern and uncertainty. The ongoing spread of COVID-19 has had, and may continue to have, a material adverse impact on local economies in the affected jurisdictions and also on the global economy, as cross border commercial activity and market sentiment are impacted by the outbreak and government and other measures seeking to contain its spread. The impact of COVID-19, and other infectious disease outbreaks that may arise in the future, could adversely affect individual issuers and capital markets in ways that cannot necessarily be foreseen. In addition, actions taken by government and quasi-governmental authorities and regulators throughout the world in response to the COVID-19 outbreak, including significant fiscal and monetary policy changes, may affect the value, volatility, pricing and liquidity of some investments or other assets, including those held by or invested in by USCI. Public health crises caused by the COVID-19 outbreak may exacerbate other pre-existing political, social and economic risks in certain countries or globally. The duration of the COVID-19 outbreak and its ultimate impact on USCI and, on the global economy, cannot be determined with certainty.

Historical performance of USCI and the Benchmark Component Futures Contracts is not indicative of future performance.

Past performance of USCI or the Benchmark Component Futures Contracts is not necessarily indicative of future results. Therefore, past performance of USCI or the Benchmark Component Futures Contracts should not be relied upon in deciding whether to buy shares of USCI.

Correlation Risk

An investment in USCI may provide little or no diversification benefits. Thus, in a declining market, USCI may have no gains to offset losses from other investments, and an investor may suffer losses on an investment in USCI while incurring losses with respect to other asset classes.

Investors purchasing shares to hedge against movements in the price of commodities will have an efficient hedge only if the return from their shares closely correlates with the return from the SDCI, which in turn, correlates with the price of commodities that comprise the SDCI. Investing in USCI’s shares for hedging purposes includes the following risks:

•	The market price at which the investor buys or sells shares may be significantly less or more than NAV.
•	Daily percentage changes in NAV may not closely correlate with daily percentage changes in the price of the SDCI.
•	Daily percentage changes in the prices of the Benchmark Component Futures Contracts may not closely correlate with daily percentage changes in the price of the commodities that comprise the SDCI.

Historically, Futures Contracts and Other Commodity-Related Investments have generally been non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is a low statistically valid relationship between the performance of futures and other commodity interest transactions, on the one hand, and stocks or bonds, on the other hand.

However, there can be no assurance that such non-correlation will continue during future periods. If, contrary to historic patterns, USCI’s performance were to move in the same general direction as the financial markets, investors will obtain little or no diversification benefits from an investment in USCI’s shares. In such a case, USCI may have no gains to offset losses from other investments, and investors may suffer losses on their investment in USCI at the same time they incur losses with respect to other investments.

Variables such as drought, floods, weather, military conflicts, pandemics (such as COVID-19), embargoes, tariffs and other political events may have a larger impact on commodity prices and commodity-linked instruments, including Futures Contracts and Other Commodity-Related Investments, than on traditional securities. These additional variables may create additional investment risks that subject USCI’s investments to greater volatility than investments in traditional securities.

Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be opposite of each other. There is no historical evidence that the spot price of a commodity and prices of other financial assets, such as stocks and bonds, are negatively correlated. In the absence of negative correlation, USCI cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa.

The market price at which investors buy or sell shares may be significantly less or more than NAV.

USCI’s NAV per share will change throughout the day as fluctuations occur in the market value of USCI’s portfolio investments. The public trading price at which an investor buys or sells shares during the day from their broker may be different from the NAV of the shares, which is also the price shares can be redeemed with USCI by Authorized Participants in Redemption Baskets. Generally, price differences may relate to supply and demand forces at work in the secondary trading market for shares that are closely related to, but not identical to, the same forces influencing the prices of the commodities comprising the Benchmark Component Futures Contracts and the SDCI at any point in time. USCF expects that exploitation of certain arbitrage opportunities by Authorized Participants and their clients will tend to cause the public trading price to track NAV per share closely over time, but there can be no assurance of that. For example, a shortage of USCI’s shares in the market and other factors could cause USCI’s shares to trade at a premium. Investors should be aware that such premiums can be transitory. To the extent an investor purchases shares that include a premium (e.g., because of a shortage of shares in the market due to the inability of Authorized Participants to purchase additional shares from USCI that could be resold into the market) and the cause of the premium no longer exists causing the premium to disappear (e.g., because more shares are available for purchase from USCI by Authorized Participants that could be resold into the market) such investor’s return on its investment would be adversely impacted due to the loss of the premium.

The NAV of USCI’s shares may also be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which a commodity comprising the SDCI is traded.

Daily percentage changes in the price of a Benchmark Component Futures Contract may not correlate with daily percentage changes in the spot price of the corresponding commodity.

The correlation between changes in prices of a Benchmark Component Futures Contract and the spot price of the corresponding commodity may at times be only approximate. The degree of imperfection of correlation depends upon circumstances such as variations in the speculative commodities market, supply of and demand for Futures Contracts (including the Benchmark Component Futures Contract) and Other Commodity-Related Investments, and technical influences in futures trading.

In addition, USCI is not able to replicate exactly the changes in the price of the SDCI because the total return generated by USCI is reduced by expenses and transaction costs, including those incurred in connection with USCI’s trading activities, and increased by interest income from USCI’s holdings of Treasuries. Tracking the SDCI requires trading of USCI’s portfolio with a view to tracking the SDCI over time and is dependent upon the skills of USCF and its trading principals, among other factors.

An investment in USCI is not a proxy for investing in the commodities markets, and the daily percentage changes in the price of the Benchmark Component Futures Contracts, or the NAV of USCI, may not correlate with daily percentage changes in the spot price of the physical commodities that underlie the SDCI.

An investment in USCI is not a proxy for investing in the commodities markets. To the extent that investors use USCI as a means of indirectly investing in physical commodities, there is the risk that the daily changes in the price of USCI’s shares on the NYSE Arca, on a percentage basis, will not closely track the daily changes in the spot price of the commodities on a percentage basis. This could happen if the price of shares traded on the NYSE Arca does not correlate closely with the value of USCI’s NAV; the changes in USCI’s NAV do not correlate closely with the changes in the price of the Benchmark Component Futures Contract; or the changes in the price of the Benchmark Component Futures Contract do not closely correlate with the changes in the cash or spot price of the commodities. This is a risk because if these correlations do not exist, then investors may not be able to use USCI as a cost-effective way to indirectly invest in commodities or as a hedge against movements in the spot price of commodities. The degree of correlation among USCI’s share price, the price of the Benchmark Component Futures Contract and the spot price of commodities depends upon circumstances such as variations in the speculative commodities market, supply of and demand for Futures Contracts (including the Benchmark Component Futures Contracts) and Other Commodity-Related Investments, and technical influences on trading futures contracts. Investors who are not experienced in investing in futures contracts or the factors that influence that market or speculative trading in futures markets and may not have the background or ready access to the types of information that investors familiar with these markets may have and, as a result, may be at greater risk of incurring losses from trading in USCI’s shares than such other investors with such experience and resources.

The price relationship between the SDCI at any point in time and the Futures Contracts that will become the Benchmark Component Futures Contracts on the next rebalancing date will vary and may impact both USCI’s total return and the degree to which its total return tracks that of SDCI.

The design of the SDCI is such that every month it is made up of different Benchmark Component Futures Contracts, and USCI’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SDCI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation” in the futures market, then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to rise as it approaches expiration. As a result, USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango” in the futures market, then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to decline as it approaches expiration. As a result, USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCI’s per share NAV to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDCI. Moreover, absent the impact of rising or falling commodity prices, a prolonged period of contango could have a significant negative impact on USCI’s per share NAV and total return and investors could lose part or all of their investment.

See “Additional Information About USCI, its Investment Objective and Investments” for a discussion of the potential effects of contango and backwardation.

Accountability levels, position limits, and daily price fluctuation limits set by the exchanges have the potential to cause tracking error, by limiting USCI’s investments, including its ability to fully invest in the Benchmark Component Futures Contract, which could cause the price of shares to substantially vary from the SDCI.

Designated contract markets, such as the Futures Exchanges, have established accountability levels and position limits on the maximum net long or net short futures contracts in commodity interests that any person or group of persons under common trading control (other than as a hedge, which an investment by USCI is not) may hold, own or control. These levels and position limits apply to the futures contracts that USCI invests in to meet its investment objective. In addition to accountability levels and position limits, the Futures Exchanges also set daily price fluctuation limits on futures contracts. The daily price fluctuation limit establishes the maximum amount that the price of a futures contract may vary either up or down from the previous day’s settlement price. Once the daily price fluctuation limit has been reached in a particular futures contract, no trades may be made at a price beyond that limit.

On October 15, 2020, the CFTC approved a final rule that amended the existing federal position limits regime set forth in Part 150 of the CFTC’s regulations as well as the framework for exchange-set position limits and exemptions (such final rule, the “Position Limits Rule”). The Position Limits Rule establishes federal position limits for 25 core referenced futures contracts (comprised of agricultural, energy and metals futures contracts), futures and options linked to the core referenced futures contracts, and swaps that are economically equivalent to the core referenced futures contracts.

Certain of the Benchmark Component Futures Contracts will be subject to position limits under the Position Limits Rule, and USCI’s trading does not qualify for an exception therefrom. Accordingly, the Position Limits Rule could negatively impact the ability of USCI to meet its investment objectives by inhibiting USCF’s ability to effectively invest the proceeds from sales of Creation Baskets of USCI in particular amounts and types of its permitted investments.

These limits may potentially cause a tracking error between the price of USCI’s shares and the SDCI. This may in turn prevent investors from being able to effectively use USCI as a way to hedge against commodity-related losses or as a way to indirectly invest in a commodity.

Risk mitigation measures that could be imposed by USCI’s futures commission merchants (“FCMs”) have the potential to cause tracking error by limiting USCI’s investments, including its ability to fully invest in one or more of the Benchmark Component Futures Contracts and other Futures Contracts, which could cause the price of USCI’s shares to substantially vary from the price of such Benchmark Component Futures Contracts.

USCI’s FCMs have discretion to impose limits on the positions that USCI may hold in one or more of the Benchmark Component Futures Contracts. To date, USCI’s FCMs have not imposed any such limits. However, were USCI’s FCMs to impose limits, USCI’s ability to have a substantial portion of its assets invested in one or more of the Benchmark Component Futures Contracts and other Futures Contracts could be severely limited, which could lead USCI to invest in other Futures Contracts or, potentially, Other Commodity-Related Investments. USCI could also have to more frequently rebalance and adjust the types of holdings in its portfolio than is currently the case. This could inhibit USCI from pursuing its investment objective in the same manner that it has historically and currently.

In addition, when offering Creation Baskets for purchase, limitations imposed by exchanges and/or any of USCI’s FCMs could limit USCI’s ability to invest the proceeds of the purchases of Creation Baskets in one or more Benchmark Component Futures Contracts and other Futures Contracts. If this were the case, USCI may invest in other permitted investments, including Other Commodity-Related Investments, and may hold larger amounts of Treasuries, cash and cash equivalents, which could impair USCI’s ability to meet its investment objective.

Tax Risk

An investor’s tax liability may exceed the amount of distributions, if any, on its shares.

Cash or property will be distributed at the sole discretion of USCF. USCF has not and does not currently intend to make cash or other distributions with respect to shares. Investors will be required to pay U.S. federal income tax and, in some cases, state, local, or foreign income tax, on their allocable share of USCI’s taxable income, without regard to whether they receive distributions or the amount of any distributions. Therefore, the tax liability of an investor with respect to its shares may exceed the amount of cash or value of property (if any) distributed with respect to such shares.

An investor’s allocable share of taxable income or loss may differ from its economic income or loss on its shares.

Due to the application of the assumptions and conventions applied by USCI in making allocations for tax purposes and other factors, an investor’s allocable share of USCI’s income, gain, deduction, loss, or credit may be different than its economic profit or loss from its shares for a taxable year. This difference could be temporary or permanent and, if permanent, could result in it being taxed on amounts in excess of its economic income.

Items of income, gain, deduction, loss and credit with respect to shares could be reallocated for U.S. federal income tax purposes, and USCI could be liable for U.S. federal income tax, if the IRS does not accept the assumptions and conventions applied by USCI in allocating those items, with potential adverse consequences for an investor.

The U.S. federal income tax rules pertaining to entities treated as partnerships for U.S. federal income tax purposes are complex and their application to large, publicly traded entities, such as USCI, is in many respects uncertain. USCI applies certain assumptions and conventions in an attempt to comply with the intent of the applicable rules and to report taxable income, gains, deductions, losses and credits in a manner that properly reflects shareholders’ economic gains and losses. It is possible that the IRS could successfully challenge the application by USCI of these assumptions and conventions as not fully complying with all aspects of the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, which would require USCI to reallocate items of income, gain, deduction, loss or credit in a manner that adversely affects investors. If this occurs, investors may be required to file an amended U.S. federal income tax return and to pay additional taxes, plus deficiency interest.

USCI may be liable for U.S. federal income tax on any “imputed understatement” resulting from an adjustment as a result of an IRS audit. The amount of the imputed understatement generally includes increases in allocations of items of income or gain to any investor and decreases in allocations of items of deduction, loss, or credit to any investor without any offset for corresponding reductions in allocations of items of income or gain to any investor or increases in allocations of items of deduction, loss, or credit to any investor. If USCI is required to pay any U.S. federal income taxes on any imputed understatement, the resulting tax liability would reduce the net assets of USCI and would likely have an adverse impact on the value of the shares. Under certain circumstances, USCI may be eligible to elect to cause the investors to take into account the amount of any imputed understatement, including any associated interest and penalties. The ability of a publicly traded partnership such as USCI to elect this treatment is uncertain. If the election is made, USCI would be required to provide investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The investors would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued.

USCI could be treated as a corporation for U.S. federal income tax purposes, which may substantially reduce the value of the shares.

The Trust, on behalf of USCI, has received an opinion of counsel that, under current U.S. federal income tax laws, USCI will be treated as a partnership that is not taxable as a corporation for U.S. federal income tax purposes, provided that (i) at least 90 percent of USCI’s annual gross income will be derived from (a) income and gains from commodities (not held as inventory) or futures, forwards, options, swaps and other notional principal contracts with respect to commodities, and (b) interest income; (ii) the Trust and USCI are organized and operated in accordance with their governing agreements and applicable law; and (iii) neither the Trust nor USCI elects to be taxed as a corporation for U.S. federal income tax purposes. Although USCF anticipates that USCI has satisfied and will continue to satisfy the “qualifying income” requirement for all taxable years, that result cannot be assured. USCI has not requested and will not request any ruling from the IRS with respect to its classification as a partnership taxable as a corporation for U.S. federal income tax purposes. If the IRS were to successfully assert that USCI is taxable as a corporation for U.S. federal income tax purposes in any taxable year, rather than passing through its income, gains, losses, deductions, and credits proportionately to its shareholders, USCI would be subject to U.S. federal income tax imposed at applicable corporate rates on its net income for the year. In addition, although USCF does not currently intend to make distributions with respect to its shares, if USCI were treated as a corporation for U.S. federal income tax purposes, any distributions made with respect to USCI shares would be taxable to shareholders as dividend income to the extent of USCI’s current and accumulated earnings and profits. Taxation of the Trust and USCI as corporations could materially reduce the after-tax return on an investment in shares and could substantially reduce the value of the shares.

The Trust is organized as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but USCI is taxed as a partnership for U.S. federal income tax purposes, and therefore, USCI has a more complex tax treatment than traditional mutual funds.

The Trust is organized as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law, but USCI is taxed as a partnership for U.S. federal income tax purposes. No U.S. federal income tax is paid by USCI on its income. Instead, USCI will furnish shareholders each year with tax information on IRS Schedules K-, K-2 and/or K-3 (Form 1065) and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of the income, gain, loss, deduction, and credit of USCI. This must be reported without regard to the amount (if any) of cash or property the shareholder receives as a distribution from USCI during the taxable year. A shareholder, therefore, may be allocated income or gain by USCI but receive no cash distribution with which to pay the tax liability resulting from the allocation, or may receive a distribution that is insufficient to pay such liability.

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as state and local income taxes, unincorporated business taxes, business franchise taxes and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which USCI does business or owns property or where the shareholders reside. Although an analysis of those various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in USCI. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns.

If USCI is required to withhold tax with respect to any non-U.S. shareholders, the cost of such withholding may be borne by all shareholders.

Under certain circumstances, USCI may be required to pay withholding tax with respect to allocations to non-U.S. shareholders. Although the Trust Agreement provides that any such withholding will be treated as being distributed to the non-U.S. shareholder, USCI may not be able to cause the economic cost of such withholding to be borne by the non-U.S. shareholder on whose behalf such amounts were withheld since it does not generally expect to make any distributions. Under such circumstances, the economic cost of the withholding may be borne by all shareholders, not just the shareholders on whose behalf such amounts were withheld. This could have a material impact on the value of the shares.

The impact of changes in U.S. federal income tax laws on USCI is uncertain.

In general, legislative or other actions relating to U.S. federal income taxes could have a negative effect on USCI or our investors. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. On August 16, 2022, President Biden signed the Inflation Reduction Act (the “IRA”) into law. At this time, we cannot predict with certainty how the provisions of the IRA or any other proposed or future tax legislation might affect the Trust, USCI, our investors, or USCI’s investments. Investors are urged to consult with their tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our shares.

OTC Contract Risk

USCI will be subject to credit risk with respect to counterparties to OTC contracts entered into by the Trust on behalf of USCI or held by special purpose or structured vehicles.

USCI faces the risk of non-performance by the counterparties to the OTC contracts. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. A counterparty may not be able to meet its obligations to USCI, in which case USCI could suffer significant losses on these contracts.

If a counterparty becomes bankrupt or otherwise fails to perform its obligations due to financial difficulties, USCI may experience significant delays in obtaining any recovery in a bankruptcy or other reorganization proceeding. The Trust on behalf of USCI may obtain only limited recovery or may obtain no recovery in such circumstances.

Valuing OTC derivatives may be less certain than actively traded financial instruments.

In general, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange traded futures contracts and securities or cleared swaps because, for OTC derivatives, the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Other Risks

USCI is not leveraged, but it could become leveraged if it had insufficient assets to completely meet its margin or collateral requirements relating to its investments.

USCI has not leveraged, and does not intend to leverage, its assets through borrowings or otherwise, and makes its investments accordingly. Consistent with the foregoing, USCI’s announced investment intentions, and any changes thereto, will take into account the need for USCI to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USCI becoming leveraged. If market conditions require it, USCI may implement risk reduction procedures, which may include changes to USCI’s investments, and such changes may occur on short notice if they occur other than during a roll or rebalance period.

Although USCI does not and will not borrow money or use debt to satisfy its margin or collateral obligations in respect of its investments, it could become leveraged if USCI were to hold insufficient assets that would allow it to meet not only the current, but also future, margin or collateral obligations required for such investments. Such a circumstance could occur if USCI were to hold assets that have a value of less than zero.

USCF endeavors to have the value of USCI’s Treasuries, cash and cash equivalents, whether held by USCI or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Futures Contracts and Other Commodity-Related Investments. Although permitted to do so under the Trust Agreement, USCI has not and does not intend to leverage its assets by making investments beyond its potential ability to meet the potential margin and collateral obligations relating to such investments. Consistent with this, USCI’s investment decisions will take into account the need for USCI to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USCI becoming leveraged, including by its holding of assets that have a high probability of having a value of less than zero.

USCI may temporarily limit the offering of Creation Baskets.

USCI may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants in order to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective.

USCI will announce to the market through the filing of a Current Report on Form 8-K if it intends to limit the offering of Creation Baskets at any time. In such case, orders for Creation Baskets will be considered for acceptance in the order they are received by USCI and USCI would continue to accept requests for redemption of its shares from Authorized Participants through Redemption Baskets during the period of the limited offering of Creation Baskets.

USCI pays fees and expenses that are incurred regardless of whether USCI is profitable.

Unlike mutual funds, commodity pools or other investment pools that manage their investments in an attempt to realize income and gains and distribute such income and gains to their investors, USCI generally does not distribute cash to shareholders. You should not invest in USCI if you will need cash distributions from USCI to pay taxes on your share of income and gains of USCI, if any, or for any other reason.

You will have no rights to participate in the management of USCI and will have to rely on the duties and judgment of USCF to manage USCI.

USCI is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to USCI. USCF’s personnel are directors, officers or employees of other entities that may compete with USCI for their services, including other commodity pools (funds) that USCF manages. USCF could have a conflict between its responsibilities to USCI and to those other entities. As a result of these and other relationships, parties involved with USCI have a financial incentive to act in a manner other than in the best interest of USCI and the shareholders.

Certain of USCI’s investments could be illiquid, which could cause large losses to investors at any time or from time to time.

Futures positions cannot always be liquidated at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a war or a foreign government taking political actions that disrupt the market for its currency, its crude oil production or exports, or another major export, can also make it difficult to liquidate a position. Because both Futures Contracts and Other Commodity-Related Investments may be illiquid, USCI’s Commodity Interests may be more difficult to liquidate at favorable prices in periods of illiquid markets and losses may be incurred during the period in which positions are being liquidated. The large size of the positions that USCI may acquire increases the risk of illiquidity both by making its positions more difficult to liquidate and by potentially increasing losses while trying to do so.

OTC contracts that are not subject to clearing may be even less marketable than futures contracts because they are not traded on an exchange, do not have uniform terms and conditions, and are entered into based upon the creditworthiness of the parties and the availability of credit support, such as collateral, and in general, they are not transferable without the consent of the counterparty. These conditions make such contracts less liquid than standardized futures contracts traded on a commodities exchange and could adversely impact USCI’s ability to realize the full value of such contracts. In addition, even if collateral is used to reduce counterparty credit risk, sudden changes in the value of OTC transactions may leave a party open to financial risk due to a counterparty default since the collateral held may not cover a party’s exposure on the transaction in such situations.

USCI is not actively managed and its investment objective is for the daily percentage changes in USCI’s NAV for any period of 30 successive valuation days to be within plus/minus ten percent (10%) of the average daily percentage change in the price of the SDCI over the same period.

USCI is not actively managed by conventional methods. Accordingly, if USCI’s investments in Commodity Interests are declining in value, in the ordinary course, USCI will not close out such positions except in connection with paying the proceeds to an Authorized Participant upon the redemption of a basket or closing out its positions in connection with the monthly change in the Benchmark Component Futures Contracts USCF will seek to cause the NAV of USCI’s shares to track the SDCI during periods in which the price is flat or declining as well as when the price is rising.

USCI’s ability to invest in one or more of the Benchmark Component Futures Contracts could be limited as a result of any or all of the following: evolving market conditions, a change in regulatory accountability levels and position limits imposed on USCI with respect to its investment in Futures Contracts, risk mitigation measures taken by market participants, generally, including USCI, with respect to USCI acquiring additional Futures Contracts, or USCI selling additional shares.

USCI may not meet the listing standards of NYSE Arca, which would adversely impact an investor’s ability to sell shares.

NYSE Arca may suspend USCI’s shares from trading on the exchange with or without prior notice to USCI, upon failure of USCI to comply with the NYSE’s listing requirements, or when in its sole discretion, the NYSE Arca determines that such suspension of dealings is in the public interest or otherwise warranted. There can be no assurance that the requirements necessary to maintain the listing of USCI’s shares will continue to be met or will remain unchanged. If USCI were unable to meet the NYSE’s listing standards and were to become delisted, an investor’s ability to sell its shares would be adversely impacted.

The NYSE Arca may halt trading in USCI’s shares, which would adversely impact an investor’s ability to sell shares.

Trading in shares may be halted due to market conditions or, in light of NYSE Arca rules and procedures, for reasons that, in the view of the NYSE Arca, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. Additionally, there can be no assurance that the requirements necessary to maintain the listing of USCI’s shares will continue to be met or will remain unchanged.

The liquidity of USCI’s shares may also be affected by the withdrawal from participation of Authorized Participants, which could adversely affect the market price of the shares.

In the event that one or more Authorized Participants which have substantial interests in the shares withdraw from participation, the liquidity of the shares will likely decrease, which could adversely affect the market price of the shares and result in investors incurring a loss on their investment.

Shareholders that are not Authorized Participants may only purchase or sell their shares in secondary trading markets, and the conditions associated with trading in secondary markets may adversely affect investors’ investment in the shares.

Only Authorized Participants may directly purchase shares from, or redeem shares with, USCI through Creation Baskets or Redemption Baskets respectively. All other investors that desire to purchase or sell shares must do so through the NYSE Arca or in other markets, if any, in which the shares may be traded. Shares may trade at a premium or discount relative to NAV per share.

The lack of an active trading market for USCI’s shares may result in losses on an investor’s investment in USCI at the time the investor sells the shares.

Although USCI’s shares are listed and traded on the NYSE Arca, there can be no guarantee that an active trading market for the shares will be maintained. If an investor needs to sell shares at a time when no active trading market for them exists, the price the investor receives upon sale of the shares, assuming they were able to be sold, likely would be lower than if an active market existed.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities.

SummerHaven is leanly staffed and relies heavily on key personnel to manage advisory activities. In providing trading advisory services to USCI with respect to the SDCI. SummerHaven relies heavily on Kurt Nelson and Dr. K. Geert Rouwenhorst. Mr. Nelson and Dr. Rouwenhorst intend to allocate their time to managing the assets of USCI in a manner that they deem appropriate. If such key personnel of SummerHaven were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the management of SummerHaven.

USCF’s LLC Agreement provides limited authority to the Non-Management Directors, and any Director of USCF may be removed by USCF’s parent company, which is wholly owned by The Marygold Companies, Inc., formerly Concierge Technologies, Inc., a controlled public company where the majority of shares are owned by Nicholas D. Gerber along with certain of his other family members and certain other shareholders.

USCF’s Board of Directors currently consists of four Management Directors, who are also executive officers or employees of USCF, and three Non-Management Directors, who are considered independent for purposes of applicable NYSE Arca and SEC rules. Under USCF’s LLC Agreement, the Non-Management Directors have only such authority as the Management Directors expressly confer upon them, which means that the Non-Management Directors may have less authority to control the actions of the Management Directors than is typically the case with the independent members of a company’s Board of Directors. In addition, any Director may be removed by written consent of USCF Investments, Inc. (“USCF Investments”), formerly Wainwright Holdings, Inc., which is the sole member of USCF. The sole shareholder of USCF Investments is The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), a company publicly traded under the ticker symbol “MGLD”. Mr. Nicholas D. Gerber, along with certain of his family members and certain other shareholders, owns the majority of the shares in Marygold, which is the sole shareholder of USCF Investments, the sole member of USCF. Accordingly, although USCF is governed by the USCF Board of Directors, which consists of both Management Directors and Non-Management Directors, pursuant to the LLC Agreement, it is possible for Mr. Gerber to exercise his indirect control of USCF Investments to effect the removal of any Director (including the Non-Management Directors which comprise the Audit Committee) and to replace that Director with another Director. Having control in one person could have a negative impact on USCF and USCI, including their regulatory obligations.

There is a risk that USCI will not earn trading gains sufficient to compensate for the fees and expenses that it must pay and as such USCI may not earn any profit.

USCI pays brokerage charges of approximately 0.10% of average total net assets based on brokerage fees of $3.00 per buy or sell, management fees of 0.80% of NAV on its average net assets, and OTC spreads and extraordinary expenses (e.g., subsequent offering expenses, other expenses not in the ordinary course of business, including the indemnification of any person against liabilities and obligations to the extent permitted by law and required under the Trust Agreement and under agreements entered into by USCF on USCI’s behalf and the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expenses and the settlement of claims and litigation) that cannot be quantified.

These fees and expenses must be paid in all cases regardless of whether USCI’s activities are profitable. Accordingly, USCI must earn trading gains sufficient to compensate for these fees and expenses before it can earn any profit.

USCI is subject to extensive regulatory reporting and compliance.

USCI is subject to a comprehensive scheme of regulation under the federal commodities and securities laws. USCI could be subject to sanctions for a failure to comply with those requirements, which could adversely affect its financial performance (in the case of financial penalties) or ability to pursue its investment objective (in the case of a limitation on its ability to trade).

Because USCI’s shares are publicly traded, USCI is subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities include the Public Company Accounting Oversight Board (the “PCAOB”), the SEC, the CFTC, the NFA, and NYSE Arca and these authorities have continued to develop additional regulations or interpretations of existing regulations. USCI’s ongoing efforts to comply with these regulations and interpretations have resulted in, and are likely to continue resulting in, a diversion of management’s time and attention from revenue-generating activities to compliance related activities.

USCI is responsible for establishing and maintaining adequate internal control over financial reporting. USCI’s internal control system is designed to provide reasonable assurance to its management regarding the preparation and fair presentation of published financial statements. All internal control systems, no matter how well designed, have inherent limitations. Therefore, even those systems determined to be effective may provide only reasonable assurance with respect to financial statement preparation and presentation.

Fewer representative commodities may result in greater SDCI volatility.

The SDCI is concentrated in terms of the number of commodities represented. Investors should be aware that other commodities indices are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in the SDCI and the NAV of USCI which tracks the SDCI under specific market conditions and over time.

Regulatory changes or actions, including the implementation of new legislation, is impossible to predict but may significantly and adversely affect USCI.

The futures markets are subject to comprehensive statutes, regulations, and margin requirements. In addition, the CFTC and futures exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Regulation of commodity interest transactions in the United States is a rapidly changing area of law and is subject to ongoing modification by governmental and judicial action. Considerable regulatory attention has been focused on non-traditional investment pools that are publicly distributed in the United States. In addition, the SEC, CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. Further, various national governments outside of the United States have expressed concern regarding the disruptive effects of speculative trading in the commodities markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on USCI is impossible to predict, but it could be substantial and adverse.

The Trust is not a registered investment company, so shareholders do not have the protections of the 1940 Act.

The Trust is not an investment company subject to the 1940 Act. Accordingly, investors do not have the protections afforded by that statute which, for example, requires investment companies to have a majority of disinterested directors and regulates the relationship between the investment company and its investment manager.

Trading in international markets could expose USCI to credit and regulatory risk.

USCI invests primarily in Futures Contracts, a significant portion of which are traded on United States exchanges, including the Futures Exchanges. However, a portion of USCI’s trades may take place on markets and exchanges outside the United States. Trading on such non-U.S. markets or exchanges presents risks because they are not subject to the same degree of regulation as their U.S. counterparts, including potentially different or diminished investor protections. In trading contracts denominated in currencies other than U.S. dollars, USCI is subject to the risk of adverse exchange-rate movements between the dollar and the functional currencies of such contracts. Additionally, trading on non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss earned on trades in the affected international markets.

USCI and USCF may have conflicts of interest, which may permit them to favor their own interests to the detriment of shareholders.

USCI is subject to actual and potential inherent conflicts involving USCF, various commodity futures brokers and any Authorized Participants. USCF’s officers, directors and employees do not devote their time exclusively to USCI and also are directors, officers or employees of other entities that may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to those other entities. As a result of these and other relationships, parties involved with USCI have a financial incentive to act in a manner other than in the best interests of USCI and the shareholders. USCF has not established any formal procedure to resolve conflicts of interest. Consequently, investors are dependent on the good faith of the respective parties subject to such conflicts of interest to resolve them equitably. Although USCF attempts to monitor these conflicts, it is extremely difficult, if not impossible, for USCF to ensure that these conflicts do not, in fact, result in adverse consequences to the shareholders.

USCI may also be subject to certain conflicts with respect to its FCMs, including, but not limited to, conflicts that result from the FCM receiving greater amounts of compensation from other clients, or purchasing opposite or competing positions on behalf of third-party accounts traded through the FCMs. In addition, USCF’s principals, officers, directors or employees may trade futures and related contracts for their own account. A conflict of interest may exist if their trades are in the same markets and at the same time as USCI trades using the clearing broker to be used by USCI. A potential conflict also may occur if USCF’s principals, officers, directors or employees trade their accounts more aggressively or take positions in their accounts which are opposite, or ahead of, the positions taken by USCI.

USCI, USCF and SummerHaven may have conflicts of interest, which may cause them to favor their own interests to the detriment of shareholders.

USCI, USCF and SummerHaven may have inherent conflicts to the extent USCF and SummerHaven attempt to maintain USCI’s asset size in order to preserve its fee income and this may not always be consistent with USCI’s objective of having the value of its shares’ NAV track changes in the value of the SDCI.

USCF’s and SummerHaven’s officers, directors and employees do not devote their time exclusively to USCI. For example, USCF’s directors, officers and employees act in such capacity for other entities, including the Related Public Funds that may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to the Related Public Funds.

USCF has sole current authority to manage the investments and operations of USCI. It has delegated management of USCI’s investments in its Commodity Interests to its commodity trading advisor, SummerHaven. This authority to manage the investments and operations of USCI may allow either USCF or SummerHaven to act in a way that furthers its own interests in conflict with the best interests of investors. Shareholders have very limited voting rights, which will limit the ability to influence matters such as amending the Trust Agreement, changing USCI’s basic investment objective, dissolving USCI, or selling or distributing USCI’s assets.

Shareholders have only very limited voting rights and have the power to replace USCF only under specific circumstances. Shareholders do not participate in the management of USCI and do not control USCF, so they do not have any influence over basic matters that affect USCI.

Shareholders have very limited voting rights with respect to USCI’s affairs and have none of the statutory rights normally associated with the ownership of shares of a corporation (including, for example, the right to bring “oppression” or “derivative” actions). Shareholders may elect a replacement sponsor only if USCF resigns voluntarily or loses its corporate charter. Shareholders are not permitted to participate in the management or control of USCI or the conduct of its business. Shareholders must therefore rely upon the duties and judgment of USCF to manage USCI’s affairs.

USCI could terminate at any time and cause the liquidation and potential loss of an investor’s investment and could upset the overall maturity and timing of an investor’s investment portfolio.

USCI could terminate at any time, regardless of whether USCI has incurred losses, subject to the terms of the Trust Agreement. In particular, unforeseen circumstances, including but not limited to the death, adjudication of incompetence, bankruptcy, dissolution, withdrawal, or removal of USCF as the sponsor of the Trust could cause USCI to terminate unless a successor is appointed in accordance with the Trust Agreement. Circumstances that could cause the sponsor to resign include, but are not limited to, if USCF determines market conditions, regulatory requirements, risk mitigation measures taken by USCI, third parties or otherwise that would lead USCI to determine that it could no longer foreseeably meet its investment objective or that USCI’s aggregate net assets in relation to its operating expenses or its margin or collateral requirements make the continued operation of USCI unreasonable or imprudent. In addition, USCF may terminate USCI if it determines that USCI’s aggregate net assets in relation to its operating expenses make the continued operation of USCI unreasonable or imprudent. However, no level of losses will require USCF to terminate USCI. USCI’s termination would result in the liquidation of its assets and the distribution of the proceeds thereof, first to creditors and then to shareholders in accordance with their positive book capital account balances, after giving effect to all contributions, distributions and allocations for all periods, and USCI could incur losses in liquidating its assets in connection with a termination. Termination could also negatively affect the overall maturity and timing of an investor’s investment portfolio.

USCI does not expect to make cash distributions.

USCI has not previously made any cash distributions and intends to reinvest any realized gains in additional Commodity Interests rather than distributing cash to shareholders. Therefore, unlike mutual funds, commodity pools or other investment pools that actively manage their investments in an attempt to realize income and gains from their investing activities and distribute such income and gains to their investors, USCI generally does not expect to distribute cash. An investor should not invest in USCI if the investor will need cash distributions from USCI to pay taxes on its share of income and gains of USCI, if any, or for any other reason. Nonetheless, although USCI does not intend to make cash distributions, the income earned from its investments held directly or posted as margin may reach levels that merit distribution, e.g., at levels where such income is not necessary to support its underlying investments in Commodity Interests and investors adversely react to being taxed on such income without receiving distributions that could be used to pay such tax. If this income becomes significant then cash distributions may be made.

An unanticipated number of Redemption Basket requests during a short period of time could have an adverse effect on USCI’s NAV.

If a substantial number of requests for redemption of Redemption Baskets are received by USCI during a relatively short period of time, USCI may not be able to satisfy the requests from USCI’s assets not committed to trading. As a consequence, it could be necessary to liquidate positions in USCI’s trading positions before the time that the trading strategies would otherwise dictate liquidation.

The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USCI’s NAV to differ materially from its trading price.

In the event that there was a suspension in the ability of Authorized Participants to purchase additional Creation Baskets, Authorized Participants and other groups that make a market in shares of USCI would likely still continue to actively trade the shares. However, in such a situation, Authorized Participants and other market makers may seek to adjust the market they make in the shares. Specifically, such market participants may increase the spread between the prices that they quote for offers to buy and sell shares to allow them to adjust to the potential uncertainty as to when they might be able to purchase additional Creation Baskets of shares. In addition, Authorized Participants may be less willing to offer to quote offers to buy or sell shares in large numbers. The potential impact of either wider spreads between bid and offer prices, or reduced number of shares on which quotes may be available, could increase the trading costs to investors in USCI compared to the quotes and the number of shares on which bids and offers are made if the Authorized Participants still were able to freely create new baskets of shares. In addition, there could be a significant variation between the market price at which shares are traded and the shares’ NAV, which is also the price shares can be redeemed with USCI by Authorized Participants in Redemption Baskets. The foregoing could also create significant deviations from USCI’s investment objective. Any potential impact to the market for shares of USCI that could occur from the Authorized Participant’s inability to create new baskets would likely not extend beyond the time when additional shares would be registered and available for distribution.

USCI may determine that, to allow it to reinvest the proceeds from sales of its Creation Baskets in currently permitted assets in a manner that meets its investment objective, it may limit its offers of Creation Baskets.

USCI may determine to limit the issuance of its shares through the offering of Creation Baskets to its Authorized Participants. As a result of certain circumstances described herein, including (1) the need to comply with regulatory requirements (including, but not limited to, exchange accountability levels and position limits); (2) market conditions (including but not limited to those allowing USCI to obtain greater liquidity or to execute transactions with more favorable pricing); and (3) risk mitigation measures taken by USCI’s current and other FCMs that limit USCI and other market participants from investing in particular commodity futures contracts, USCI’s management can determine that it will limit the issuance of shares and the offerings of Creation Baskets because it is unable to invest the proceeds from such offerings in investments that would permit it to reasonably meet its investment objective.

If such a determination is made, the same consequences associated with a suspension of the offering of Creation Baskets, as described in the foregoing risk factor, “The suspension in the ability of Authorized Participants to purchase Creation Baskets could cause USCI’s NAV to differ materially from its trading price.”

In a rising rate environment, USCI may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss.

When interest rates rise, the value of fixed income securities typically falls. In a rising interest rate environment, USCI may not be able to fully invest at prevailing rates until any current investments in Treasury Bills mature in order to avoid selling those investments at a loss. Interest rate risk is generally lower for shorter term investments and higher for longer term investments. The risk to USCI of rising interest rates may be greater in the future due to the end of a long period of historically low rates and the effect of potential monetary policy initiatives, including actions taken by the U.S. Federal Reserve and other foreign equivalents to curb inflation, and resulting market reaction to those initiatives. When interest rates fall, USCI may be required to reinvest the proceeds from the sale, redemption or early prepayment of a Treasury Bill or money market security at a lower interest rate.

USCI may potentially lose money by investing in government money market funds.

USCI invests in government money market funds. Although such government money market funds seek to preserve the value of an investment at $1.00 per share, there is no guarantee that they will be able to do so and USCI may lose money by investing in a government money market fund. An investment in a government money market fund is not insured or guaranteed by the Federal Deposit Insurance Corporation, referred to herein as the FDIC, or any other government agency. The share price of a government money market fund can fall below the $1.00 share price. USCI cannot rely on or expect a government money market fund’s adviser or its affiliates to enter into support agreements or take other actions to maintain the government money market fund’s $1.00 share price. The credit quality of a government money market fund’s holdings can change rapidly in certain markets, and the default of a single holding could have an adverse impact on the government money market fund’s share price. Due to fluctuations in interest rates, the market value of securities held by a government money market fund may vary. A government money market fund’s share price can also be negatively affected during periods of high redemption pressures and/or illiquid markets.

The failure or bankruptcy of a clearing broker or USCI’s Custodian could result in a substantial loss of USCI’s assets and could impair USCI in its ability to execute trades.

The CEA and CFTC regulations impose several requirements on FCMs and clearing houses that are designed to protect customers, including mandating the implementation of risk management programs, internal monitoring and controls, capital and liquidity standards, customer disclosures, and auditing and examination programs. In particular, the CEA and CFTC regulations require FCMs and clearing houses to segregate all funds received from customers from proprietary assets. There can be no assurance that the requirements imposed by the CEA and CFTC regulations will prevent losses to, or not materially adversely affect, USCI or its investors.

In particular, in the event of an FCM’s or clearing house’s bankruptcy, USCI could be limited to recovering either a pro rata share of all available funds segregated on behalf of the FCM’s combined customer accounts or USCI may not recover any assets at all. USCI may also incur a loss of any unrealized profits on its open and closed positions. This is because if such a bankruptcy were to occur, USCI would be afforded the protections granted to customers of an FCM, and participants to transactions cleared through a clearing house, under the United States Bankruptcy Code and applicable CFTC regulations. Such provisions generally provide for a pro rata distribution to customers of customer property held by the bankrupt FCM or an Exchange’s clearing house if the customer property held by the FCM or the Exchange’s clearing house is insufficient to satisfy all customer claims.

Bankruptcy of a clearing FCM can be caused by, among other things, the default of one of the FCM’s customers. In this event, the Exchange’s clearing house is permitted to use the entire amount of margin posted by USCI (as well as margin posted by other customers of the FCM) to cover the amounts owed by the bankrupt FCM. Consequently, USCI could be unable to recover amounts due to it on its futures positions, including assets posted as margin, and could sustain substantial losses.

Notwithstanding that USCI could sustain losses upon the failure or bankruptcy of its FCM, the majority of USCI’s assets are held in Treasuries, cash and/or cash equivalents with USCI’s Custodian and would not be impacted by the bankruptcy of an FCM.

The failure or bankruptcy of USCI’s Custodian could result in a substantial loss of USCI’s assets.

The majority of USCI’s assets are held in Treasuries, cash and/or cash equivalents with the Custodian. The insolvency of the Custodian could result in a complete loss of USCI’s assets held by that Custodian, which, at any given time, would likely comprise a substantial portion of USCI’s total assets.

The liability of SHIM and SummerHaven is limited, and the value of the shares may be adversely affected if USCF and USCI are required to indemnify SHIM and/or SummerHaven.

Under the licensing agreement among SHIM, SummerHaven, and USCF, and the advisory agreement between SummerHaven and USCF, none of SHIM, SummerHaven and its affiliates, nor any of their respective officers, directors, shareholders, members, partners, employees and any person who controls SHIM or SummerHaven is liable to USCF or USCI absent willful misconduct, gross negligence, bad faith, or material breaches of applicable law or the applicable agreement on the part of SHIM or SummerHaven. In addition, SHIM, SummerHaven and its officers, directors, shareholders, members, partners, employees and any person who controls SHIM or SummerHaven or their representatives, agents, attorneys, service providers, successors and assigns have the right to be indemnified, defended and held harmless from and against any and all claims, liabilities, obligations, judgments, causes of action, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) in connection with or arising out of the licensing agreement or advisory agreement, unless such Losses result from any willful misconduct, gross negligence or bad faith on the part of SHIM, SummerHaven, or a material breach by USCF of applicable law or the applicable agreement. Furthermore, SHIM, SummerHaven will not be liable to USCF or USCI for any indirect, incidental, special or consequential damages, even if SHIM, SummerHaven or an authorized representative of SHIM, SummerHaven has been advised of the possibility of such damages.

The liability of USCF and the Trustee are limited, and the value of the shares will be adversely affected if USCI is required to indemnify the Trustee or USCF.

Under the Trust Agreement, the Trustee and USCF are not liable, and have the right to be indemnified, for any liability or expense incurred absent gross negligence or willful misconduct on the part of the Trustee or USCF or breach by USCF of the Trust Agreement, as the case may be. As a result, USCF may require the assets of USCI to be sold in order to cover losses or liability suffered by it or by the Trustee. Any sale of that kind would reduce the NAV of USCI and the value of its shares.

Although the shares of USCI are limited liability investments, certain circumstances such as bankruptcy or indemnification of USCI by a shareholder will increase the shareholder’s liability.

The shares of USCI are limited liability investments; shareholders may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of USCI any distribution they received at a time when USCI was in fact insolvent or in violation of its Trust Agreement. In addition, a number of states do not have “statutory trust” statutes such as the Delaware statutes under which the Trust has been formed in the State of Delaware. It is possible that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. Finally, in the event the Trust or USCI is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or USCI, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust or USCI, as applicable, for all such liability and expense incurred, including attorneys’ and accountants’ fees.

Investors cannot be assured of the continuation of the agreement between SHIM and USCF for use of the SDCI, and discontinuance of the SDCI may be detrimental to a USCI.

Investors cannot be assured that the license agreement between SHIM and USCF for use of the SDCI will continue for any length of time. Should the agreement between SHIM and USCF for use of the SDCI be terminated, USCF will be required to find a replacement index, which may have an adverse effect on USCI.

Investors cannot be assured of SummerHaven’s continued services, and discontinuance may be detrimental to USCI.

Investors cannot be assured that SummerHaven will be willing or able to continue to service USCI for any length of time. SummerHaven was formed for the purpose of providing investment advisory services, and provides these services to USCI on a contractual basis pursuant to a licensing agreement and an advisory agreement. If SummerHaven discontinues its activities on behalf of USCI, USCI may be adversely affected. If SummerHaven’s registration with the CFTC or membership in the NFA were revoked or suspended, SummerHaven would no longer be able to provide services to USCI.

USCI is a series of the Trust and, as a result, a court could potentially conclude that the assets and liabilities of USCI are not segregated from those of another series of the Trust, thereby potentially exposing assets in USCI to the liabilities of another series of the Trust.

USCI is a series of a Delaware statutory trust and not itself a separate legal entity. The Delaware Statutory Trust Act provides that if certain provisions are included in the formation and governing documents of a statutory trust organized in series and if separate and distinct records are maintained for any series and the assets associated with that series are held in separate and distinct records and are accounted for in such separate and distinct records separately from the other assets of the statutory trust, or any series thereof, then the debts, liabilities, obligations and expenses incurred by a particular series are enforceable against the assets of such series only, and not against the assets of the statutory trust generally or any other series thereof. Conversely, none of the debts, liabilities, obligations and expenses incurred with respect to any other series thereof shall be enforceable against the assets of such series. USCF is not aware of any court case that has interpreted this Inter-Series Limitation on Liability or provided any guidance as to what is required for compliance. USCF intends to maintain separate and distinct records for USCI and account for USCI separately from any other series of the Trust, but it is possible a court could conclude that the methods used do not satisfy the Delaware Statutory Trust Act, which would potentially expose assets in one series to the liabilities of another series of the Trust.

The Trust Agreement limits the forum in which claims may be brought against USCF, the Trust, the Trustee or their respective directors and officers.

The rights of USCF, the Trust, USCI, DTC (as registered owner of USCI’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, USCI and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware other than for a person to assert a claim of Delaware jurisdiction over USCF, the Trust or USCI. As a result, any claims, suits, actions or proceedings arising out of or relating in any way to the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Trust, the Delaware Statutory Trust Act (the “Trust Act”), the Trust Agreement or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (i) the provisions of the Trust Agreement, or (ii) the duties (including fiduciary duties), obligations or liabilities of the Trust to USCF, the shareholders or the Trustee, or of USCF or the Trustee to the Trust, to the shareholders or each other, or (iii) the rights or powers of, or restrictions on, the Trust, the Trustee or the shareholders, or (iv) any provision of the Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to the Trust Act, or (v) any other instrument, document, agreement or certificate contemplated by any provision of the Trust Act or the Trust Agreement relating in any way to the Trust, shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction.

We believe this provision benefits us and the shareholders: (1) by having disputes resolved by a forum with the experience and established precedent for resolving these types of disputes under Delaware law, (2) by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, and, (3) as a result of the foregoing, limiting the time cost and uncertainty of litigation. However, this provision may limit the right of USCI’s shareholders to bring a claim in a judicial forum they believe is more favorable for its disputes against USCF, the Trust, or the Trustee. In addition, it may have the effect of discouraging lawsuits against USCF, the Trust, the Trustee, or their respective directors and officers. Although the Trust Agreement contains the exclusive choice of forum provision described above and such provisions are expressly permitted under the Trust Act, there are no court cases that we are aware of that have interpreted the Trust Act in this regard and thus, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable. With the validity and enforceability of exclusive forum selection provisions still somewhat in question outside of the State of Delaware, there may be increased litigation over such provisions. Challenging shareholders might bring actions in courts outside of Delaware to attack a forum selection clause that specifies Delaware as the exclusive jurisdiction. A non-Delaware court could view negatively a forum selection clause in favor of Delaware, in particular, because such a provision may appear to divest the non-Delaware court of its legal jurisdiction.

Section 27 of the 1934 Act vests exclusive federal jurisdiction for all claims brought to enforce any duty or liability created under the 1934 Act. Therefore, any exclusive forum selection clauses will not apply to any such claim. In addition, Section 22 of the 1933 Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the 1933 Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce an exclusive forum selection clause in connection with claims arising under the 1933 Act and/or the 1934 Act, and the rules and regulations thereunder, and in any event, stockholders will not be deemed to have waived the Trust’s compliance with the federal securities laws and the rules and regulations thereunder.

USCF and the Trustee are not obligated to prosecute any action, suit or other proceeding in respect of any USCI property.

Neither USCF nor the Trustee is obligated to, although each may in its respective discretion, prosecute any action, suit or other proceeding in respect of USCI property. The Trust Agreement does not confer upon shareholders the right to prosecute any such action, suit or other proceeding.

Third parties may infringe upon or otherwise violate intellectual property rights or assert that USCF has infringed or otherwise violated their intellectual property rights, which may result in significant costs and diverted attention.

It is possible that third parties might utilize USCI’s intellectual property or technology, including the use of its business methods, trademarks and trading program software, without permission. USCF has a patent for USCI’s business method and has registered its trademarks. USCI does not currently have any proprietary software. However, if it obtains proprietary software in the future, any unauthorized use of USCI’s proprietary software and other technology could also adversely affect its competitive advantage. USCI may not have adequate resources to implement procedures for monitoring unauthorized uses of its patents, trademarks, proprietary software and other technology. Also, third parties may independently develop business methods, trademarks or proprietary software and other technology similar to that of USCF or claim that USCF has violated their intellectual property rights, including their copyrights, trademark rights, trade names, trade secrets and patent rights. As a result, USCF may have to litigate in the future to protect its trade secrets, determine the validity and scope of other parties’ proprietary rights, defend itself against claims that it has infringed or otherwise violated other parties’ rights, or defend itself against claims that its rights are invalid. Any litigation of this type, even if USCF is successful and regardless of the merits, may result in significant costs, divert its resources from USCI, or require it to change its proprietary software and other technology or enter into royalty or licensing agreements.

Due to the increased use of technologies, intentional and unintentional cyber-attacks pose operational and information security risks.

With the increased use of technologies such as the internet and the dependence on computer systems to perform necessary business functions, USCI is susceptible to operational and information security risks. In general, cyber incidents can result from deliberate attacks or unintentional events such as a cyber-attack against USCI, a natural catastrophe, an industrial accident, failure of USCI’s disaster recovery systems, or consequential employee error. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems for purposes of misappropriating assets or sensitive information, corrupting data, or causing operational disruption. Cyber-attacks may also be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites. Cyber security failures or breaches of USCI’s clearing broker or third party service provider (including, but not limited to, index providers, the administrator and transfer agent, the custodian), have the ability to cause disruptions and impact business operations, potentially resulting in financial losses, the inability of USCI shareholders to transact business, violations of applicable privacy and other laws, regulatory fines, penalties, reputational damage, reimbursement or other compensation costs, and/or additional compliance costs. Adverse effects can become particularly acute if those events affect USCI’s electronic data processing, transmission, storage, and retrieval systems, or impact the availability, integrity, or confidentiality of our data. In addition, a service provider that has experienced a cyber-security incident may divert resources normally devoted to servicing USCI to addressing the incident, which would be likely to have an adverse effect on USCI’s operations. Cyber-attacks may also cause disruptions to the futures exchanges and clearinghouses through which USCI invests in futures contracts, which could result in disruptions to USCI’s ability to pursue its investment objective, resulting in financial losses to USCI and its shareholders.

In addition, substantial costs may be incurred in order to prevent any cyber incidents in the future. USCI and its shareholders could be negatively impacted as a result. While USCF and the Related Public Funds, including USCI, have established business continuity plans, there are inherent limitations in such plans, including the possibility that certain risks have not been identified or that new risks will emerge before countervailing measures can be implemented. Furthermore, USCI cannot control cybersecurity plans and systems of its service providers, market makers or Authorized Participants.

USCI’s investment returns could be negatively affected by climate change and greenhouse gas restrictions.

Driven by concern over the risks of climate change, a number of countries have adopted, or are considering the adoption of, regulatory frameworks to reduce greenhouse gas emissions or production and use of oil and gas. These include adoption of cap and trade regimes, carbon taxes, trade tariffs, minimum renewable usage requirements, restrictive permitting, increased efficiency standards, and incentives or mandates for renewable energy. Political and other actors and their agents increasingly seek to advance climate change objectives indirectly, such as by seeking to reduce the availability of or increase the cost for, financial and investment in the oil and gas sector and taking actions intended to promote changes in business strategy for oil and gas companies. Many governments are also providing tax advantages and other subsidies to support transitioning to alternative energy sources or mandating the use of specific fuels other than oil or natural gas. Depending on how policies are formulated and applied, they could have the potential to negatively affect USCI’s investment returns and make oil and natural gas products more expensive or less competitive.

USCF is the subject of class action, derivative, and other litigation. In light of the inherent uncertainties involved in litigation matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition.

USCF and USCF’s directors and certain of its officers are currently subject to litigation. Estimating an amount or range of possible losses resulting from litigation proceedings to USCF is inherently difficult and requires an extensive degree of judgment, particularly where the matters involve indeterminate claims for monetary damages and are subject to appeal. In addition, because most legal proceedings are resolved over extended periods of time, potential losses are subject to change due to, among other things, new developments, changes in legal strategy, the outcome of intermediate procedural and substantive rulings and other parties’ settlement posture and their evaluation of the strength or weakness of their case against USCF. For these reasons, we are currently unable to predict the ultimate timing or outcome of, or reasonably estimate the possible losses or a range of possible losses resulting therefrom. In light of the inherent uncertainties involved in such matters, an adverse outcome in this litigation could materially adversely affect USCF’s financial condition, results of operations or cash flows in any particular reporting period. In addition, litigation could result in substantial costs and divert USCF’s management’s attention and resources from conducting USCF’s operations, including the management of USCI and the other Related Public Funds.

ADDITIONAL INFORMATION ABOUT USCI, ITS INVESTMENT OBJECTIVE AND INVESTMENTS

USCI is a series of the Trust. The Trust operates pursuant to the terms of the Fourth Amended and Restated Declaration of Trust and Trust Agreement dated as of December 15, 2017 (“Trust Agreement”), which grants full management control of USCI to USCF. USCI maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596.

The net assets of USCI consist primarily of investments in Futures Contracts and, to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures, liquidity requirements, or in view of market conditions, Other Commodity-Related Investments. Market conditions that USCF currently anticipates could cause USCI to invest in Other Commodity-Related Investments include those allowing USCI to obtain greater liquidity or to execute transactions with more favorable pricing.

USCI invests substantially the entire amount of its assets in Futures Contracts while supporting such investments by holding the amounts of its margin, collateral and other requirements relating to these obligations in short-term obligations of the United States of two years or less (“Treasuries”), cash and cash equivalents. The daily holdings of USCI are available on USCI’s website at www.uscfinvestments.com.

USCI invests in Commodity Interests to the fullest extent possible without being leveraged or unable to satisfy its current or potential margin or collateral obligations with respect to its investments in Commodity Interests. In pursuing this objective, the primary focus of USCF, is the investment in Futures Contracts and the management of USCI’s investments in Treasuries, cash and/or cash equivalents for margining purposes and as collateral.

USCI seeks to invest in a combination of Commodity Interests such that the daily changes in its NAV, measured in percentage terms, will closely track the changes in the price of the SDCI, also measured in percentage terms. As a specific benchmark, USCF endeavors to place USCI’s trades in Commodity Interests and otherwise manage USCI’s investments so that “A” will be within plus/minus ten percent (10%) of “B”, where:

•	A is the average daily percentage change in USCI’s per share NAV for any period of 30 successive valuation days, i.e., any NYSE Arca trading day as of which USCI calculates its per share NAV; and
•	B is the average daily percentage change in the SDCI over the same period.

USCF believes that market arbitrage opportunities will cause the daily changes in USCI’s share price on the NYSE Arca to closely track the daily changes in USCI’s per share NAV. USCF further believes that the daily changes in USCI’s NAV in percentage terms will closely track the daily changes in percentage terms in the SDCI, less USCI’s expenses.

The following two graphs demonstrate the correlation between the changes in USCI’s NAV and the changes in the Benchmark Component Futures Contracts. The first graph exhibits the daily changes for the last 30 valuation days ended September 30, 2022; the second graph measures monthly changes for the five years ended September 30, 2022.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF employs a “neutral” investment strategy in order to track changes in the SDCI regardless of whether the price goes up or goes down. USCI’s “neutral” investment strategy is designed to permit investors generally to purchase and sell USCI’s shares for the purpose of investing indirectly in the commodities market in a cost-effective manner, and/or to permit participants in the commodities or other industries to hedge the risk of losses in their commodity-related transactions. Accordingly, depending on the investment objective of an individual investor, the risks generally associated with investing in the commodities market and/or the risks involved in hedging may exist. In addition, an investment in USCI involves the risk that the daily changes in the price of USCI’s shares, in percentage terms, will not accurately track the daily changes in the SDCI, in percentage terms, and that daily changes in the SDCI, in percentage terms, will not closely correlate with daily changes in the spot prices of the commodities underlying the SDCI, in percentage terms.

An alternative tracking measurement of the return performance of USCI versus the return of the SDCI can be calculated by comparing the actual return of USCI, measured by changes in its per share NAV, versus the expected changes in its per share NAV under the assumption that USCI’s returns had been exactly the same as the daily changes in the price of the SDCI.

For the nine months ended September 30, 2022, the actual total return of USCI as measured by changes in its per share NAV was 18.47%. This is based on an initial per share NAV of $43.43 as of December 31, 2021 and an ending per share NAV as of September 30, 2022 of $51.45. During this time period, USCI made no distributions to its shareholders. However, if USCI’s daily changes in its per share NAV had instead exactly tracked the changes in the daily total return of the SDCI, USCI would have had an estimated per share NAV of $52.13 as of September 30, 2022, for a total return over the relevant time period of 20.03%. The difference between the actual per share NAV total return of USCI of 18.47% and the expected total return based on the SDCI of 20.03% was a difference over the time period of (1.56)%, which is to say that USCI’s actual total return underperformed its benchmark by that percentage. USCI incurs expenses primarily composed of the management fee, brokerage commissions for the buying and selling of futures contracts, and other expenses. The impact of these expenses, offset by interest and dividend income, and net of positive or negative execution, tends to cause daily changes in the per share NAV of USCI to track slightly lower or higher than daily changes in the price of the SDCI. These expenses are offset in part by the income that USCI collects on its cash and cash equivalent holdings.

What is the SDCI?

The SDCI is a commodity sector index designed to broadly represent major commodities while overweighting the components that are assessed to be in a low inventory state and underweighting the components assessed to be in a high inventory state.

The SDCI is designed to reflect the performance of a fully margined or collateralized portfolio of 14 eligible commodity futures contracts with equal weights, selected each month from a universe of 27 eligible commodity futures contracts. The SDCI is rules-based and rebalanced monthly based on observable price signals. In this context, the term “rules-based” is meant to indicate that the composition of the SDCI in any given month will be determined by quantitative formulas relating to the prices of the futures contracts that relate to the commodities that are eligible to be included in the SDCI. Such formulas are not subject to adjustment based on other factors.

THE SDCI IS THE EXCLUSIVE PROPERTY OF SHIM, WHICH HAS LICENSED CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND THE INDEX FOR USE BY USCF. SHIM IS SOLELY RESPONSIBLE FOR DETERMINING THE SECURITIES INCLUDED IN, AND THE CALCULATION OF, THE SDCI. NEITHER SHIM NOR ITS AFFILIATES MAKE ANY REPRESENTATIONS REGARDING THE APPROPRIATENESS OF USCI’s INVESTMENTS FOR THE PURPOSE OF TRACKING THE PERFORMANCE OF THE SDCI OR OTHERWISE.

For additional information regarding the SDCI, see “Additional Information About the SDCI and USCI’s Trading Program” on page 76.

Rebalancing Period

During the Rebalancing Period, existing positions are replaced by new positions based on the signals used for contract selection as outlined above. At the end of the first day of the Rebalancing Period, the signals are observed and on the second day a new portfolio is constructed that is equally weighted in terms of notional positions in the newly selected contracts.

Changes to the SDCI effective on December 24, 2020

Beginning with the commodity selection process that commenced on December 24, 2020, SHIM revised the composition of the SDCI to consolidate the existing six commodity sectors that comprise the index into five sectors. Specifically, prior to December 24, 2020, the SDCI reflected commodities in six commodity sectors: energy (e.g., crude oil, natural gas, heating oil, etc.), precious metals (e.g., gold, silver platinum), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), softs (e.g., sugar, cotton, coffee, cocoa), and livestock (e.g., live cattle, lean hogs, feeder cattle). As a result of the revisions: natural gas futures contracts were removed from the existing “energy” sector of the SDCI into a new “non-primary sector,” and the energy sector of the SDCI was renamed “petroleum” sector and consists exclusively of crude oil and oil distillate futures contracts. The new non-primary sector includes the natural gas futures contracts and the futures contracts previously included in the “softs” and “livestock” commodity sectors of the SDCI. These revisions to the composition of the SDCI were intended to ensure that the SDCI’s components at any given time represent commodity futures contracts for which there is an active trading market.

The table below reflects how the SDCI performed from January 1, 2012 through September 30, 2022 during the entirety of such time period. The performance data does not reflect any reinvestment or distribution of profits, commission charges, management fees or other expenses that would have been incurred in connection with operating and managing a commodity pool designed to track the SDCI. Such fees and expenses would reduce the performance returns shown in the table below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Hypothetical Performance Results* for the SDCI for the period from January 1, 2012 through September 30, 2022

Year	Ending Level*	Annual Return
2012	2,069.39	11.84%
2013	1,989.24	(3.87)%
2014	1,736.71	(12.69)%
2015	1,510.95	(13.00)%
2016	1,624.88	7.54%
2017	1,842.25	13.38%
2018	1,579.47	(14.26)%
2019	1,762.43	11.58%
2020	1,797.44	1.99%
2021	2,422.91	34.80%
2022 (YTD)	1,762.51	20.02%

* The “base level” for the SDCI was set at 100 on January 2, 1991. The “Ending Level” represents the value of the components of the SDCI on the last trading day of each year and is used to illustrate the cumulative performance of the SDCI. In addition to the actual performance of the SDCI, this chart includes the hypothetical performance of the SDCI had the changes to the composition of the SDCI, which are described above and became effective on December 24, 2020, been effective during the January 1, 2011 through September 30, 2022 period.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SummerHaven Dynamic Commodity Index Total ReturnSM (“SDCI”) Year-Over-Year
Hypothetical Total Returns January 1, 2012 to September 30, 2022 YTD*

* In addition to the actual performance of the SDCI, this chart includes as “SDCI Hypothetical TR” the hypothetical performance of the SDCI had the changes to the composition of the SDCI, which are described above and became effective on December 24, 2020, been effective during the January 1, 2012 through September 30, 2022 period.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT USCI WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING.

FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

	Hypothetical and Historical Results for the period from December 31, 1997 through September 30, 2022
	BCOM TR	S&P GSCI TR	DB LCI OY TR	SDCI TR Actual
Total return	55.62%	10.47%	323.22%	683.27%
Average annual return (total)	3.81%	4.46%	8.70%	10.76%
Annualized volatility	16.22%	23.38%	19.01%	15.55%
Annualized Sharpe ratio	0.12%	0.11%	0.35%	0.56%

Source: SHIM, Bloomberg

The table above shows the performance of the SDCI from December 31, 1997 through September 30, 2022 in comparison with three traditional commodities indices: the S&P GSCI Commodity Index (GSCI®) Total Return, Bloomberg Commodity Index Total ReturnSM, and the Deutsche Bank Liquid Commodity Index-Optimum Yield Total ReturnTM. The S&P GSCI® Commodity Index Total Return is a composite index of commodity sector returns representing an unleveraged, long-only investment in commodity futures that is broadly diversified across the spectrum of commodities. The Bloomberg Commodity Index Total ReturnSM is currently composed of futures contracts on a diversified basket of commodities traded on U.S. exchanges. The Deutsche Bank Liquid Commodity Index-Optimum Yield Total ReturnTM is designed to reflect the performance of certain wheat, corn, light sweet crude oil, heating oil, gold and aluminum futures contracts plus the returns from investing in 3-month U.S. Treasury Bills. The data for the SDCI Total Return Index is derived by using the SDCI’s calculation methodology with historical prices for the futures contracts comprising the SDCI. The information about each of the indices comes from publicly-available material about such indices but is not designed to provide a thorough overview of the methodology of each index.

None of the indices has an investment objective identical to the SDCI. As a result, there are inherent limitations in comparing the performance of such indices against the SDCI. For more information about these indices and their methodologies, please refer to the material published by the sponsors of each such index which may be found on their websites. USCI is not responsible for any information found on such websites, and such information is not part of this prospectus.

In the table above, “Total Return” refers to the return of the relevant index from December 31, 1997 to September 30, 2022; “Annualized Volatility” is a measure of the amount of variation or fluctuation in the returns of the relevant index. Annualized Volatility is calculated by taking the monthly standard deviation of the relevant index’s return and multiplying it by the square root of 12; and “Annualized Sharpe Ratio” is a measure of the total return of each relevant index adjusted by the risk-free interest rate (the 90-Day U.S. Treasury Bill yield) and the volatility of each index. Many investors consider volatility to be a measure of risk, and lower volatility of investment returns is considered a positive investment attribute as opposed to higher volatility. Annualized Sharpe Ratio is a standard measure for investors to compare two different investments or indexes that have different levels of volatility. If two indexes have the same total return, but one has lower Annualized Volatility, then its Annualized Sharpe Ratio will be higher. The higher the Annualized Sharpe Ratio, the better the risk-adjusted performance. Annualized Sharpe Ratio is calculated by taking the average monthly total return of the relevant index and subtracting the then current yield on the 90-Day U.S. Treasury Bill. The annualized return of this series is then divided by the Annualized Volatility of this series, and this result is the Annualized Sharpe Ratio for the relevant index. A higher Sharpe Ratio is not a guarantee that one investment or index will in the future produce better risk adjustment total returns, but USCF believes it is a useful tool for investors to consider when making investment decisions.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Ten Year Comparison of Index Returns of the BCOM TR,
S&P GSCI TR, DB LCI OY TR, and the Hypothetical Returns of the SDCI TR
(9/30/2012 — 9/30/2022)*

* In addition to the actual performance of the SDCI, this chart includes as “SDCI Hypothetical TR” the hypothetical performance of the SDCI had the changes to the composition of the SDCI, which are described above and became effective on December 24, 2020, been effective during the September 30, 2012 through September 30, 2022 period.

Source: SHIM, Bloomberg

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

The following chart compares the hypothetical total return of the SDCI in comparison with the actual total return of three major indexes over a five-year period.

Five Year Comparison of Index Returns of the BCOM TR,
S&P GSCI TR, DB LCI OY TR, and the Hypothetical Returns of the SDCI TR
(9/30/2017 — 9/30/2022)*

Source: SHIM, Bloomberg

* In addition to the actual performance of the SDCI, this chart includes as “SDCI Hypothetical TR” the hypothetical performance of the SDCI had the changes to the composition of the SDCI, which are described above and became effective on December 24, 2020, been effective during the September 30, 2017 through September 30, 2022 period.

Impact of Contango and Backwardation on Total Returns

The design of the SDCI is such that every month it is made up of different Benchmark Component Futures Contracts and USCI’s investment must be rebalanced on an ongoing basis to reflect the changing composition of the SDCI. In the event of a commodity futures market where near month contracts to expire trade at a higher price than next month contracts to expire, a situation referred to as “backwardation,” then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to rise as it approaches expiration. As a result, USCI may benefit because it would be selling more expensive contracts and buying less expensive ones on an ongoing basis. Conversely, in the event of a commodity futures market where near month contracts trade at a lower price than next month contracts, a situation referred to as “contango,” then absent the impact of the overall movement in commodity prices, the value of the SDCI would tend to decline as it approaches expiration. As a result, USCI’s total return may be lower than might otherwise be the case because it would be selling less expensive contracts and buying more expensive ones. The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, this could have a significant negative impact on USCI’s NAV and total return.

Contango and backwardation may impact the total return on investment in shares of USCI relative to a hypothetical direct investment in the commodities underlying the Benchmark Component Futures Contracts that make up the SDCI and, in the future, it is likely the relationship between the market prices of USCI’s shares and changes in the spot prices of the commodities underlying the Benchmark Component Futures Contracts that make up the SDCI could be impacted by contango and backwardation. It is important to note that this comparison ignores the potential costs associated with physically owning and storing commodities, which could be substantial.

The impact of backwardation and contango may cause the total return of USCI to vary significantly from the total return of other price references, such as the spot price of the commodities comprising the SDCI. In the event of a prolonged period of contango, and absent the impact of rising or falling commodity prices, it could have a significant negative impact on USCI’s NAV and total return. However, generally, periods of contango or backwardation do not materially impact USCI’s investment objective of having the daily percentage changes in its per share NAV track the daily percentage changes in the price of the SDCI since the impact of backwardation and contango tend to equally impact the daily percentage changes in price of both USCI’s shares and the Benchmark Component Futures Contracts. It is impossible to predict with any degree of certainty whether backwardation or contango will occur in the future. It is likely that both conditions will occur during different periods.

What are the Trading Policies of USCI?

Investment Objective

The investment objective of USCI is for the daily changes in percentage terms of its shares’ per share NAV to reflect the daily changes in percentage terms of the SDCI, less USCI’s expenses.

USCI seeks to achieve its investment objective by investing so that the average daily percentage change in USCI’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the price of the SDCI over the same period.

The SDCI is designed to reflect the performance of a diversified group of commodities. The SDCI is owned and maintained by SummerHaven Index Management, LLC (“SHIM”) and is calculated and published by Bloomberg L.P. Futures contracts for the commodities comprising the SDCI are traded on the New York Mercantile Exchange (“NYMEX”), ICE Futures (“ICE Futures”), Chicago Board of Trade (“CBOT”), Chicago Mercantile Exchange (“CME”), London Metal Exchange (“LME”), and Commodity Exchange, Inc. (“COMEX” together with the NYMEX, ICE Futures, CBOT, CME, LME and COMEX, the “Futures Exchanges”) and are collectively referred to herein as “Futures Contracts.” The Futures Contracts that at any given time make up the SDCI are referred to herein as “Benchmark Component Futures Contracts.” The relative weighting of the Benchmark Component Futures Contracts will change on a monthly basis, based on quantitative formulas relating to the prices of the Benchmark Component Futures Contracts developed by SHIM.

USCI seeks to achieve its investment objective by investing to the fullest extent possible in the Benchmark Component Futures Contracts. Then, if constrained by regulatory requirements or in view of market conditions, USCI will invest next in other Futures Contracts based on the same commodity as the futures contracts subject to such regulatory constraints or market conditions, and finally, to a lesser extent, in other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts if one or more other Futures Contracts is not available. When USCI has invested to the fullest extent possible in exchange-traded futures contracts, USCI may then invest in other contracts and instruments based on the Benchmark Component Futures Contracts, other Futures Contracts or the commodities included in the SDCI, such as cash-settled options, forward contracts, cleared swap contracts and swap contracts other than cleared swap contracts. Other exchange-traded futures contracts that are economically identical or substantially similar to the Benchmark Component Futures Contracts and other contracts and instruments based on the Benchmark Component Futures Contracts are referred to collectively as “Other Commodity-Related Investments,” and together with Benchmark Component Futures Contracts and other Futures Contracts, “Commodity Interests.”

USCF believes that the market arbitrage opportunities will cause the daily changes in USCI’s share price on the NYSE Arca on a percentage basis to closely track the daily changes in USCI’s per share NAV on a percentage basis. USCF believes that the net effect of this expected relationship and the expected relationship described above between USCI’s per share NAV and the SDCI will be that the daily changes in the price of USCI’s shares on the NYSE Arca on a percentage basis will closely track the daily changes in the SDCI on a percentage basis, less USCI’s expenses. While USCI is composed of Benchmark Component Futures Contracts and is therefore a measure of the prices of the corresponding commodities comprising the SDCI for future delivery, there is nonetheless expected to be a reasonable degree of correlation between the SDCI and the cash or spot prices of the commodities underlying the Benchmark Component Futures Contracts.

Investors should be aware that USCI’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot prices of the commodities underlying the Benchmark Component Futures Contracts or the prices of any particular group of futures contracts. USCI will not seek to achieve its stated investment objective over a period of time greater than one day. This is because natural market forces called contango and backwardation have impacted the total return on an investment in USCI’s shares during the past year relative to a hypothetical direct investment in the various commodities and, in the future, it is likely that the relationship between the market price of USCI’s shares and changes in the spot prices of the underlying commodities will continue to be so impacted by contango and backwardation. (It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing the commodities, which could be substantial).

Liquidity

USCI invests only in Futures Contracts and Other Commodity-Related Investments that, in the opinion of USCF, are traded in sufficient volume to permit the ready taking and liquidation of positions in these financial interests and in Other Commodity-Related Investments that, in the opinion of USCF, may be readily liquidated with the original counterparty or through a third party assuming the position of USCI.

Spot Commodities

While certain Futures Contracts and Other Commodity-Related Investments can be physically settled, USCI does not intend to take or make physical delivery. USCI may from time to time trade in Other Commodity-Related Investments based on the spot price of commodities comprising the SDCI.

Leverage

USCF endeavors to have the value of USCI’s Treasuries, cash and cash equivalents, whether held by USCI or posted as margin or other collateral, at all times approximate the aggregate market value of its obligations under its Commodity Interests. Commodity pools’ trading positions in futures contracts or other related investments are typically required to be secured by the deposit of margin funds that represent only a small percentage of a futures contract’s (or other commodity interest’s) entire market value. While USCF has not and does not intend to leverage the assets of USCI, it is not prohibited from doing so under the Trust Agreement.

Although permitted to do so under the Trust Agreement, USCI has not and does not intend to leverage its assets by making investments beyond its potential ability to meet the potential margin and collateral obligations relating to such investments. Consistent with this, USCI’s investment decisions will take into account the need for USCI to make permitted investments that also allow it to maintain adequate liquidity to meet its margin and collateral requirements and to avoid, to the extent reasonably possible, USCI becoming leveraged, including by its holding of assets that have a high probability of causing the NAV of USCI to be less than zero.

Borrowings

Borrowings are not used by USCI, unless it is required to borrow money in the event of physical delivery, if it trades in cash commodities, or for short-term needs created by unexpected redemptions. USCI does not plan to establish credit lines.

OTC Derivatives (Including Spreads and Straddles)

In addition to Futures Contracts, there are also a number of listed options on the Futures Contracts on the principal futures exchanges. These contracts offer investors and hedgers another set of financial vehicles to use in managing exposure to the commodity market. Consequently, USCI may purchase options on commodity Futures Contracts on these exchanges in pursuing its investment objective.

In addition to Futures Contracts and options on Futures Contracts, there also exists an active non-exchange-traded market in derivatives tied to various commodities. These derivatives transactions (also known as OTC contracts) are usually entered into between two parties in private contracts. Unlike most of the exchange-traded futures contracts or exchange-traded options on the Futures Contracts, each party to such a contract bears the credit risk of the other party, i.e., the risk that the other party may not be able to perform its obligations under its contract. To reduce the credit risk that arises in connection with such contracts, each series of the Trust, including USCI, may enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”) that provides for the netting of its overall exposure to its counterparty.

USCF assesses or reviews, as appropriate, the creditworthiness of each potential or existing counterparty to an OTC contract pursuant to guidelines approved by USCF’s Board.

USCI may enter into certain transactions where an OTC component is exchanged for a corresponding futures contract (“Exchange for Related Position” or “EFRP” transactions). In the most common type of EFRP transaction entered into by USCI, the OTC component is the purchase or sale of one or more baskets of USCI shares. These EFRP transactions may expose USCI to counterparty risk during the interim period between the execution of the OTC component and the exchange for a corresponding futures contract. Generally, the counterparty risk from the EFRP transaction will exist only on the day of execution.

USCI may employ spreads or straddles in its trading to mitigate the differences in its investment portfolio and its goal of tracking the price of the Benchmark Component Futures Contract. USCI would use a spread when it chooses to take simultaneous long and short positions in futures written on the same underlying asset, but with different delivery months.

During the period from January 1, 2022 to September 30, 2022 USCI did not invest in any OTC Contracts.

Pyramiding

USCF has not employed, and will not employ, the technique commonly known as pyramiding, in which the speculator uses unrealized profits on existing positions as variation margin for the purchase or sale of additional positions in the same or another commodity interest.

Prior Performance of USCI

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

USCF manages USCI which is a commodity pool that issues shares traded on the NYSE Arca. The chart below shows, as of September 30, 2022, the number of Authorized Participants, the total number of baskets created and redeemed since inception and the number of outstanding shares for USCI. Please note that, prior to May 2012, a Creation Basket was composed of 100,000 shares, so the total number of outstanding shares does not reflect the difference between the number of baskets purchased and the number of baskets redeemed.

# of Authorized Participants	Baskets Purchased	Baskets Redeemed	Outstanding Shares
10	722	688	5,200,000

Since the commencement of the offering of USCI’s shares to the public on August 10, 2010 to September 30, 2022, the simple average daily change in the SDCI was 0.011%, while the simple average daily change in the per share NAV of USCI over the same time period was 0.005%. The average daily difference was (0.006)% (or (0.6) basis points, where 1 basis point equals 1/100 of 1%). As a percentage of the daily movement of the SDCI, the average error in daily tracking by the per share NAV was (0.557)%, meaning that over this time period USCI’s tracking error was within the plus or minus 10% range established as its benchmark tracking goal.

The table below shows the relationship between the trading prices of the shares and the daily NAV of USCI, since inception through September 30, 2022. The first row shows the average amount of the variation between USCI’s closing market price and NAV, computed on a daily basis since inception, while the second and third rows depict the maximum daily amount of the end of day premiums and discounts to NAV since inception, on a percentage basis. USCF believes that maximum and minimum end of day premiums and discounts typically occur because trading in the shares continues on the NYSE Arca until 4:00 p.m. New York time while regular trading in the Benchmark Component Futures Contract on the NYMEX ceases at 2:30 p.m. New York time and the value of the relevant Benchmark Component Futures Contract, for purposes of determining its end of day NAV, can be determined at that time.

USCI
Average Difference	$0.01
Max Premium %	1.10%
Max Discount %	(1.557)%

For more information on the performance of USCI, see the Performance Tables below.

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

COMPOSITE PERFORMANCE DATA FOR USCI

Name of Commodity Pool: United States Commodity Index Fund

Type of Commodity Pool: Exchange traded security

Inception of Trading: August 10, 2010

Aggregate Subscriptions (from inception through September 30, 2022): $2,150,372,764

Total Net Assets as of September 30, 2022: $267,554,781.56

NAV per Share as of September 30, 2022: $51.45

Worst Monthly Percentage Draw-down: March 2020 (16.09)%

Worst Peak-to-Valley Draw-down: April 2011 – April 2020 (63.91)%

*PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

	Rates of Return*
Month	2017	2018	2019	2020	2021	2022**
January	0.60%	2.12%	3.15%	(10.14)%	2.46%	9.49%
February	(0.35)%	(2.01)%	1.58%	(6.04)%	8.84%	4.94%
March	(2.27)%	0.49%	(1.15)%	(16.09)%	(2.12)%	10.60%
April	(0.82)%	3.14%	(1.36)%	(0.92)%	10.43%	7.28%
May	(1.23)%	1.93%	(4.91)%	2.86%	2.88%	0.90%
June	0.10%	(2.69)%	1.54%	0.08%	0.15%	(8.09)%
July	2.11%	(3.48)%	(2.65)%	8.45%	0.72%	0.06%
August	3.23%	(1.23)%	(1.25)%	6.23%	(1.79)%	0.75%
September	(1.11)%	1.94%	0.79%	(3.13)%	2.35%	(7.05)%
October	2.27%	(3.11)%	1.26%	(0.20)%	6.49%
November	0.12%	(6.85)%	(3.47)%	3.74%	(7.13)%
December	3.51%	(2.19)%	5.28%	5.85%	7.21%
Annual Rate of Return	6.15%	(11.75)%	(1.65)%	(11.64)%	33.30%	18.466%

*	The monthly rate of return is calculated by dividing the ending NAV of a given month by the ending NAV of the previous month, subtracting 1 and multiplying this number by 100 to arrive at a percentage increase or decrease.
**	Through September 30, 2022.

Draw-down: Losses experienced by USCI over a specified period. Draw-down is measured on the basis of monthly returns only and does not reflect intra-month figures.

Worst Monthly Percentage Draw-down: The largest single month loss sustained since inception of trading.

Worst Peak-to-Valley Draw-down: The largest percentage decline in the NAV per share over the history of USCI. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. Worst Peak-to-Valley Draw-down represents the greatest cumulative percentage decline in month-end per share NAV that is not equaled or exceeded by a subsequent month-end per share NAV.

USCI’s Operations

USCF and its Management and Traders

USCF is a single member limited liability company that was formed in the state of Delaware on May 10, 2005. USCF maintains its main business office at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596. USCF is a wholly-owned subsidiary of USCF Investments, a Delaware corporation, which is an intermediate holding company that owns USCF and another advisor of exchange traded funds. USCF Investments is a wholly owned subsidiary of Marygold (publicly traded under the ticker MGLD), a publicly traded holding company that owns various financial and non-financial businesses. Mr. Nicholas Gerber (discussed below), along with certain family members and certain other shareholders, owns the majority of the shares in Marygold. USCF Investments is a holding company that currently holds both USCF, as well as USCF Advisers LLC, an investment adviser registered under the Investment Advisers Act of 1940, as amended, (“USCF Advisers”). USCF Advisers serves as the investment adviser for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund (“SDCI”), the USCF Midstream Energy Income Fund (“UMI”), the USCF Gold Strategy Plus Income Fund (“GLDX”); and the USCF Dividend Income Fund (“UDI”), each of which is a series of the USCF ETF Trust. USCF Advisers was also the investment adviser for the USCF Commodity Strategy Fund (the “Mutual Fund”), a series of the USCF Mutual Funds Trust, until March 2019, when the Mutual Fund liquidated all of its assets and distributed cash pro rata to all remaining shareholders. It was also the investment adviser for two series of the USCF ETF Trust that liquidated all of their assets and distributed cash pro rata to all remaining shareholders: the USCF SummerHaven SHPEN Index Fund (“BUYN”) and the USCF SummerHaven SPEI Index Fund (“BUY”), each a series of the USCF ETF Trust, until May 2020 and October 2020, respectively. The USCF ETF Trust is registered under the 1940 Act. The Board of Trustees for the USCF ETF Trust consists of different independent trustees than those independent directors who serve on the Board of Directors of USCF. USCF is a member of the NFA and registered as a CPO with the CFTC on December 1, 2005 and as a swaps firm on August 8, 2013.

USCF is the sponsor of the Trust and each of its series: USCI, CPER and the USCF Crescent Crypto Index Fund (“XBET”). A registration statement that had been previously filed for XBET was withdrawn on June 25, 2020.

USCF also serves as the general partner of the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Brent Oil Fund, LP (“BNO”), the United States Gasoline Fund, LP (“UGA”), the United States 12 Month Natural Gas Fund, LP (“UNL”) and the United States Oil Fund, LP (“USO”). USO, UNG, UGA, UNL, USL, BNO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

The Related Public Funds are subject to reporting requirements under the Securities Exchange Act of 1934, as amended (the “1934 Act”). For more information about each of the Related Public Funds, investors in USCI may call 1-800-920-0259 or visit www.uscfinvestments.com or the SEC website at www.sec.gov.

USCF is required to evaluate the credit risk of USCI to the FCMs, oversee the purchase and sale of USCI’s shares by certain authorized participants (“Authorized Participants”), review daily positions and margin requirements of USCI and manage USCI’s investments. USCF also pays the fees of ALPS Distributors, Inc., which serves as the marketing agent for USCI (the “Marketing Agent”), and The Bank of New York Mellon (“BNY Mellon”), which serves as the administrator (the “Administrator”) and the custodian (the “Custodian”) for USCI. BNY Mellon is also the registrar and transfer agent for the shares of USCI. In no event may the aggregate compensation paid for the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of this offering.

The business and affairs of USCF are managed by the Board, which is comprised of the Management Directors, each of whom are also executive officers and employees of USCF, and three independent directors who meet the independent director requirements established by the NYSE Arca Equities Rules and the Sarbanes-Oxley Act of 2002. The Management Directors have the authority to manage USCF pursuant to the terms of the LLC Agreement. Through its Management Directors, USCF manages the day-to-day operations of USCI. The Board has an audit committee, which is made up of the three independent directors (Gordon L. Ellis, Malcolm R. Fobes III and Peter M. Robinson,). The audit committee is governed by an audit committee charter that is posted on USCI’s website at www.uscfinvestments.com. The Board has determined that each member of the audit committee meets the financial literacy requirements of the NYSE Arca and the audit committee charter. The Board has further determined that each of Messrs. Ellis and Fobes have accounting or related financial management expertise, as required by the NYSE Arca, such that each of them is considered an “Audit Committee Financial Expert” as such term is defined in Item 407(d)(5) of Regulation S-K.

USCI has no executive officers. Pursuant to the terms of the Trust Agreement, USCI’s affairs are managed by USCF.

The following are individual Principals, as that term is defined in CFTC Rule 3.1, for USCF: John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Nicholas D. Gerber, Melinda D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Scott Schoenberger, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen, Kevin A. Baum, and USCF Investments, Inc., formerly Wainwright Holdings, Inc. The individuals who are Principals due to their positions are John P. Love, Stuart P. Crumbaugh, Daphne G. Frydman, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes III, Ray W. Allen and Kevin A. Baum. In addition, USCF Investments is a Principal because it is the sole member of USCF. None of the Principals owns or has any other beneficial interest in USCI. Andrew F Ngim makes trading and investment decisions for USCI. Ray W. Allen and Andrew F Ngim execute trades on behalf of USCI. In addition, Nicholas D. Gerber, John P. Love, Robert L. Nguyen, Ray W. Allen, Kevin A. Baum, Kathryn Rooney, Maya Lowry, and Ryan Katz are registered with the CFTC as Associated Persons of USCF and are NFA Associate Members. John P. Love, Kevin A. Baum and Ray W. Allen are also registered with the CFTC as Swaps Associated Persons.

Ray W. Allen, 65, Portfolio Manager of USCF since January 2008. Mr. Allen was the portfolio manager of: (1) UGA from February 2008 until March 2010, and then portfolio manager since May 2015, (2) UHN from April 2008 until March 2010, and then portfolio manager since May 2015, (3) UNL from November 2009 until March 2010, and then portfolio manager since May 2015. In addition, he has been the portfolio manager of: (1) DNO since September 2009, (2) USO and USL since March 2010, (3) BNO since June 2010, (4) UNG since May 2015, (4) United States 3x Oil Fund and United States 3x Short Oil Fund from July 2017 to December 2019, and (5) the USCF Commodity Strategy Fund, a series of USCF Mutual Funds Trust, from October 2017 to March 2019. Mr. Allen also has served as the portfolio manager of the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, since May 2018. Mr. Allen has been a principal of USCF listed with the CFTC and NFA since March 2009 and has been registered as an associated person of USCF since July 2015 and from March 2008 to November 2012. Additionally, Mr. Allen has been approved as an NFA swaps associated person of USCF since July 2015. As of February 2017, he also is an associated person and swap associated person of USCF Advisers, LLC (“USCF Advisers”). USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Allen earned a B.A. in Economics from the University of California at Berkeley and holds an NFA Series 3 registration.

Kevin A. Baum, 51, has served as the Chief Investment Officer of USCF since September 1, 2016 and as a Portfolio Manager of USCF from March 2016 to April 2017. Prior to joining USCF, Mr. Baum temporarily retired from December 2015 to March 2016. Mr. Baum served as the Vice President and Senior Portfolio Manager for Invesco, an investment manager that manages a family of exchange-traded funds, from October 2014 through December 2015. Mr. Baum was temporarily retired from May 2012 through September 2014. From May 1993 to April 2012, Mr. Baum worked as the Senior Portfolio Manager, Head of Commodities for OppenheimerFunds, Inc., a global asset manager. Mr. Baum has been approved as an NFA principal and associated person of USCF since April 2016, as well as a swap associated person of USCF from April 2016 through March 2020 and since November 2020. As of February 2017, he also is an associated person of USCF Advisers, and a swap associated person of USCF Advisers from February 2017 to March 2020 and since June 2021. Mr. Baum served as a branch manager of USCF Advisers from February 2017 through March 2022. Additionally, effective as of June 2021, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Baum is a CFA Charterholder, CAIA Charterholder, earned a B.B.A. in Finance from Texas Tech University and holds an NFA Series 3 registration.

Stuart P. Crumbaugh, 58, Chief Financial Officer, Secretary and Treasurer of USCF since May 2015 and also the Chief Financial Officer of The Marygold Companies, Inc., formerly Concierge Technologies, Inc. (“Marygold”), the parent of USCF Investments, Inc. (“USCF Investments”) (formerly Wainwright Holdings, Inc.) since December 2017. He is also the Treasurer and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. In addition, Mr. Crumbaugh has served as a director of USCF Investments, the parent and sole member of USCF, since December 2016. Mr. Crumbaugh has been a principal of USCF listed with the CFTC and NFA since July 1, 2015 and, as of January 2017, he is a principal of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Since June 2015, Mr. Crumbaugh has been the Treasurer and Secretary of USCF Advisers. He has served as a Management Trustee, Chief Financial Officer and Treasurer of (1) USCF ETF Trust since May 2015 and (2) USCF Mutual Funds Trust since October 2016. Mr. Crumbaugh joined USCF as the Assistant Chief Financial Officer on April 6, 2015. Prior to joining USCF, Mr. Crumbaugh was the Vice President Finance and Chief Financial Officer of Sikka Software Corporation, a software service healthcare company providing optimization software and data solutions from April 2014 to April 6, 2015. Mr. Crumbaugh served as a consultant providing technical accounting, IPO readiness and M&A consulting services to various early stage companies with the Connor Group, a technical accounting consulting firm, for the periods of January 2014 through March 2014; October 2012 through November 2012; and January 2011 through February 2011. From December 2012 through December 2013, Mr. Crumbaugh was Vice President, Corporate Controller and Treasurer of Auction.com, LLC, a residential and commercial real estate online auction company. From March 2011 through September 2012, Mr. Crumbaugh was Chief Financial Officer of IP Infusion Inc., a technology company providing network routing and switching software enabling software-defined networking solutions for major mobile carriers and network infrastructure providers. Mr. Crumbaugh earned a B.A. in Accounting and Business Administration from Michigan State University in 1987 and is a Certified Public Accountant – Michigan (inactive).

Daphne G. Frydman, 47, General Counsel of USCF and USCF Advisers, LLC since May 2018, and Director of Compliance of USCF since April 2022. She is also the Chief Legal Officer of USCF ETF Trust since May 2018 and Secretary of the same since December 2021. Ms. Frydman served as Deputy General Counsel of USCF and USCF Advisers, LLC from May 2016 through May 2018. From September 2001 through April 2016, Ms. Frydman was an attorney in private practice at the law firm Sutherland Asbill & Brennan LLP. Ms. Frydman is registered as a principal of USCF as of June 1, 2022. Ms. Frydman earned her JD from the Northwestern University Pritzker School of Law and a B.A. in College of Letters and Spanish from Wesleyan University.

Nicholas D. Gerber, 59, Vice President since May 15, 2015 and Management Director since June 2005. Mr. Gerber served as President and Chief Executive Officer of USCF from June 2005 through May 15, 2015 and Chairman of the Board of Directors of USCF from June 2005 through October 2019. Mr. Gerber co-founded USCF in 2005 and prior to that, he co-founded Ameristock Corporation in March 1995, a California-based investment adviser registered under the Investment Advisers Act of 1940 from March 1995 until January 2013. Since January 26, 2015, Mr. Gerber also has served as the Chief Executive Officer, President, and Chairman of the Board of Directors of Marygold, which is a company publicly traded under the ticker symbol “MGLD.” Marygold is the sole shareholder of USCF Investments. He is also the CEO and a member of the Board of Directors of Marygold & Co., a subsidiary of Marygold, since November 2019. Mr. Gerber also is the President and a director of USCF Investments, a position he has held since March of 2004. From August 1995 to January 2013, Mr. Gerber served as Portfolio Manager of Ameristock Mutual Fund, Inc. On January 11, 2013, the Ameristock Mutual Fund, Inc. merged with and into the Drexel Hamilton Centre American Equity Fund, a series of Drexel Hamilton Mutual Funds. Drexel Hamilton Mutual Funds is not affiliated with Ameristock Corporation, the Ameristock Mutual Fund, Inc. or USCF. Mr. Gerber also has served USCF Advisers on the Board of Managers from June 2013 to present, as the President from June 2013 through June 18, 2015, and as Vice President from June 18, 2015 to present. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, since February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also has served as Chairman of the Boards of Trustees of USCF ETF Trust since 2014 and USCF Mutual Funds Trust since October 2016, respectively, (USCF ETF Trust and together with USCF Mutual Funds Trust are referred to as the “Trusts”) and each of the Trusts are investment companies registered under the Investment Company Act of 1940, as amended. In addition, Mr. Gerber served as the President and Chief Executive Officer of USCF ETF Trust from June 2014 until December 2015. Mr. Gerber has been a principal of USCF listed with the CFTC and NFA since November 2005, an NFA associate member and associated person of USCF since December 2005. Additionally, effective as of January 2017, he is a principal of USCF Advisers and, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Gerber earned an MBA degree in finance from the University of San Francisco, a B.A. from Skidmore College and holds an NFA Series 3 registration.

John P. Love, 50, President and Chief Executive Officer of USCF since May 15, 2015, Management Director of USCF since October 2016 and Chairman of the Board of Directors of USCF since October 2019. Mr. Love also is a director of USCF Investments, a position he has held since December 2016. Mr. Love previously served as a Senior Portfolio Manager for the Related Public Funds from March 2010 through May 15, 2015. Prior to that, while still at USCF, he was a Portfolio Manager beginning with the launch of USO in April 2006. Mr. Love was the portfolio manager of USO from April 2006 until March 2010 and the portfolio manager for USL from December 2007 until March 2010. Mr. Love has been the portfolio manager of UNG since April 2007, and the portfolio manager of UGA, UHN, and UNL since March 2010. Mr. Love has served as on the Board of Managers of USCF Advisers since November 2016 and as its President since June 18, 2015. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. He also acted as co-portfolio manager of the Stock Split Index Fund, a series of the USCF ETF Trust for the period from September 2014 to December 2015, when he was promoted to the position of President and Chief Executive Officer of the USCF ETF Trust. Since October 2016 to present, he also has served as the President and Chief Executive of the USCF Mutual Funds Trust. Mr. Love has been a principal of USCF listed with the CFTC and NFA since January 17, 2006. Mr. Love has been registered as an associated person of USCF since February 2015 and from December 1, 2005 to April 16, 2009. Additionally, Mr. Love has been approved as an NFA swaps associated person since February 2015. Mr. Love is a principal of USCF Advisers LLC as of January 2017. Additionally, effective as of February 2017, he is an associated person and swap associated person of USCF Advisers. Mr. Love earned a B.A. from the University of Southern California, holds an NFA Series 3 and FINRA Series 7 registrations and is a CFA Charterholder.

Andrew F Ngim, 61, co-founded USCF in 2005 and has served as a Management Director since May 2005 and, since August 15, 2016, has served as the Chief Operating Officer of USCF. Mr. Ngim has served as the portfolio manager for USCI and CPER since January 2013 and for the United States Agricultural Index Fund from January 2013 to September 2018. Mr. Ngim also served as USCF’s Treasurer from June 2005 to February 2012. In addition, he has been on the Board of Managers and has served as the Assistant Secretary and Assistant Treasurer of USCF Advisers since its inception in June 2013 and Chief Operating Officer of USCF Advisers since March 2021. Prior to and concurrent with his services to USCF and USCF Advisers, from January 1999 to January 2013, Mr. Ngim served as a Managing Director for Ameristock Corporation, a California-based investment adviser, which he co-founded in March 1995, and was Co-Portfolio Manager of Ameristock Mutual Fund, Inc. from January 2000 to January 2013. Mr. Ngim also served as portfolio manager of (a) the following series of the USCF ETF Trust: (1) the Stock Split Index Fund from September 2014 to October 2017, (2) the USCF Restaurant Leaders Fund from November 2016 to October 2017, (3) USCF SummerHaven SHPEI Index Fund from December 2017 to October 2020, (4) USCF SummerHaven SHPEN Index Fund from December 2017 to April 2020, and (b) a series of USCF Mutual Funds Trust, the USCF Commodity Strategy Fund, from March 2017 to March 2019. Mr. Ngim also serves as the portfolio manager for the USCF SummerHaven Dynamic Commodity Strategy No K-1 Fund, a series of the USCF ETF Trust, from May 2018 to present. Mr. Ngim serves as a Management Trustee of: (1) the USCF ETF Trust from August 2014 to the present and (2) the USCF Mutual Funds Trust from October 2016 to present. Mr. Ngim has been a principal of USCF listed with the CFTC and NFA since November 2005 and a principal of USCF Advisers LLC since January 2017. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Ngim earned his B.A. from the University of California at Berkeley.

Robert L. Nguyen, 62, Management Director and principal since July 2015. Mr. Nguyen served on the Board of USCF Investments from December 2014 to December 2016. Mr. Nguyen co-founded USCF in 2005 and served as a Management Director until March 2012. Mr. Nguyen was an Investment Manager with Ribera Investment Management, an investment adviser registered under the Investment Advisers Act of 1940, from January 2013 to March 2015. Prior to and concurrent with his services to USCF, from January 2000 to January 2013, Mr. Nguyen served as a Managing Principal for Ameristock Corporation, a California-based investment adviser registered under the Investment Advisers Act of 1940, which he co-founded in March 1995. Mr. Nguyen was a principal of USCF listed with the CFTC and NFA from November 2005 through March 2012 and an associated person of USCF listed with the CFTC and NFA from November 2007 through March 2012. Mr. Nguyen has been a principal of USCF listed with the CFTC and NFA since July 2015 and an associated person of USCF listed with the CFTC and NFA since December 2015. As of February 2017, he also is an associated person of USCF Advisers. USCF Advisers, an affiliate of USCF, is an investment adviser registered under the Investment Advisers Act of 1940, and, as of February 2017, is registered as a commodity pool operator, NFA member and swap firm. Mr. Nguyen earned his B.S. from California State University at Sacramento, and holds NFA Series 3 and FINRA Series 7 registrations.

Gordon L. Ellis, 75, Independent Director of USCF since September 2005. Previously, Mr. Ellis was a founder of International Absorbents, Inc., Director and Chairman since July 1985 and July 1988, respectively, and Chief Executive Officer and President since November 1996. He also served as Chairman of Absorption Corp., a wholly-owned subsidiary of International Absorbents, Inc., which is a leading developer and producer of environmentally friendly pet care and industrial products, from May July 1985 until July 2010 when it was sold to Kinderhook Industries, a private investment banking firm and remained as a director until March 2013 when Absorption Corp was sold again to J. Rettenmaier & Söhne Group, a German manufacturing firm. Concurrent with that, he founded and has served as Chairman from November 2010 to present of Lupaka Gold Corp., a firm that acquires, explores and developed mining properties and is currently driving an arbitration suit against the Republic of Peru. He also serves as a director of Goldhaven Resources, a firm that acquires, explores and develops mining properties in Canada and Chile, from August 2020 to present. Mr. Ellis has his Chartered Directors designation from The Director’s College (a joint venture of McMaster University and The Conference Board of Canada). He has been a principal of USCF listed with the CFTC and NFA since November 2005. Mr. Ellis is a professional engineer, retired, and earned an MBA in international finance.

Malcolm R. Fobes III, 57, Independent Director of USCF and Chairman of USCF’s audit committee since September 2005. He founded and is the Chairman and Chief Executive Officer of Berkshire Capital Holdings, Inc., a California-based investment adviser registered under the Investment Advisers Act of 1940 that has been sponsoring and providing portfolio management services to mutual funds since June 1997. Mr. Fobes serves as Chairman and President of The Berkshire Funds, a mutual fund investment company registered under the Investment Company Act of 1940. Since 1997, Mr. Fobes has also served as portfolio manager of the Berkshire Focus Fund, a mutual fund registered under the Investment Company Act of 1940, which concentrates its investments in the electronic technology industry. He was also contributing editor of Start a Successful Mutual Fund: The Step-by-Step Reference Guide to Make It Happen (JV Books, 1995). Mr. Fobes has been a principal of USCF listed with the CFTC and NFA since November 2005. He earned a B.S. in finance with a minor in economics from San Jose State University in California.

Peter M. Robinson, 64, Independent Director of USCF since September 2005. Mr. Robinson has been a Research Fellow since 1993 with the Hoover Institution, a public policy think tank located on the campus of Stanford University. He authored three books and has been published in the New York Times, Red Herring, and Forbes ASAP and is the editor of Can Congress Be Fixed?: Five Essays on Congressional Reform (Hoover Institution Press, 1995). Mr. Robinson has been a principal of USCF listed with the CFTC and NFA since December 2005. He earned an MBA from the Stanford University Graduate School of Business, graduated from Oxford University in 1982 after studying politics, philosophy, and economics and graduated summa cum laude from Dartmouth College in 1979.

Who is SummerHaven and SHIM?

Background of SummerHaven

SummerHaven is a Delaware limited liability company formed on August 11, 2009. Its offices are located at Soundview Plaza, 1266 East Main Street, 4th Floor, Stamford CT 06902. SummerHaven has been registered under the CEA as a commodity pool operator and a commodity trading advisor since October 9, 2009. SummerHaven became an NFA member effective October 9, 2009. From September 2009 to January 2010, SummerHaven was a registered investment adviser under the Investment Advisers Act of 1940, from September 2009 to January 2010, when it withdrew its registration because its assets under management were below $25 million. Since September 2017, SummerHaven has been re-registered as an investment adviser under the Investment Advisers Act of 1940 with the SEC. The firm’s management team has over 50 years of combined capital markets experience including commodity research and modeling, trading, investment management and risk management expertise.

Background of SHIM

SHIM is the owner, creator and licensor of commodity indices including the SummerHaven Dynamic Commodity Index Total ReturnSM (“SDCI”) and the SummerHaven Copper Index Total ReturnSM (“SCI”). SHIM is a Delaware limited liability company formed on August 11, 2009. It maintains its main business office at Soundview Plaza, 1266 East Main Street, 4th Floor, Stamford, CT 06902. The firm maintains a website at www.summerhavenindex.com. The firm creates innovative commodities indices focused on providing investors with better risk-adjusted returns than traditional commodity index benchmarks.

Principals of SummerHaven

Kurt J. Nelson has been employed by SummerHaven since August 2009 as a partner. His duties include investor relations, marketing and product structuring. From September 2007 to July 2009, Mr. Nelson was employed by UBS Investment Bank as a Managing Director where he led the U.S. commodity index for UBS. Mr. Nelson was a supervisory committee member of the UBS Bloomberg CMCI Index and Dow-Jones UBS Commodity Index, and he was responsible for launching the UBS exchange-traded note platform (E-TRACS). From March 1998 to January 2007, Mr. Nelson was employed by AIG Financial Products Corp. as a Managing Director. Mr. Nelson created and managed the high-net-worth derivatives business for AIG Financial Products, and he also provided equity derivative and commodity index solutions for U.S. corporations, institutional dealers and principal dealers. Mr. Nelson was not employed from January 2007 to September 2007. Mr. Nelson became listed as a principal of SummerHaven effective October 1, 2009, as an associated person of SummerHaven effective October 12, 2009 and as an associate member of the NFA effective October 12, 2009. Mr. Nelson is 51 years old.

K. Geert Rouwenhorst has been employed by SummerHaven since April 2009 as a partner. His duties include research and investor relations. From July 1990 to present, Dr. Rouwenhorst has been employed by Yale School of Management as a Professor of Finance. Dr. Rouwenhorst became listed as a principal of SummerHaven effective October 8, 2009, as an associated person of SummerHaven effective September 1, 2011 and as an associate member of the NFA effective September 1, 2011. Dr. Rouwenhorst is 60 years old.

Robert Dieter has served as Chief Financial Officer of SummerHaven since May 2017 and also as Chief Operating Officer and Chief Compliance Officer of SummerHaven since January 2020. At SummerHaven he has responsibility for operations, corporate accounting, tax and financial reporting as well as compliance. Prior to joining SummerHaven in May 2017, Mr. Dieter founded a consulting practice focused on providing chief financial officer and compliance services to small and medium investment advisors where he worked from October 2009 to present. Mr. Dieter co-founded Seacross Global Advisors, a hedge fund firm where he served as the Chief Financial Officer from April 2007 to September 2009. Mr. Dieter received his M.B.A. from Tuck School of Business at Dartmouth College in 1972 and a B.A. from Tufts University in 1969. Mr. Dieter became listed as a principal of SummerHaven effective February 21, 2020.

Babu V. Sonti of SummerHaven Investment Management is the Chief Technology Officer since June 2016 and, since 2021, also the Chief Operating Officer. Previously, he was a Special Consultant to the United Nations Joint Staff Pension Fund from September 2015 to May 2016. Prior to that, Mr. Sonti was the Vice President and Chief Technology Officer of Ameritas Investment Partners, a registered investment adviser managing equity, fixed income and index derivatives, from January 2006 to August 2015 where he was responsible for developing, maintaining and researching infrastructure and trading technologies along with trading operations for equity, fixed income and index derivatives. Mr. Sonti was part of the founding team at Summit Investment Partners from June 1988 where he worked until December 2005, when Summit Investment Partners was acquired by Ameritas. Summit Investment Partners was a registered investment adviser that managed Summit Mutual Funds along with separate accounts with equity, fixed income and index derivatives for institutional investors. Mr. Sonti’s application to be a principal of SummerHaven was submitted to the National Futures Association on March 17, 2022 and remains pending. Mr. Sonti received his M.A. in Mathematics from the University of Maine and was the Assistant Professor of Mathematics & Computer Science at the College of Wooster. Mr. Sonti is 65 years old.

USCI’s Service Providers

Custodian, Registrar, Transfer Agent, and Administrator

In its capacity as the Custodian for USCI, The Bank of New York Mellon (“BNY Mellon” or “Custodian”) may hold USCI’s Treasuries, cash and/or cash equivalents pursuant to a custody agreement. BNY Mellon is also the registrar and transfer agent for the shares. In addition, in its capacity as Administrator for USCI, BNY Mellon performs certain administrative and accounting services for USCI and prepares certain SEC, NFA and CFTC reports on behalf of USCI.

As compensation for the services that BNY Mellon provides to USCI in the foregoing capacities, and the services BNY Mellon provides to the Related Public Funds, BNY Mellon receives certain out of pocket costs, transaction fees, and asset-based fees, which are accrued daily and paid monthly by USCF.

BNY Mellon is authorized to conduct a commercial banking business in accordance with the provisions of New York State Banking Law, and is subject to regulation, supervision, and examination by the New York State Department of Financial Services and the Board of Governors of the Federal Reserve System.

Delaware Trustee

Wilmington Trust, N.A. (the “Trustee”) serves as the Trust’s corporate trustee as required under the Delaware Statutory Trust Act (“DSTA”). USCF pays the Trustee $3,000 annually for its services to the Trust.

The Trustee is the sole trustee of the Trust. The rights and duties of the Trustee and USCF with respect to the offering of the shares and USCI management and the shareholders are governed by the provisions of the DSTA and by the Trust Agreement. The Trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The Trustee does not owe any other duties to the Trust, USCF or the shareholders of USCI. The Trustee’s principal offices are located at 1100 North Market Street, Wilmington, Delaware 19890. The Trustee is unaffiliated with USCF.

The Trustee is permitted to resign upon at least sixty (60) days’ notice to the Trust, provided, that any such resignation will not be effective until a successor Trustee is appointed by USCF. USCF has the discretion to replace the Trustee.

Only the assets of the Trust and USCF are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal securities laws with respect to the issuance and sale of the shares. Under such laws, neither the Trustee, either in its capacity as Trustee or in its individual capacity, nor any director, officer or controlling person of the Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Trustee set forth in the Trust Agreement.

Under the Trust Agreement, USCF has exclusive management and control of all aspects of the Trust’s business. The Trustee has no duty or liability to supervise the performance of USCF, nor will the Trustee have any liability for the acts or omissions of USCF. The shareholders have no voice in the day to day management of the business and operations of USCI and the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management of the business and affairs of USCI and the Trust, USCF may, in its sole and absolute discretion, appoint an affiliate or affiliates of USCF as additional sponsors and retain such persons, including affiliates of USCF, as it deems necessary to effectuate and carry out the purposes, business and objectives of the Trust. Because the Trustee has no authority over the Trust’s operations, the Trustee itself is not registered in any capacity with the CFTC.

Marketing Agent

USCI also employs ALPS Distributors, Inc. (“ALPS Distributors”) as the Marketing Agent, which is further discussed under “What is the Plan of Distribution?” USCF pays the Marketing Agent an annual fee. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with the offering of shares exceed ten percent (10%) of the gross proceeds of the offering.

ALPS Distributors’ principal business address is 1290 Broadway, Suite 1000, Denver, Colorado 80203. ALPS Distributors is a broker-dealer registered with the SEC and is a member of FINRA and a member of the Securities Investor Protection Corporation.

Payments to Certain Third Parties

USCF or the Marketing Agent, or an affiliate of USCF or the Marketing Agent, may directly or indirectly make cash payments to certain broker-dealers for participating in activities that are designed to make registered representatives and other professionals more knowledgeable about exchange-traded funds and exchange-traded products, including USCI and the Related Public Funds, or for other activities, such as participation in marketing activities and presentations, educational training programs, conferences, the development of technology platforms and reporting systems.

Additionally, pursuant to written agreements, USCF may make payments, out of its own resources, to financial intermediaries in exchange for providing services in connection with the sale or servicing of USCI’s shares, including waiving commissions on the purchase or sale of shares of participating exchange-traded products.

Payments to a broker-dealer or intermediary may create potential conflicts of interest between the broker-dealer or intermediary and its clients. The amounts described above, which may be significant, are paid by USCF and/or the Marketing Agent from their own resources and not from the assets of USCI or the Related Public Funds.

Futures Commission Merchants

RBC Capital Markets, LLC

On June 25, 2018, the Trust on behalf of USCI entered into a Futures and Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets, LLC (“RBC Capital” or “RBC”) to serve as the FCM for USCI. This agreement requires RBC Capital to provide services to USCI, in connection with the purchase and sale of Futures Contracts and Other Commodity-Related Investments for USCI and Futures Contracts and other Copper-Related Investments for CPER, in each case that may be purchased or sold by or through RBC Capital for USCI’s account, as applicable. For the period June 25, 2018 and after, USCI pays RBC Capital commissions for executing and clearing trades on behalf of USCI.

RBC Capital’s primary address is 30 Hudson Street, 27th Floor, Jersey City, NJ 07302. As of June 25, 2019, RBC Capital became the primary futures clearing broker for USCI. RBC Capital is registered in the United States with FINRA as a broker-dealer and with the CFTC as an FCM. RBC Capital is a member of various U.S. futures and securities exchanges.

RBC Capital is a large broker dealer subject to many different complex legal and regulatory requirements. As a result, certain of RBC Capital’s regulators may from time to time conduct investigations, initiate enforcement proceedings and/or enter into settlements with RBC Capital with respect to issues raised in various investigations. RBC Capital complies fully with its regulators in all investigations being conducted and in all settlements it reaches. In addition, RBC Capital is and has been subject to a variety of civil legal claims in various jurisdictions, a variety of settlement agreements and a variety of orders, awards and judgments made against it by courts and tribunals, both in regard to such claims and investigations. RBC Capital complies fully with all settlements it reaches and all orders, awards and judgments made against it.

RBC Capital has been named as a defendant in various legal actions, including arbitrations, class actions and other litigation including those described below, arising in connection with its activities. Certain of the actual or threatened legal actions include claims for substantial compensatory and/or punitive damages or claims for indeterminate amounts of damages. RBC Capital is also involved, in other reviews, investigations and proceedings (both formal and informal) by governmental and self-regulatory agencies regarding RBC Capital’s business, including among other matters, accounting and operational matters, certain of which may result in adverse judgments, settlements, fines, penalties, injunctions or other relief.

RBC Capital contests liability and/or the amount of damages as appropriate in each pending matter. In view of the inherent difficulty of predicting the outcome of such matters, particularly in cases where claimants seek substantial or indeterminate damages or where investigations and proceedings are in the early stages, RBC Capital cannot predict the loss or range of loss, if any, related to such matters; how or if such matters will be resolved; when they will ultimately be resolved; or what the eventual settlement, fine, penalty or other relief, if any, might be. Subject to the foregoing, RBC Capital believes, based on current knowledge and after consultation with counsel, that the outcome of such pending matters will not have a material adverse effect on the consolidated financial condition of RBC Capital.

On April 27, 2017, pursuant to an offer of settlement, a Panel of the Chicago Board of Trade Business Conduct Committee (“Panel”) found that RBC Capital engaged in EFRP transactions which failed to satisfy the Rules of the Chicago Board of Trade (the “Chicago Board of Trade”) in one or more ways. Specifically, the Panel found that RBC Capital traders entered into EFRP trades in which RBC Capital accounts were on both sides of the transactions. While the purpose of the transactions was to transfer positions between the RBC Capital accounts, the Panel found that the manner in which the trades occurred violated the Chicago Board of Trade’s prohibition on wash trades. The Panel found that RBC Capital thereby violated CBOT Rules 534 and (legacy) 538.B. and C. In accordance with the settlement offer, the Panel ordered RBC Capital to pay a $175,000 fine. On October 1, 2019, the CFTC issued an order filing and settling charges against RBC Capital for the above activity, as well as related charges. The order required that RBC Capital cease and desist from violating the applicable regulations, pay a $5 million civil monetary penalty, and comply with various conditions, including conditions regarding public statements and future cooperation with the Commission.

Various regulators are conducting inquiries regarding potential violations of antitrust law by a number of banks and other entities, including RBC Capital, regarding foreign exchange trading. Beginning in 2015, putative class actions were brought against RBC Capital and/or Royal Bank of Canada, RBC Capital’s indirect parent, in the U.S. and Canada. These actions were each brought against multiple foreign exchange dealers and allege, among other things, collusive behavior in global foreign exchange trading. In August 2018, the U.S. District Court entered a final order approving RBC Capital’s settlement with class plaintiffs. In November 2018, certain institutional plaintiffs who had previously opted-out of participating in the settlement filed their own lawsuit in U.S. District Court. In May 2020, the U.S. District Court dismissed RBC Capital from the opt-out action, but granted the plaintiffs’ motion to amend the complaint. The Canadian class actions remain pending and RBC Capital has reached a settlement for an immaterial amount with respect to an action brought by a class of indirect purchasers. RBC Capital is awaiting the court’s final approval of the settlement. In October 2020, RBC Capital and Royal Bank of Canada moved to dismiss the amended complaint. On July 28, 2021, the court dismissed Royal Bank of Canada from the case but denied the motion as to RBC. Based on the facts currently known, it is not possible at this time for management to predict the ultimate outcome of these collective matters or the timing of their ultimate resolution.

On April 13, 2015, RBC Capital’s affiliate, Royal Bank of Canada Trust Company (Bahamas) Limited (“RBC Bahamas”), was charged in France with complicity in tax fraud. RBC Bahamas believes that its actions did not violate French law and contested the charge in the French court. The trial of this matter has concluded and a verdict was delivered on January 12, 2017, acquitting the company and the other defendants and on June 29, 2018, the French appellate court affirmed the acquittals. On January 6, 2021, the French Supreme Court issued a judgment reversing the decision of the French Court of Appeal dated June 29, 2018 and sent the case back to the French Court of Appeal for rehearing and therefore the proceeding is currently awaiting a new trial with the French Court of Appeal.

Royal Bank of Canada and other panel banks for the setting of the U.S. dollar London interbank offered rate (“LIBOR”) have been named as defendants in private lawsuits filed in the U.S. with respect to the setting of U.S. dollar LIBOR including a number of class action lawsuits which have been consolidated before the U.S. District Court for the Southern District of New York. RBC Capital has also been named as a defendant in one of those lawsuits. The complaints in those private lawsuits assert claims under various U.S. laws, including U.S. antitrust laws, the U.S. Commodity Exchange Act, and state law. In addition to the LIBOR actions, in January 2019, a number of financial institutions, including RBC Capital, were named in a purported class action in New York alleging violations of the U.S. antitrust laws and common law principles of unjust enrichment in the setting of LIBOR after the Intercontinental Exchange took over administration of the benchmark interest rate from the British Bankers’ Association in 2014 (the “ICE LIBOR action”). On March 26, 2020, the defendants’ motion to dismiss the ICE LIBOR action was granted. The plaintiffs filed a notice of appeal of that ruling to the United States Court of Appeals for the Second Circuit on April 24, 2020 and, thereafter, sought to substitute named plaintiffs. The Second Circuit permitted substitution, but has not yet ruled on the merits of the appeal. In August 2020, Royal Bank of Canada and other financial institutions were named as defendants in a separate, individual (i.e., non-class) action filed in California alleging that the usage and setting of LIBOR constitutes per se collusive conduct. In November 2020 and May 2021, plaintiffs sought a preliminary injunction with respect to the setting of ICE LIBOR; defendants opposed these motions and sought to transfer the matter to New York. On June 3, 2021, the court denied defendants’ motion to transfer. Defendants then moved to dismiss. Plaintiffs’ motions for a preliminary injunction and defendants’ motion to dismiss remain pending. Based on the facts currently known, it is not possible at this time to predict the ultimate outcome of these proceedings or the timing of their resolution.

Please see RBC Capital’s Form BD, which is available on the FINRA BrokerCheck program, for more details.

RBC Capital will act only as clearing broker for USCI and as such will be paid commissions for executing and clearing trades on behalf of USCI. RBC Capital has not passed upon the adequacy or accuracy of this disclosure document. RBC Capital will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USCI.

None of USCI’s FCMs is affiliated with USCI or USCF. Therefore, neither USCF nor USCI believes that there are any conflicts of interest with any of USCI’s FCMs or their respective trading principals arising from their acting as an FCM for USCI.

Marex North America, LLC

On August 23, 2021, the Trust on behalf of USCI entered into a Commodity Futures Customer Agreement with Marex North America, LLC (“MNA”) to serve as an FCM for USCI. This agreement requires MNA to provide services to USCI in connection with the purchase and sale of Futures Contracts and Other Commodity-Related Investments for USCI, in each case that may be purchased or sold by or through MNA for USCI’s account, as applicable.

MNA’s primary address is 360 Madison Avenue, 3rd Floor, New York, NY 10017. MNA is registered in the United States with the CFTC as an FCM. MNA is a member of various U.S. futures exchanges.

MNA settled with the CFTC in September 2020 to pay a monetary penalty of US$ 250,000 for failure to meet minimum adjusted net capital requirements. MNA improperly accounted for deductions arising out of an agreement that it entered to guarantee a revolving line of credit for an affiliated company when computing its net capital requirement.

MNA will act only as clearing broker for USCI and as such will be paid commissions for executing and clearing trades on behalf of USCI. MNA has not passed upon the adequacy or accuracy of this disclosure document. MNA will not act in any supervisory capacity with respect to USCF or participate in the management of USCF or USCI.

Commodity Trading Advisor

Currently, USCF employs SummerHaven as a commodity trading advisor. SummerHaven provides advisory services to USCF with respect to the SDCI and investment decisions for USCI. Its advisory services include, but are not limited to, providing advice regarding the purchase, sale, or holding of commodity interests by USCI in accordance with the advisory agreement between SummerHaven and USCF. For these services, USCF pays fees to SummerHaven. For additional information about the SDCI and USCI’s trading program see “Additional Information About the SDCI and USCI’s Trading Program.” In addition, USCF employs SummerHaven as a commodity trading advisor for USCI.

SummerHaven’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

Other than as indicated below, there have been no material, civil, administrative, or criminal proceedings pending, on appeal, or concluded against SummerHaven or its principals in the past five (5) years.

On May 18, 2021, without admitting or denying the CFTC’s findings or conclusions, SummerHaven settled a CFTC administrative action arising out of certain trades executed in or around July of 2018 for the commodity futures portfolio of a third-party. Such trades were intended to move positions from one FCM to another. The CFTC alleged that the trades constituted “wash” trades, which are prohibited under the Commodity Exchange Act and CFTC regulations promulgated thereunder. The CFTC also alleged that the trades were non-competitive transactions and, therefore, violated CFTC regulation 1.38, and that their entry evidenced a supervisory failure. In connection with the settlement, SummerHaven has agreed to pay a civil monetary penalty of $500,000 and to cease and desist from further violations of the Commodity Exchange Act and CFTC regulations, as charged.

USCF has also entered into a licensing agreement with SHIM. Under this licensing agreement, USCF pays SHIM for the license to the use of certain names and marks, including the SDCI with respect to USCI.

SHIM’s principal business address is 1266 East Main Street, Soundview Plaza, Fourth Floor, Stamford, CT 06902.

USCI’s Fees and Expenses

This table describes the fees and expenses that you may pay if you buy and hold shares of USCI. You should note that you may pay brokerage commissions on purchases and sales of USCI’s shares, which are not reflected in the table. Authorized Participants will pay applicable creation and redemption fees. See “Creation and Redemption of Shares—Creation and Redemption Transaction Fee,” page 75.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)(1)

Management Fees(2)	0.80%
Distribution Fees	NONE
Other Fund Expenses	0.21%
Total Annual Fund Operating Expenses	1.01%
(1)	Based on amounts for the nine months ended September 30, 2022. The individual expense amounts in dollar terms are shown in the table below. As used in this table, (i) Professional Expenses include expenses for legal, audit, tax accounting and printing; and (ii) Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance.
(2)	USCI is contractually obligated to pay USCF a management fee based on average daily net assets and paid monthly of 0.80% per annum on its average total net assets.
Management Fees	$1,892,714
Brokerage Commissions	$158,243
Professional Expenses	$402,120
License Fees	$2,274
Independent Director and Officer Expenses	$51,937
Registration Fee	$6,617

These amounts are based on USCI’s average total net assets, which are the sum of daily total net assets of USCI divided by the number of calendar days in the year. For the nine months ended September 30, 2022, USCI’s average total net assets were $316,318,980.

Breakeven Analysis

The breakeven analysis below indicates the approximate dollar returns and percentage required for the redemption value of a hypothetical initial investment in a single share to equal the amount invested twelve months after the investment was made. For purposes of this breakeven analysis, we have assumed an initial selling price of $51.45 per share, which equals the NAV per share on September 30, 2022. In order for a hypothetical investment in shares to break even over the next 12 months, assuming a selling price of $51.45 (the net asset value as of September 30, 2022), the investment would have to generate a 0.892% return or $0.459, rounded to $0.46.

This breakeven analysis refers to the redemption of baskets by Authorized Participants and is not related to any gains an individual investor would have to achieve in order to break even. The breakeven analysis is an approximation only.

Assumed initial selling price per share(1)	$51.45
Management Fees (0.80%)(2)	$0.412
Creation Basket Fee (0.010%)(3)	$(0.005)
Estimated Brokerage Fees (0.050%)(4)	$0.026
Interest Income (0.093%)(5)	$(0.048)
Registration Fees (0.002%)	$0.001
Independent Director and Officer Expenses (0.016%)(6)	$0.008
Professional Expenses (0.127%)(7)	$0.065
Amount of trading income (loss) required for the redemption value at the end of one year to equal the initial selling price of the share	$0.459
Percentage of initial selling price per share	0.892%

(1)	In order to show how a hypothetical investment in shares would break even over the next 12 months, this breakeven analysis uses an assumed initial selling price of $51.45 per share, which is based on the NAV per share of USCI at the close of trading on September 30, 2022. Investors should note that, because USCI’s NAV changes on a daily basis, the breakeven amount on any given day could be higher or lower than the amount reflected here.
(2)	USCI is contractually obligated to pay USCF a management fee of 0.80% per annum on its average total net assets. “Average total net assets” are the sum of the daily total net assets of USCI (the NAV of USCI calculated as set forth in “Calculating Per Share NAV” beginning on page 71) divided by the number of calendar days in the year. On days when markets are closed, the daily total net assets are the daily total net assets from the last day when the market was open. See page 7 for a discussion of net assets of USCI.

(3)	Authorized Participants are required to pay a Creation Basket fee of $350 for each order they place to create one or more baskets. This breakeven analysis assumes a hypothetical investment in a single share, which would equal the $350 Creation Basket fee divided by the total number of outstanding shares plus the 50,000 shares created by the Creation Basket. This calculation will always result in a value that is below 0.010%, but for purposes of this breakeven analysis we assume a creation basket fee of 0.010%.
(4)	This amount is based on the actual brokerage fees for USCI calculated on an annualized basis.
(5)	Interest earned on USCI’s assets, including its Treasuries holdings.
(6)	Independent Director and Officer Expenses include amounts paid to independent directors and for officers’ liability insurance. The foregoing assumes that the average total net assets of USCI as of September 30, 2022, which were $316,318,980, were aggregated with the average total net assets of the Related Public Funds as of September 30, 2022, that the aggregate fees paid to the independent directors for the year ending December 31, 2022 are estimated to be $1,258,000, and that the allocable portion of the fees borne by USCI based on the proportion of its average total net assets when aggregated with the average total net assets of the Related Public Funds equals $70,000.
(7)	Professional Expenses include expenses for legal, audit, tax accounting and printing. USCI estimates the costs attributable to Professional Expenses for the nine months ended September 30, 2022 is $402,120. The number in the break-even table assumes USCI had $316,318,980 in average total net assets during the nine months ended September 30, 2022.

Conflicts of Interest

There are present and potential future conflicts of interest in USCI’s structure and operation you should consider before you purchase shares. USCF, SHIM and SummerHaven will use this notice of conflicts as a defense against any claim or other proceeding made. If USCF, SHIM or SummerHaven are not able to resolve these conflicts of interest adequately, it may impact USCI’s and the Related Public Funds’ ability to achieve their investment objectives. The officers, directors and employees of USCF, SHIM and SummerHaven do not devote their time exclusively to USCI. These persons are directors, officers or employees of other entities which may compete with USCI for their services. They could have a conflict between their responsibilities to USCI and to those other entities.

USCF, SHIM and SummerHaven have adopted policies that prohibit these companies and their principals, officers, directors and employees from trading futures and related contracts in which either USCI or any of the Related Public Funds invests. These policies are intended to prevent conflicts of interest occurring where USCF, SHIM, SummerHaven or their principals, officers, directors or employees could give preferential treatment to their own accounts or trade their own accounts ahead of or against USCI or any of the Related Public Funds.

USCF has sole current authority to manage the investments and operations of USCI, and this may allow it to act in a way that furthers its own interests which may create a conflict with your best interests. Shareholders have very limited voting rights, which will limit their ability to influence matters such as amendment of the Trust Agreement, change in USCI’s basic investment policy, dissolution of the Trust, or the sale or distribution of USCI’s assets.

USCF serves as the general partner or sponsor to USCI and the Related Public Funds. USCF may have a conflict to the extent that its trading decisions for USCI may be influenced by the effect they would have on the other funds it manages.

In addition, USCF is required to indemnify the officers and directors of the Related Public Funds, if the need for indemnification arises. This potential indemnification will cause USCF’s assets to decrease. If USCF’s other sources of income are not sufficient to compensate for the indemnification, then USCF may terminate and you could lose your investment.

Resolution of Conflicts Procedures

The Trust Agreement provides that whenever a conflict of interest exists or arises between USCF or any of its affiliates, on the one hand, and the Trust, USCI, or any shareholders or any other person, on the other hand, any resolution or course of action by USCF in respect of such conflict of interest considering the relative interest of each party (including its own interest) and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable accepted accounting practices or principles.

Interests of Named Experts and Counsel

USCF has employed Eversheds Sutherland (US) LLP to prepare this prospectus. Neither the law firm nor any other expert hired by USCF on behalf of the Trust and USCI to give advice on the preparation of this offering document has been hired on a contingent fee basis. None of them have any present or future expectation of interest in USCF, Marketing Agent, Authorized Participants, Custodian, Administrator or other service providers to the Trust and USCI.

Ownership or Beneficial Interest in USCI

As of September 30, 2022, USCF is not aware of any five percent (5%) holder of the shares of USCI. Also, as of such date, USCF owns 5 shares of USCI, and none of the directors or executive officers of USCF own any shares of USCI, and neither SummerHaven nor any of its principals own shares of USCI.

Fiduciary and Regulatory Duties of USCF

The general fiduciary duties which would otherwise be imposed on USCF (which would make its operation of the Trust as described herein impracticable due to the strict prohibition imposed by such duties on, for example, conflicts of interest on behalf of a fiduciary in its dealings with its beneficiaries), are replaced by the terms of the Trust Agreement (to which terms all shareholders, by subscribing to the shares, are deemed to consent).

Additionally, under the Trust Agreement USCF has the following obligations as a sponsor of the Trust:

•	Devote to the business and affairs of the Trust such of its time as it determines in its discretion (exercised in good faith) to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the shareholders;
•	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;
•	Appoint and remove independent public accountants to audit the accounts of the Trust and employ attorneys to represent the Trust;
•	Use its best efforts to maintain the status of the Trust as a statutory trust for state law purposes and as a partnership for U.S. federal income tax purposes;
•	Invest, reinvest, hold uninvested, sell, exchange, write options on, lease, lend and, to the extent permitted by the Trust Agreement, pledge, mortgage and hypothecate the assets of USCI in accordance with the purposes of the Trust and this Prospectus;
•	Have fiduciary responsibility for the safekeeping and use of the Trust’s assets, whether or not in USCF’s immediate possession or control;
•	Enter into and perform agreements with each Authorized Participant, receive from Authorized Participants and process properly submitted purchase orders, receive Creation Basket Deposits, deliver or cause the delivery of Creation Baskets to for the account of the Authorized Participant submitting a purchase order;
•	Receive from Authorized Participants and process, or cause the Marketing Agent to process, properly submitted redemption orders, receive from the redeeming Authorized Participants through the Depository, and thereupon cancel or cause to be cancelled, shares corresponding to the Redemption Baskets to be redeemed;
•	Interact with the Depository as required;
•	Delegate duties to one or more administrators, as USCF determines; and
•	Delegate duties to one or more commodity trading or other advisors, as USCF determines.

To the extent that under a law, common, statutory, or in equity, USCF has duties (including fiduciary duties) and liabilities relating thereto to the Trust, USCI, the shareholders or to any other person, USCF will not be liable to the Trust, USCI, the shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or this Prospectus unless such reliance constitutes gross negligence or willful misconduct on the part of USCF.

Under Delaware law, a beneficial owner of a statutory trust (such as a shareholder of USCI) may, under certain circumstances, institute legal action on behalf of himself and all other similarly situated beneficial owners (a “class action”) to recover damages for violations of fiduciary duties, or on behalf of a statutory trust (a “derivative action”) to recover damages from a third party where there has been a failure or refusal to institute proceedings to recover such damages. In addition, beneficial owners may have the right, subject to certain legal requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the SEC. Beneficial owners who have suffered losses in connection with the purchase or sale of their beneficial interests may be able to recover such losses from USCF where the losses result from a violation by USCF of the anti-fraud provisions of the federal securities laws.

Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against USCF (a registered commodity pool operator), an FCM, as well as those of their respective employees who are required to be registered under the CEA, and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA. Investors in futures and in commodity pools may, therefore, invoke the protections provided thereunder.

The foregoing summary describing in general terms the remedies available to shareholders under federal law is based on statutes, rules and decisions as of the date of this Prospectus. As this is a rapidly developing and changing area of the law, shareholders who believe that they may have a legal cause of action against any of the foregoing parties should consult their own counsel as to their evaluation of the status of the applicable law at such time.

Liability and Indemnification

Under the Trust Agreement, USCF, the Trustee and their respective affiliates (collectively, “Covered Persons”) (i) shall have no liability to the Trust, to USCI, or to any shareholder for any loss suffered by the Trust or USCI which arises out of any action or inaction of such Covered Person and (ii) shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any shareholder or assignee thereof, in both cases, provided that such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or USCI and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any Administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any Administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

The Trust Agreement also provides that USCF (and any other Covered Person performing services on behalf of the Trust or USCI, as applicable, and acting within the scope of USCF’s authority as set forth in the Trust Agreement) shall be indemnified by the Trust (or by USCI separately to the extent the matter in question relates to a single fund or disproportionately affects a specific fund in relation to another fund) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or a fund, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or a fund, as applicable, and has determined, in good faith, that such course of conduct was in the best interests of the Trust or a fund, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust Agreement on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the Trust or of USCI. All rights to indemnification permitted under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

USCF shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of the U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation cost) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

The payment of any indemnification shall be allocated, as appropriate, among the series funds in the Trust, including USCI. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust or any fund, as applicable; (ii) the legal action is initiated by a party other than the Trust or any fund; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust or any fund, as applicable, in cases in which it is not entitled to indemnification under the Trust Agreement.

In the event the Trust or any Fund, as applicable, is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any shareholder’s (or assignee’s) obligations or liabilities unrelated to the business of the Trust or any Fund, as applicable, such shareholder (or assignees cumulatively) is required under the Trust Agreement to indemnify, defend, hold harmless and reimburse or such fund, as applicable, for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee under the Trust Agreement), claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for expenses resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Provisions of Law

According to applicable law, indemnification of USCF is payable only if USCF determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Trust and USCI and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct and such liability or loss was not the result of negligence or misconduct by USCF, and such indemnification or agreement to hold harmless is recoverable only out of the assets of USCI and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to federal and applicable state securities laws. The SEC and state securities agencies take the position that indemnification of USCF that arises out of an alleged violation of such laws is prohibited unless certain conditions are met.

These conditions require that no indemnification of USCF or any underwriter for USCI may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification and the court approves the indemnification; (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the party seeking indemnification; or (iii) a court of competent jurisdiction approves a settlement of the claims against the party seeking indemnification and finds that indemnification of the settlement and related costs should be made, provided that, before seeking such approval, USCF or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the SEC and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold interests.

Provisions of the 1933 Act and NASAA Guidelines

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to USCF or its directors, officers, or persons controlling the Trust and USCI, USCI has been informed that the SEC and the various state administrators believe that such indemnification is against public policy as expressed in the 1933 Act and the North American Securities Administrators Association, Inc. (“NASAA”) commodity pool guidelines and is therefore unenforceable.

Management; Voting by Shareholders

The shareholders of USCI take no part in the management or control, and have no voice in the Trust’s operations or business.

USCF generally has the right to amend the Trust Agreement as it applies to the Trust provided that the shareholders have the right to vote only if expressly required under Delaware or federal law or rules or regulations of the Exchange, or if submitted to the shareholders by USCF in its sole discretion. No amendment affecting the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in the form of an instruction letter.

Meetings

Meetings of the Trust’s shareholders may be called by USCF and may be called by it upon the written request of shareholders holding at least 50% of the outstanding shares of the Trust or USCI, as applicable. USCF shall deposit in the United States mail or electronically transmit written notice to all shareholders of USCI of the meeting and the purpose of the meeting, which shall be held on a date not less than 30 nor more than 60 days after the date of mailing of such notice, at a reasonable time and place. Where the meeting is called upon the written request of the shareholders such written notice shall be mailed or transmitted not more than 45 days after such written request for a meeting was received by USCF. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

Any action required or permitted to be taken by shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any shareholder to any action of the Trust, USCI or any shareholder, as contemplated by the Trust Agreement, is solicited by USCF, the solicitation shall be effected by notice to each shareholder given in the manner provided in accordance with the Trust Agreement. The Trust Agreement provides that shareholders are deemed to have consented to any proposals recommended by USCF in the shareholder notice unless such shareholders timely object to the proposals. Therefore, a lack of a response by a shareholder will have the same effect as if that shareholder had provided affirmative written consent for the proposed action. USCF and all parties dealing with the Trust may act in reliance on such deemed activity.

Termination Events

The Trust will dissolve at any time upon the happening of any of the following events:

•	The filing of a certificate of dissolution or revocation of USCF’s charter (and the expiration of 90 days after the date of notice to USCF of revocation without a reinstatement of its charter) or upon written notice by USCF of its withdrawal as Sponsor, unless (i) at the time there is at least one remaining Sponsor and that remaining Sponsor carries on the business of the Trust or (ii) within 90 days of such event of withdrawal all the remaining shareholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Sponsors. If the Trust is terminated as the result of an event of withdrawal and a failure of all remaining shareholders to continue the business of the Trust and to appoint a successor Sponsor as provided above within 120 days of such event of withdrawal, shareholders holding shares representing at least a majority (over 50%) of the NAV (not including shares held by USCF and its affiliates) may elect to continue the business of the Trust by forming a new statutory trust, or reconstituted trust, on the same terms and provisions as set forth in the Trust Agreement. Any such election must also provide for the election of a Sponsor to the reconstituted trust. If such an election is made, all shareholders of the Trust shall be bound thereby and continue as shareholders of the reconstituted trust.
•	The occurrence of any event which would make unlawful the continued existence of the Trust.
•	In the event of the suspension, revocation or termination of USCF’s registration as a commodity pool operator, or membership as a commodity pool operator with the NFA (if, in either case, such registration is required at such time unless at the time there is at least one remaining Sponsor whose registration or membership has not been suspended, revoked or terminated).
•	The Trust becomes insolvent or bankrupt.
•	The shareholders holding shares representing at least seventy-five percent (75%) of the NAV (which excludes the shares of USCF) vote to dissolve USCI, notice of which is sent to USCF not less than ninety (90) business days prior to the effective date of termination.
•	The determination of USCF that the aggregate net assets of USCI in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust.
•	The Trust is required to be registered as an investment company under the 1940 Act.
•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The Trust and USCI keep their books of record and account at its office located at 1850 Mt. Diablo Boulevard, Suite 640, Walnut Creek, California 94596 or at the offices of the Administrator located at 240 Greenwich Street, New York, New York, 10286, or such office, including of an administrative agent, as it may subsequently designate upon notice. These books and records are open to inspection by any person who establishes to the Trust’s satisfaction that such person is a shareholder upon reasonable advance notice at all reasonable times during the usual business hours of the Trust and USCI.

The Trust keeps a copy of the Trust Agreement on file in USCF’s office which will be available for inspection by any shareholder on reasonable advance notice at all times during its usual business hours upon reasonable advance notice.

Statements, Filings, and Reports to Shareholders

At the end of each fiscal year, the Trust will furnish to banks, broker dealers and trust companies (“DTC Participants”) for distribution to each person who is a shareholder at the end of the fiscal year an annual report containing the Trust’s audited financial statements and other information about the Trust and USCI. USCF is responsible for the registration and qualification of the shares under the federal securities laws and federal commodities laws and any other securities and blue-sky laws of the United States or any other jurisdiction as USCF may select. USCF is responsible for preparing all reports required by the SEC, CFTC, and the NYSE Arca, but has entered into an agreement with the Administrator to prepare these reports as required by the SEC, CFTC and the NYSE Arca on the Trust’s behalf.

The financial statements of the Trust will be audited, as required by law and as may be directed by USCF, by an independent registered public accounting firm designated from time to time by USCF. The accountants’ report will be furnished by the Trust to shareholders upon request. The Trust will make such elections, file such tax returns, and prepare, disseminate and file such tax reports, as it is advised by its counsel or accountants are from time to time required by any applicable statute, rule or regulation.

In addition to periodic reports filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, all of which can be accessed on the SEC’s website at www.sec.gov or on USCI’s website at www.uscfinvestments.com, the Trust pursuant to the Trust Agreement, will provide the following reports to shareholders in the manner prescribed below:

Annual Reports. Within 90 days after the end of each fiscal year, USCF shall cause to be delivered an annual report containing the following:

(i)	financial statements of the Trust, including without limitation, a balance sheet as of the end of the of the Trust’s fiscal year and statements of income, Trust’s equity and changes in financial position, for such fiscal year, which shall be prepared in accordance with accounting principles generally accepted in the United States of America consistently applied and shall be audited by a firm of independent certified public accountants registered with the Public Company Accounting Oversight Board,
(ii)	a general description of the activities of the Trust during the period covered by the report, and
(iii)	a report of any material transactions between the Trust and USCF or any of its affiliates, including fees or compensation paid by the Trust and the services performed by USCF or any such affiliate for such fees or compensation.

Quarterly Reports. Within 45 days after the end of each quarter of each fiscal year, USCF shall cause to be delivered, a quarterly report containing a balance sheet and statement of income for the period covered by the report, each of which may be unaudited but shall be certified by USCF as fairly presenting the financial position and results of operations of the Trust during the period covered by the report. The report shall also contain a description of any material event regarding the business of the Trust during the period covered by the report.

Monthly Reports. Within 30 days after the end of each month, USCF shall cause to be delivered, a monthly report containing an account statement, which will include a statement of income (loss) and a statement of changes in NAV, for the prescribed period. In addition, the account statement will disclose any material business dealings between the Trust, USCF, commodity trading advisor, FCMs, or the principals thereof that previously have not been disclosed in this prospectus or any amendment thereto, other account statements or annual reports.

The Trust will provide information to its shareholders to the extent required by applicable SEC, CFTC, and NYSE Arca requirements. An issuer, such as the Trust, of exchange-traded securities may not always readily know the identities of the investors who own those securities. The Trust and USCI will post the same information described above on www.uscfinvestments.com.

Fiscal Year

The fiscal year of USCI is the calendar year. USCF may select an alternate fiscal year.

Governing Law; Consent to Delaware Jurisdiction

The rights of USCF, the Trust, USCI, DTC (as registered owner of USCI’s global certificate for shares) and the shareholders are governed by the laws of the State of Delaware. USCF, the Trust, USCI and DTC and, by accepting shares, each DTC Participant and each shareholder, consent to the exclusive jurisdiction of the courts of the State of Delaware and any federal courts located in Delaware. Such consent is not required for any person to assert a claim of Delaware jurisdiction over USCF, the Trust or USCI.

Legal Matters

Litigation and Claims

From time to time, USCF, the Trust and USCI may be involved in legal proceedings arising primarily from the ordinary course of its business. None of the Trust or USCI is currently party to any material legal proceedings. In addition, USCF, as sponsor of the Trust and general partner of the Related Public Funds may, from time to time, be involved in litigation arising out of its operations in the ordinary course of business. Except as described herein, USCF is not currently party to any material legal proceedings.

Optimum Strategies Action

On April 6, 2022, USO and USCF were named as defendants in an action filed by Optimum Strategies Fund I, LP, a purported investor in call option contracts on USO (the “Optimum Strategies Action”). The action is pending in the U.S. District Court for the District of Connecticut at Civil Action No. 3:22-cv-00511.

The Optimum Strategies Action asserts claims under the Securities Exchange Act of 1934, as amended (the “1934 Act”), Rule 10b-5 thereunder, and the Connecticut Uniform Securities Act. It purports to challenge statements in registration statements that became effective in February 2020, March 2020, and on April 20, 2020, as well as public statements between February 2020 and May 2020, in connection with certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks damages, interest, costs, attorney’s fees, and equitable relief.

USCF and USO intend to vigorously contest such claims, and have moved for their dismissal.

Settlement of SEC and CFTC Investigations

On November 8, 2021, USCF and USO announced a resolution with each of the SEC and the CFTC relating to matters set forth in certain Wells Notices issued by the staffs of each of the SEC and CFTC as more fully described below.

On August 17, 2020, USCF, USO, and John Love received a “Wells Notice” from the staff of the SEC (the “SEC Wells Notice”). The SEC Wells Notice stated that the SEC staff made a preliminary determination to recommend that the SEC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 17(a)(1) and 17(a)(3) of the Securities Act of 1933, as amended (the “1933 Act”), and Section 10(b) of the 1934 Act, and Rule 10b-5 thereunder.

Subsequently, on August 19, 2020, USCF, USO, and Mr. Love received a Wells Notice from the staff of the CFTC (the “CFTC Wells Notice”). The CFTC Wells Notice stated that the CFTC staff made a preliminary determination to recommend that the CFTC file an enforcement action against USCF, USO, and Mr. Love alleging violations of Sections 4o(1)(A) and (B) and 6(c)(1) of the Commodity Exchange Act of 1936, as amended (the “CEA”), 7 U.S.C. §§ 6o(1)(A) and (B) and 9(1) (2018), and CFTC Regulations 4.26, 4.41, and 180.1(a), 17 C.F.R. §§ 4.26, 4.41, 180.1(a) (2019).

On November 8, 2021, acting pursuant to an offer of settlement submitted by USCF and USO, the SEC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 8A of the 1933 Act, directing USCF and USO to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, 15 U.S.C. § 77q(a)(3) (the “SEC Order”). In the SEC Order, the SEC made findings that, from April 24, 2020 to May 21, 2020, USCF and USO violated Section 17(a)(3) of 1933 Act, which provides that it is “unlawful for any person in the offer or sale of any securities to engage in any transaction, practice, or course of business which operates or would operate as a fraud or deceit upon the purchaser.” USCF and USO consented to entry of the SEC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Separately, on November 8, 2021, acting pursuant to an offer of settlement submitted by USCF, the CFTC issued an order instituting cease-and-desist proceedings, making findings, and imposing a cease-and-desist order pursuant to Section 6(c) and (d) of the CEA, directing USCF to cease and desist from committing or causing any violations of Section 4o(1)(B) of the CEA, 7 U.S.C. § 6o(1)(B), and CFTC Regulation 4.41(a)(2), 17 C.F.R. § 4.41(a)(2) (the “CFTC Order”). In the CFTC Order, the CFTC made findings that, from on or about April 22, 2020 to June 12, 2020, USCF violated Section 4o(1)(B) of the CEA and CFTC Regulation 4.41(a)(2), which make it unlawful for any commodity pool operator (“CPO”) to engage in “any transaction, practice, or course of business which operates as a fraud or deceit upon any client or participant or prospective client or participant” and prohibit a CPO from advertising in a manner which “operates as a fraud or deceit upon any client or participant or prospective client or participant,” respectively. USCF consented to entry of the CFTC Order without admitting or denying the findings contained therein, except as to jurisdiction.

Pursuant to the SEC Order and the CFTC Order, in addition to the command to cease and desist from committing or causing any violations of Section 17(a)(3) of the 1933 Act, Section 4o(1)(B) of the CEA, and CFTC Regulation 4.14(a)(2), civil monetary penalties totaling two million five hundred thousand dollars ($2,500,000) in the aggregate were required to be paid to the SEC and CFTC, of which one million two hundred fifty thousand dollars ($1,250,000) was paid by USCF to each of the SEC and the CFTC, respectively, pursuant to the offsets permitted under the orders.

In re: United States Oil Fund, LP Securities Litigation

On June 19, 2020, USCF, USO, John P. Love, and Stuart P. Crumbaugh were named as defendants in a putative class action filed by purported shareholder Robert Lucas (the “Lucas Class Action”). The Court thereafter consolidated the Lucas Class Action with two related putative class actions filed on July 31, 2020 and August 13, 2020, and appointed a lead plaintiff. The consolidated class action is pending in the U.S. District Court for the Southern District of New York under the caption In re: United States Oil Fund, LP Securities Litigation, Civil Action No. 1:20-cv-04740.

On November 30, 2020, the lead plaintiff filed an amended complaint (the “Amended Lucas Class Complaint”). The Amended Lucas Class Complaint asserts claims under the 1933 Act, the 1934 Act, and Rule 10b-5. The Amended Lucas Class Complaint challenges statements in registration statements that became effective on February 25, 2020 and March 23, 2020 as well as subsequent public statements through April 2020 concerning certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Amended Lucas Class Complaint purports to have been brought by an investor in USO on behalf of a class of similarly-situated shareholders who purchased USO securities between February 25, 2020 and April 28, 2020 and pursuant to the challenged registration statements. The Amended Lucas Class Complaint seeks to certify a class and to award the class compensatory damages at an amount to be determined at trial as well as costs and attorney’s fees. The Amended Lucas Class Complaint named as defendants USCF, USO, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes III, as well as the marketing agent, ALPS Distributors, Inc., and the Authorized Participants: ABN Amro, BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets, Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, J.P. Morgan Securities Inc., Merrill Lynch Professional Clearing Corporation, Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC.

The lead plaintiff has filed a notice of voluntary dismissal of its claims against BNP Paribas Securities Corporation, Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Morgan Stanley & Company, Inc., Nomura Securities International, Inc., RBC Capital Markets, LLC, SG Americas Securities LLC, and UBS Securities LLC.

USCF, USO, and the individual defendants in In re: United States Oil Fund, LP Securities Litigation intend to vigorously contest such claims and have moved for their dismissal.

Wang Class Action

On July 10, 2020, purported shareholder Momo Wang filed a putative class action complaint, individually and on behalf of others similarly situated, against defendants USO, USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F. Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, Malcolm R. Fobes, III, ABN Amro, BNP Paribas Securities Corp., Citadel Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities USA LLC, Deutsche Bank Securities Inc., Goldman Sachs & Company, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Company Inc., Nomura Securities International Inc., RBC Capital Markets LLC, SG Americas Securities LLC, UBS Securities LLC, and Virtu Financial BD LLC, in the U.S. District Court for the Northern District of California as Civil Action No. 3:20-cv-4596 (the “Wang Class Action”).

The Wang Class Action asserted federal securities claims under the 1933 Act, challenging disclosures in a March 19, 2020 registration statement. It alleged that the defendants failed to disclose to investors in USO certain extraordinary market conditions and the attendant risks that caused the demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The Wang Class Action was voluntarily dismissed on August 4, 2020.

Mehan Action

On August 10, 2020, purported shareholder Darshan Mehan filed a derivative action on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Nicholas D. Gerber, Andrew F Ngim, Robert L. Nguyen, Peter M. Robinson, Gordon L. Ellis, and Malcolm R. Fobes, III (the “Mehan Action”). The action is pending in the Superior Court of the State of California for the County of Alameda as Case No. RG20070732.

The Mehan Action alleges that the defendants breached their fiduciary duties to USO and failed to act in good faith in connection with a March 19, 2020 registration statement and offering and disclosures regarding certain extraordinary market conditions that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaint seeks, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. All proceedings in the Mehan Action are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest such claims.

In re United States Oil Fund, LP Derivative Litigation

On August 27, 2020, purported shareholders Michael Cantrell and AML Pharm. Inc. DBA Golden International filed two separate derivative actions on behalf of nominal defendant USO, against defendants USCF, John P. Love, Stuart P. Crumbaugh, Andrew F Ngim, Gordon L. Ellis, Malcolm R. Fobes, III, Nicholas D. Gerber, Robert L. Nguyen, and Peter M. Robinson in the U.S. District Court for the Southern District of New York at Civil Action No. 1:20-cv-06974 (the “Cantrell Action”) and Civil Action No. 1:20-cv-06981 (the “AML Action”), respectively.

The complaints in the Cantrell and AML Actions are nearly identical. They each allege violations of Sections 10(b), 20(a) and 21D of the 1934 Act, Rule 10b-5 thereunder, and common law claims of breach of fiduciary duties, unjust enrichment, abuse of control, gross mismanagement, and waste of corporate assets. These allegations stem from USO’s disclosures and defendants’ alleged actions in light of the extraordinary market conditions in 2020 that caused demand for oil to fall precipitously, including the COVID-19 global pandemic and the Saudi Arabia-Russia oil price war. The complaints seek, on behalf of USO, compensatory damages, restitution, equitable relief, attorney’s fees, and costs. The plaintiffs in the Cantrell and AML Actions have marked their actions as related to the Lucas Class Action.

The Court consolidated the Cantrell and AML Actions under the caption In re United States Oil Fund, LP Derivative Litigation, Civil Action No. 1:20-cv-06974 and appointed co-lead counsel. All proceedings in In re United States Oil Fund, LP Derivative Litigation are stayed pending disposition of the motion(s) to dismiss in In re: United States Oil Fund, LP Securities Litigation.

USCF, USO, and the other defendants intend to vigorously contest the claims in In re United States Oil Fund, LP Derivative Litigation.

Legal Opinion

Richards, Layton & Finger, P.A. has been retained to advise the Trust and USCF with respect to the shares being offered hereby and has passed upon the validity of the shares being issued hereunder. Eversheds Sutherland (US) LLP has also provided USCF with its opinion with respect to federal income tax matters addressed herein.

Experts

Spicer Jeffries LLP, an independent registered public accounting firm, has audited the statements of financial condition of USCI as of December 31, 2021 and December 31, 2020, including the schedule of investments as of December 31, 2021 and 2020, and the related statements of operations, changes in partners’ capital and cash flows for the years ended December 31, 2021, 2020 and 2019, that appear in the annual report on Form 10-K that is incorporated by reference. The financial statements of USCI in the Form 10-K were included therein in reliance upon the report of Spicer Jeffries LLP dated February 25, 2022, given on its authority of such firm as experts in accounting and auditing.

Material U.S. Federal Income Tax Considerations

The following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of shares in USCI, and the U.S. federal income tax treatment of USCI, as of the date hereof. In general, this discussion is applicable to a shareholder who holds its shares as a capital asset. This summary does not purport to be a complete description of the income tax considerations applicable to an investment in shares. For example, we have not described tax consequences that may be relevant to certain types of shareholders subject to special treatment under United States federal income tax laws, including dealers or traders in securities, commodities or currencies, financial institutions, tax-exempt entities, insurance companies, persons holding shares as a part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated transaction for U.S. federal income tax purposes, or holders of shares whose “functional currency” is not the U.S. dollar. Furthermore, the discussion below is based upon the provisions of the Code and Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified (possibly with retroactive effect) so as to result in U.S. federal income tax consequences different from those discussed below.

Investors considering the purchase, ownership or disposition of shares should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under the laws of any other taxing jurisdiction.

As used herein, a “U.S. shareholder” is a beneficial owner of a share that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax, regardless of its source; or (iv) a trust, (x) the administration of which is subject to the supervision of a U.S. court and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (y) that has made a valid election under applicable Treasury Regulations to be treated as a “United States person” (within the meaning of the Code). A “non-U.S. shareholder” generally is a beneficial owner of a share that is neither a U.S. shareholder nor a partnership for U.S. federal income tax purposes. If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership, or a partner of a partnership, holding our shares should consult his, her, or its own tax advisor regarding the U.S. federal income tax consequences of investing in our shares.

USCF, on behalf of USCI, has received the opinion of Eversheds Sutherland (US) LLP, counsel to the Trust, that, subject to the conditions, limitations and assumptions stated in this discussion, the material U.S. federal income tax consequences to USCI and to U.S. shareholders and non-U.S. shareholders (as defined below) will be as described in the following paragraphs. In rendering its opinion, Eversheds Sutherland (US) LLP has relied on the facts and assumptions described in this disclosure document as well as certain factual representations made by the Trust and USCF. The opinion of Eversheds Sutherland (US) LLP is not binding on the IRS, and as a result, the IRS may not agree with the U.S. federal income tax positions taken by USCI. If challenged by the IRS, USCI’s U.S. federal income tax positions might not be sustained by the courts. No ruling has been requested from the IRS with respect to any matter affecting USCI or prospective investors.

INVESTORS CONSIDERING THE PURCHASE OF SHARES SHOULD CONSULT WITH THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE CONSEQUENCES OF U.S. FEDERAL ESTATE OR GIFT TAX LAWS; STATE, LOCAL, AND FOREIGN TAX LAWS; AND INCOME TAX TREATIES.

Tax Status of the Trust and USCI

The Trust is organized and operated as a Delaware statutory trust in accordance with the provisions of the Trust Agreement and applicable state law. Notwithstanding the Trust’s status as a statutory trust and USCI’s status as a series of that trust, due to the nature of its activities, USCI will be treated as a partnership rather than a trust for U.S. federal income tax purposes. In addition, the trading of shares on the NYSE Arca will cause USCI to be classified as a “publicly traded partnership” for U.S. federal income tax purposes. Under the Code, a publicly traded partnership is generally taxable as a corporation for U.S. federal income tax purposes. In the case of an entity (such as USCI) that is not registered under the 1940 Act, however, an exception to this general rule applies, if at least 90% of the entity’s gross income is “qualifying income” for each taxable year of its existence. For this purpose, “qualifying income” is defined as including, in pertinent part, interest (other than from a financial business), dividends, and gains from the sale or disposition of capital assets held for the production of interest or dividends. In addition, in the case of a partnership a principal activity of which is the buying and selling of commodities (other than as inventory) or of futures, forwards, and options with respect to commodities, “qualifying income” includes income and gains from commodities and futures, forwards, options and swaps, and other notional principal contracts with respect to commodities. In connection with the opinion provided by Eversheds Sutherland (US) LLP, the Trust and USCF have represented, among other things, the following to Eversheds Sutherland (US) LLP:

•	At least 90% of USCI’s gross income for each taxable year will be derived from (i) income and gains from commodities (not held as inventory) or futures, forwards, options, OTC swap transactions, cleared swaps and other notional principal contracts with respect to commodities, and (ii) interest income;
•	USCI is organized and operated in accordance with its governing agreements and applicable law; and
•	USCI has not elected, and will not elect, to be classified as a corporation for U.S. federal income tax purposes.

Based in part on these representations, Eversheds Sutherland (US) LLP is of the opinion that USCI will be classified as a partnership that it is not taxable as a corporation for U.S. federal income tax purposes. USCI’s taxation as a partnership, rather than a corporation, will require USCF to conduct USCI’s business activities in such a manner that it satisfies the qualifying income exception on a continuing basis. No assurance can be given that USCI’s operations for any given year will produce income that satisfies the requirements of the qualifying income exception. Eversheds Sutherland (US) LLP will not review USCI’s ongoing compliance with these requirements and will have no obligation to advise the Trust, USCI, or USCI’s shareholders in the event of any subsequent change in the facts, representations, or applicable law relied upon in reaching its opinion.

If USCI failed to satisfy the qualifying income exception in any year, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case USCI could be required to pay over amounts determined by the IRS), USCI would be taxable as a corporation for U.S. federal income tax purposes and would be subject to U.S. federal income tax imposed at applicable corporate rates. In that event, shareholders of USCI would not report their share of USCI’s income or loss on their U.S. federal income tax returns. In addition, any distributions to shareholders would be treated as dividends to the extent of USCI’s current and accumulated earnings and profits. Subject to holding period and other requirements, any such dividend would be a qualified dividend subject to U.S. federal income tax at the lower maximum U.S. federal income tax rates applicable to long-term capital gains. To the extent a distribution exceeds USCI’s current and accumulated earnings and profits, such excess would be treated as a return of capital to the extent of the shareholder’s adjusted tax basis in its shares and would reduce the shareholder’s adjusted tax basis in its shares accordingly (but not below zero), and to the extent the distribution is not a dividend and exceeds the shareholder’s adjusted tax basis in its shares, such excess is treated as gain from the sale or exchange of property. Accordingly, if USCI were taxable as a corporation for U.S. federal income tax purposes, such treatment would likely have a material adverse effect on the economic return from an investment in USCI and on the value of the shares.

The remainder of this summary assumes that USCI is classified as a partnership for U.S. federal income tax purposes and not as a corporation.

U.S. Shareholders

U.S. Federal Income Tax Consequences of Ownership of Shares

Taxation of USCI’s Income. No U.S. federal income tax is paid by USCI on its income. Instead, USCI files annual information returns, and each U.S. shareholder is required to report on its U.S. federal income tax return its allocable share of USCI’s income, gain, loss, deduction, and credit reported on USCI’s partnership information return. These items must be reported by the applicable shareholder without regard to the amount (if any) of cash or property the shareholder receives as a distribution from USCI during the taxable year. As a result, if, for example, USCI recognizes ordinary income in the form of interest on Treasuries and other investments, and net capital gain from Futures Contracts and Other Commodity-Related Investments for a taxable year, shareholders must report their share of these items regardless of whether USCI makes any distributions to shareholders. Consequently, a shareholder may be taxed on income or gain recognized by USCI but receive no cash distribution with which to pay the resulting tax liability, or may receive a distribution that is insufficient to pay such liability. Because USCF currently does not intend to make distributions, it is likely that, in any year USCI realizes net income and/or gain, a U.S. shareholder that is allocated income or gain from USCI will be required to pay taxes on its allocable share of such income or gain from sources other than USCI distributions.

Monthly Conventions for Allocations of USCI’s Profit and Loss and Capital Account Restatement. Under Code section 704, the determination of a partner’s distributive share of any item of income, gain, loss, deduction or credit is governed by the applicable organizational document unless the allocation provided by such document lacks “substantial economic effect.” An allocation that lacks substantial economic effect nonetheless will be respected if it is in accordance with the partners’ interests in the partnership, determined by taking into account all facts and circumstances relating to the economic arrangements among the partners. Subject to the discussion below, concerning certain conventions to be used by USCI, allocations of USCI income pursuant to the Trust Agreement should be considered as having substantial economic effect or as being in accordance with a shareholder’s interest in USCI.

In situations where a partner’s interest in a partnership is sold or otherwise transferred during a taxable year, the Code generally requires that partnership tax items for the year be allocated to the partner using either an interim closing of the books or a daily proration method. USCI allocates tax items using an interim closing of the books method under which income, gain, loss, deduction and credit are determined on a monthly “mark-to-market” basis, taking into account USCI accrued income and deductions and gains and losses (both realized and unrealized) for the month. The tax items for each month during the taxable year will then be allocated among the holders of shares in proportion to the number of shares owned by them as of the close of business on the last trading day of the previous month (the “monthly allocation convention”).

Under the monthly allocation convention, an investor who holds a share as of the close of business on the last trading day of the previous month will be treated for purposes of making allocations as if it owned the share throughout the current month, even if such investor disposes of such share during the current month. For example, an investor who buys a share on April 10 of a year and sells it on May 20 of the same year will be allocated all of the tax items attributable to May (because the investor is deemed to hold the share through the last day of May), but will not be allocated any of the tax items attributable to April. The tax items attributable to that share for April will be allocated to the person who is the actual or deemed holder of the share as of the close of business on the last trading day of March.

Under the monthly convention, an investor who purchases and sells a share during the same month, and therefore does not hold (and is not deemed to hold) the share at the close of business on the last trading day of either that month or the previous month, will receive no allocations with respect to that share for any period. Accordingly, investors may receive no allocations with respect to shares that they actually held, or may receive allocations with respect to shares attributable to periods that they did not actually hold the shares.

By investing in shares, a U.S. shareholder agrees that, in the absence of new legislation, regulatory or administrative guidance, or judicial rulings to the contrary, it will file its U.S. federal income tax returns in a manner that is consistent with the monthly allocation convention as described above and with the IRS Schedules K-1, K-2, K-3 and/or any successor form provided to shareholders by the Trust.

In addition, for any month in which a Creation Basket is issued or a Redemption Basket is redeemed, USCI generally will credit or debit the “book” capital accounts of its existing shareholders with any unrealized gain or loss, on USCI’s assets. The capital accounts as adjusted in this manner will be used in making tax allocations intended to account for the differences between the adjusted tax basis and fair market value of assets of USCI at the time new shares are issued or outstanding shares are redeemed (so-called “reverse Code section 704(c) allocations”). The intended effect of these adjustments is to equitably allocate among shareholders any unrealized appreciation or depreciation in USCI’s assets existing at the time of a contribution or redemption for book and tax purposes.

USCF believes that application of the conventions described above is consistent with the intent of the partnership provisions of the Code and the applicable Treasury Regulations, and that the resulting allocations should have substantial economic effect or otherwise should be respected as being in accordance with shareholders’ interests in USCI for U.S. federal income tax purposes. The Code and existing Treasury Regulations do not expressly permit adoption of these conventions, although the monthly allocation convention described above is consistent with methods permitted under the applicable Treasury Regulations, as well as the legislative history for the provisions that require allocations to appropriately reflect changes in ownership interests. It is possible that the IRS could successfully challenge USCI’s allocation conventions on the ground that they do not satisfy the technical requirements of the Code or Treasury Regulations, requiring a shareholder to report a greater or lesser share of items of income, gain, loss, deduction, or credit than if our conventions were respected. USCF is authorized to revise our allocation method to conform to the requirements of future U.S Treasury Regulations.

The assumptions and conventions used by USCI in making tax allocations may cause a shareholder to be allocated more or less income or loss for U.S. federal income tax purposes than its proportionate share of the economic income or loss realized by USCI during the period it held its shares. This “mismatch” between taxable and economic income or loss in some cases may be temporary, reversing itself in a later period when the shares are sold, but could be permanent. For example, a shareholder could be allocated income accruing before it purchased its shares, resulting in an increase in the adjusted tax basis of the shares (see “Tax Basis of Shares”, below). On a subsequent disposition of the shares, the additional amount of tax basis might produce a capital loss the deduction of which may be limited (see “Limitations on Deductibility of Losses and Certain Expenses”, below).

Section 754 Election. USCI has made the election permitted by section 754 of the Code, which election is irrevocable without the consent of the IRS. The effect of this election is that, in connection with a secondary market sale, USCI adjusts the purchaser’s proportionate share of the adjusted tax basis of its assets to fair market value, as reflected in the price paid for the shares, as if the purchaser had directly acquired an interest in USCI’s assets. The section 754 election is intended to eliminate disparities between a partner’s adjusted tax basis in its partnership interest and its share of the adjusted tax bases of the partnership’s assets, so that the partner’s allocable share of taxable gain or loss on a disposition of an asset will correspond to its share of the appreciation or depreciation in the value of the asset since it acquired its interest. Depending on the price paid for shares and the adjusted tax bases of USCI’s assets at the time of the purchase, the effect of the section 754 election on a purchaser of shares may be favorable or unfavorable. In order to make the appropriate tax basis adjustments in a cost-effective manner, USCI will use certain simplifying conventions and assumptions. In particular, all transfers of shares in USCI will be deemed to take place at a price (the “single monthly price”) equal to the value of such share at the end of the Business Day during the month in which the transfer takes place on which the value of a share is lowest at close of the market. Adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price. It is possible the IRS will successfully assert that the conventions and assumptions applied are improper and require different tax basis adjustments to be made, which could adversely affect some shareholders.

Section 1256 Contracts. For U.S. federal income tax purposes, USCI generally is required to use a “mark-to-market” method of accounting under which unrealized gains and losses on instruments constituting “section 1256 contracts” are recognized currently. A section 1256 contract is defined as: (1) a futures contract that is traded on or subject to the rules of a national securities exchange, which is registered with the SEC, a domestic board of trade designated as a contract market by the CFTC, or any other board of trade or exchange designated by the Secretary of the Treasury, and with respect to which the amount required to be deposited and the amount that may be withdrawn depends on a system of “marking to market”; (2) a forward contract on exchange-traded foreign currencies, where the contracts are traded in the interbank market; (3) a non-equity option traded on or subject to the rules of a qualified board or exchange; (4) a dealer equity option; or (5) a dealer securities futures contract.

Under these rules, section 1256 contracts held by USCI at the end of each taxable year are treated as if they were sold for their fair market value on the last business day of the taxable year (i.e., are “marked to market”). In addition, any gain or loss realized from a disposition, termination, or marking-to-market of a section 1256 contract is generally treated as long-term capital gain or loss to the extent of 60 percent thereof, and as short-term capital gain or loss to the extent of 40 percent thereof, without regard to the actual holding period (“60 – 40 treatment”).

Many of USCI’s Futures Contracts and some of its Other Commodity-Related Investments will qualify as “section 1256 contracts” under the Code. Gain or loss recognized through disposition, termination, or marking-to-market of USCI’s section 1256 contracts will be subject to 60 – 40 treatment and allocated to shareholders in accordance with the monthly allocation convention. Cleared swaps and other commodity swaps will likely not qualify as section 1256 contracts. If a commodity swap is not treated as a section 1256 contract, any gain or loss on the swap recognized at the time of disposition or termination will be long-term or short-term capital gain or loss depending on the holding period of the swap.

Limitations on Deductibility of Losses and Certain Expenses. A number of different provisions of the Code may defer or disallow the deduction of losses or expenses allocated to shareholders by USCI, including but not limited to those described below.

A shareholder’s deduction of its allocable share of any loss of USCI is limited to the lesser of (1) adjusted the tax basis in its shares or (2) in the case of a shareholder that is an individual or a closely held corporation, the amount which the shareholder is considered to have “at risk” with respect to USCI’s activities. In general, the amount at risk will be a shareholder’s invested capital, plus its share of any recourse debt of USCI for which it is liable. Losses in excess of the lesser of (1) the adjusted tax basis in a shareholder’s shares or (2) the amount at risk must be deferred until years in which USCI generates additional taxable income against which to offset such carryover losses or until additional capital is placed at risk.

Non-corporate taxpayers are permitted to deduct capital losses only to the extent of their capital gains for the taxable year, plus $3,000 of other income. Unused capital losses can be carried forward and used to offset capital gains in future years. In addition, a non-corporate taxpayer may elect to carry back net losses on section 1256 contracts to each of the three preceding years and use them to offset section 1256 contract gains in those years, subject to certain limitations. Corporate taxpayers generally may deduct capital losses only to the extent of capital gains, subject to special carryback and carryforward rules.

For taxable years beginning before January 1, 2026, otherwise deductible expenses incurred by non-corporate taxpayers constituting “miscellaneous itemized deductions,” generally including investment-related expenses (other than interest and certain other specified expenses), are not deductible. For taxable years beginning on or after January 1, 2026, such miscellaneous itemized deductions are deductible only to the extent they exceed 2 percent of the taxpayer’s adjusted gross income for the year. Although the matter is not free from doubt, we believe the management fees that USCI pays to USCF and other expenses of USCI incurs will constitute investment-related expenses subject to the miscellaneous itemized deduction limitation, rather than expenses incurred in connection with a trade or business, and will report these expenses consistent with that interpretation. In addition, for taxable years beginning on or after January 1, 2026, the Code imposes additional limitations on the amount of certain itemized deductions allowable to individuals with adjusted gross income in excess of certain amounts by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or
•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

For taxable years beginning before January 1, 2026, noncorporate shareholders are entitled to a deduction (subject to certain limitations) equal to their “combined qualified business income.” “Combined qualified business income” for this purpose includes 20% of a noncorporate taxpayer’s “qualified publicly traded partnership income.” In general, “qualified publicly traded partnership income” includes a noncorporate taxpayer’s allocable share of “qualified items” of income, gain, deduction, and loss. A “qualified item” for this purpose is an item of income, gain deduction, or loss that (1) is effectively connected with the conduct of a trade or business within the United States and (2) is includible income for the taxable year. As discussed below, although the matter is not free from doubt, USCI believes that the activities directly conducted by USCI will not result in USCI being engaged in a trade or business within in the United States. See “non-U.S. Shareholders—Withholding on Allocations and Distributions” below. As a result, we do not anticipate that any of our items of income, gain, deduction, or loss will be reported as “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.” “Qualified publicly traded partnership income” also includes any gain or loss from the sale of an interest in a partnership to extent attributable to “unrealized receivables” or “inventory” under section 751 (for a discussion of section 751, see “Tax Consequences of Disposition of Shares” below). A noncorporate taxpayer that recognizes any gain or loss from the sale of an interest in USCI that is attributable to “unrealized receivables” or “inventory” under section 751 should consult with such taxpayer’s tax advisor to determine whether any portion of such gain or loss constitutes “qualified publicly traded partnership income” eligible for the deduction for “combined qualified business income.”

A taxpayer is generally prohibited from deducting business interest to the extent that it exceeds the sum of (i) business interest income of such taxpayer, (ii) 30% of the adjusted taxable income of such taxpayer, plus (iii) the floor plan financing interest of such taxpayer. In the case of partnerships, this determination is made at the partnership level. To the extent that the business income of the partnership exceeds the amount necessary to absorb all of the partnership’s business interest, such excess amount is allocated to the partners as excess business income, which amount may be used against any business interest of the partner (but not any other partnerships). To the extent that the partnership has any disallowed business interest expense, such amount is allocated among the partners, reduces the partners’ adjusted tax basis in their partnership interests by their allocable shares, and is carried forward to future years. Such carryforward may only be used as a deduction to the extent that the partnership has excess business income in the future. In the event that a partner transfers a partnership interest with any excess business interest carryforward amounts, such amounts increase the partner’s adjusted tax basis in its partnership interest immediately before the transfer. Although it is not free from doubt, USCI does not anticipate that it will be treated as engaged in a trade or business. As a result, USCI does not anticipate that any portion of its interest expense (if any) will constitute business interest or that shareholders will be allocated any excess business income as a result of holding USCI shares.

Non-corporate shareholders generally may deduct “investment interest expense” only to the extent of their “net investment income.” Investment interest expense of a shareholder will generally include any interest accrued by USCI and any interest paid or accrued on direct borrowings by a shareholder to purchase or carry its shares, such as interest with respect to a margin account. Net investment income generally includes gross income from property held for investment (including “portfolio income” under the passive loss rules but not, absent an election, long-term capital gains or certain qualifying dividend income), less deductible expenses other than interest directly connected with the production of investment income.

To the extent that USCI allocates losses or expenses to you that must be deferred or are disallowed as a result of these or other limitations in the Code, the Treasury Regulations thereunder, or other U.S. federal income tax authorities, you may be taxed on income in excess of your economic income or distributions (if any) on your shares. As one example, you could be allocated and required to pay tax on your share of interest income accrued by USCI for a particular taxable year, and in the same year, allocated a share of a capital loss that you cannot deduct currently because of the limitations discussed above. As another example, you could be allocated and required to pay tax on your share of interest income and capital gain for a year, but be unable to deduct some or all of your share of management fees and/or margin account interest incurred by you with respect to your shares. Shareholders are urged to consult their own tax advisors regarding the effect of limitations under the Code, the Treasury Regulations thereunder, or other U.S. federal income tax authorities, on their ability to deduct their allocable share of USCI’s losses and expenses.

Tax Basis of Shares

A shareholder’s adjusted tax basis in its shares is important in determining (1) the amount of taxable gain or loss it will realize on the sale or other disposition of its shares, (2) the amount of non-taxable distributions that it may receive from USCI, and (3) its ability to utilize its distributive share of any losses of USCI on its tax return. A shareholder’s initial tax basis of its shares will equal its cost for the shares, plus its share of USCI’s liabilities (if any) at the time of purchase. In general, a shareholder’s “share” of those liabilities will equal the sum of (i) the entire amount of any otherwise nonrecourse liability of USCI as to which the shareholder or an affiliate is the creditor, guarantor, or otherwise bears the economic risk of loss (a “partner nonrecourse liability”) and (ii) a pro rata share of any nonrecourse liabilities of USCI that are not partner nonrecourse liabilities as to any shareholder.

A shareholder’s adjusted tax basis in its shares generally will be (1) increased by (a) its allocable share of USCI’s taxable income and gain, and (b) any additional contributions by the shareholder to USCI; and (2) decreased (but not below zero) by (a) its allocable share of USCI’s tax deductions and losses and (b) any distributions by USCI to the shareholder. For this purpose, a net increase in a shareholder’s share of USCI’s liabilities will be treated as a contribution of cash by the shareholder to USCI and a decrease in that share will be treated as a distribution of cash by USCI to the shareholder. Pursuant to certain IRS rulings, a shareholder will be required to maintain a single, “unified” adjusted tax basis in all shares that it owns. As a result, when a shareholder that acquired its shares at different prices sells less than all of its shares, such shareholder will not be entitled to specify particular shares (e.g., those with a higher basis) as having been sold. Rather, it must determine its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of its unified basis in its shares to the shares sold.

Treatment of USCI Distributions. If USCI makes non-liquidating distributions to shareholders, such distributions generally will not be taxable to the shareholders for U.S. federal income tax purposes except to the extent that the sum of (i) the amount of cash and (ii) the fair market value (subject to certain exceptions and adjustments) of marketable securities distributed exceeds the shareholder’s adjusted basis of its interest in USCI immediately before the distribution. Any cash distributions in excess of a shareholder’s tax basis generally will be treated as gain from the sale or exchange of shares.

U.S. Federal Income Tax Consequences of Disposition of Shares

If a shareholder sells its shares, it will recognize gain or loss equal to the difference between the amount realized and its adjusted tax basis for the shares sold. A shareholder’s amount realized will be the sum of the cash and the fair market value of other property received, plus its share of any USCI debt outstanding.

Gain or loss recognized by a shareholder on the sale or exchange of shares held for more than one year will generally be taxable as long-term capital gain or loss; otherwise, such gain or loss will generally be taxable as short-term capital gain or loss. A special election is available under the Treasury Regulations that will allow shareholders to identify and use the actual holding periods for the shares sold for purposes of determining whether the gain or loss recognized on a sale of shares will give rise to long-term or short-term capital gain or loss. It is expected that most shareholders will be eligible to elect, and generally will elect, to identify and use the actual holding period for shares sold. If a shareholder fails to make the election or is unable to identify the holding periods of the shares sold, the shareholder may have a split holding period in the shares sold. Under such circumstances, a shareholder will be required to determine its holding period in the shares sold by first determining the portion of its entire interest in USCI that would give rise to long-term capital gain or loss, if its entire interest were sold, and the portion that would give rise to short-term capital gain or loss, if the entire interest were sold. The shareholder would then treat each share sold as giving rise to long-term capital gain or loss and short-term capital gain or loss in the same proportions as if it had sold its entire interest in USCI.

Under Section 751 of the Code, a portion of a shareholder’s gain or loss from the sale of shares (regardless of the holding period for such shares), will be separately computed and taxed as ordinary income or loss to the extent attributable to “unrealized receivables” or “inventory” owned by USCI. The term “unrealized receivables” includes, among other things, market discount bonds and short-term debt instruments to the extent such items would give rise to ordinary income, if sold by USCI. However, the short-term capital gain on section 1256 contracts resulting from 60 – 40 treatment, described above, should not be subject to this rule.

If some or all of a shareholder’s shares are lent by its broker or other agent to a third party — for example, for use by the third party in covering a short sale — the shareholder may be considered as having made a taxable disposition of the loaned shares, in which case —

•	the shareholder may recognize taxable gain or loss to the same extent as if it had sold the shares for cash;
•	any of USCI’s income, gain, loss, deduction, or credit allocable to those shares during the period of the loan will not be reportable by the shareholder for tax purposes; and
•	any distributions the shareholder receives with respect to the shares under the loan agreements will be fully taxable to the shareholder, most likely as ordinary income.

Shareholders desiring to avoid these and other possible consequences of a deemed disposition of their shares are urged to seek advice from their tax advisors.

Other U.S. Federal Income Tax Matters

Information Reporting. The Trust will report tax information to the beneficial owners of shares and the IRS. Shareholders of USCI are generally treated as its beneficial owners for U.S. federal income tax purposes. Accordingly, USCI will furnish its shareholders each year with tax information on IRS Schedules K-1, K-2 and K-3 (Form 1065), as applicable, which will be used by the shareholders in completing their tax returns. The IRS has ruled that assignees of partnership interests who have not been admitted to a partnership as partners but who have the capacity to exercise substantial dominion and control over the assigned partnership interests will be considered beneficial owners for U.S. federal income tax purposes. On the basis of such ruling, except as otherwise provided herein, we will treat any person whose shares are held on their behalf by a broker or other nominee as a shareholder if that person has the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of the shares.

Persons who hold an interest in USCI as a nominee for another person are required to furnish to us the following information: (1) the name, address, and taxpayer identification number of the beneficial owner and the nominee; (2) whether the beneficial owner is (a) a person that is not a U.S. person, (b) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (c) a tax-exempt entity; (3) the amount and description of shares acquired or transferred for the beneficial owner; and (4) certain information, including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales. Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and certain information on shares they acquire, hold or transfer for their own account. The nominee is required to supply the beneficial owner of the shares with the information furnished to USCI. Penalties may apply for failure to report required information.

Partnership Audit Procedures. The IRS may audit the U.S. federal income tax returns filed by USCI. Partnerships are generally treated as separate entities for purposes of U.S. federal income tax audits, judicial review of administrative adjustments by the IRS, and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss, deduction, and credit are determined at the partnership level in a unified partnership proceeding rather than in separate proceedings with the shareholders.

USCI may be liable for U.S. federal income tax on any “imputed underpayment” resulting from an adjustment due to an IRS audit. The amount of the imputed underpayment generally includes increases in allocations of items of income or gains to any shareholder and decreases in allocations of items of deduction, loss, or credit to any shareholder without any offset for any corresponding reductions in allocations of items of income or gain to any shareholder or increases in allocations of items of deduction, loss, or credit to any shareholder. If USCI is required to pay any U.S. federal income tax arising from an imputed underpayment, the resulting tax liability would reduce the net assets of USCI and would likely have an adverse impact on the value of the shares. Under certain circumstances, USCI may be eligible to make an election to cause the shareholders to take into account the amount of any imputed underpayment, including any interest and penalties. The ability of a publicly traded partnership, such as USCI, to elect this treatment is uncertain. If the election is made, USCI would be required to provide shareholders who owned beneficial interests in the shares in the year to which the adjusted allocations relate with a statement setting forth their proportionate shares of the adjustment (“Adjusted K-1s”). The shareholders would be required to take the adjustment into account in the taxable year in which the Adjusted K-1s are issued. The Code generally requires USCI to designate one person as the “partnership representative” who has sole authority to defend against an audit with the IRS, challenge any adjustment in a court of law, and settle any audit or other proceeding. The Trust Agreement appoints USCF as the partnership representative of USCI.

Reportable Transaction Disclosure Rules. In certain circumstances, the Code, Treasury Regulations, and certain IRS administrative guidance require that the IRS be notified of certain taxable transactions through a disclosure statement attached to a taxpayer’s U.S. federal income tax return. These disclosure rules may apply to transactions, irrespective of whether they are structured to achieve particular tax benefits. These disclosure rules could require disclosure by the Trust or shareholders, if a shareholder incurs a loss in excess of a specified threshold from a sale or redemption of its shares, or possibly in other circumstances. While these rules generally do not require disclosure of a loss recognized on the disposition of an asset in which the taxpayer has a “qualifying basis” (generally is an adjusted tax basis equal to and solely determined by the amount of cash paid by the taxpayer for such asset) and satisfies certain other requirements, they do apply to a loss recognized with respect to interests in a pass-through entity, such as the shares. Significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders should consult their own tax advisors concerning the application of these reporting requirements to their specific situation.

Additional Tax on Investment Income. Individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly), and certain estates and trusts, are subject to an additional 3.8% tax on their “net investment income,” which generally includes income from interest, dividends, annuities, royalties, rents, and net capital gains (other than certain amounts earned from trades or businesses). The income subject to the additional 3.8% tax includes any income from businesses involved in the trading of financial instruments or commodities.

Tax-Exempt Organizations. Subject to numerous exceptions, qualified retirement plans and individual retirement accounts, charitable organizations, and certain other organizations that otherwise are exempt from U.S. federal income tax (collectively “exempt organizations”) nonetheless are subject to the tax on unrelated business taxable income (“UBTI”). Generally, UBTI means the gross income derived by an exempt organization from a trade or business that it regularly carries on, the conduct of which is not substantially related to the exercise or performance of its exempt purpose or function, less allowable deductions directly connected with that trade or business. If USCI were to regularly carry on (directly or indirectly) a trade or business that is unrelated with respect to an exempt organization shareholder of USCI, then in computing its UBTI, the shareholder must include its share of (1) USCI’s gross income from the unrelated trade or business, whether or not distributed, and (2) USCI’s allowable deductions directly connected with that gross income.

UBTI generally does not include dividends, interest, or payments with respect to securities loans and gains from the sale of property (other than property held for sale to customers in the ordinary course of a trade or business). Nonetheless, income on, and gain from the disposition of, “debt-financed property” is UBTI. Debt-financed property generally is income-producing property (including securities), the use of which is not substantially related to the exempt organization’s tax-exempt purposes, and with respect to which there is “acquisition indebtedness” at any time during the taxable year (or, if the property was disposed of during the taxable year, the 12-month period ending with the disposition). Acquisition indebtedness includes debt incurred to acquire property, debt incurred before the acquisition of property, if the debt would not have been incurred but for the acquisition, and debt incurred subsequent to the acquisition of property, if the debt would not have been incurred but for the acquisition and, at the time of acquisition, the incurrence of debt was foreseeable. The portion of the income from debt-financed property attributable to acquisition indebtedness is equal to the ratio of the average outstanding principal amount of acquisition indebtedness, over the average adjusted tax basis of the property for the year. USCI currently does not anticipate that it will borrow money to acquire investments; however, USCI cannot be certain that it will not borrow for such purpose in the future. In addition, an exempt organization shareholder that incurs acquisition indebtedness to purchase its shares in USCI may have UBTI.

The U.S. federal income tax rate applicable to an exempt organization shareholder on its UBTI generally will be either the corporate or trust tax rate, depending upon the U.S. federal income tax classification of the shareholder. USCI may report to each such shareholder information as to the portion, if any, of the shareholder’s income and gains from USCI for any year that will be treated as UBTI. The calculation of that amount is complex, and there can be no assurance that USCI’s calculation of UBTI will be accepted by the IRS. An exempt organization shareholder will be required to make payments of estimated U.S. federal income tax with respect to its UBTI. Shareholders should consult their own tax advisors concerning the application of the UBTI rules to their specific situation.

Regulated Investment Companies. Interests in and income from “qualified publicly traded partnerships” satisfying certain gross income tests are treated as qualifying assets and income, respectively, for purposes of determining eligibility for regulated investment company (“RIC”) status. A RIC may invest up to 25% of its assets in interests in a qualified publicly traded partnership. The determination of whether a publicly traded partnership such as USCI is a qualified publicly traded partnership is made on an annual basis. USCI expects to be a qualified publicly traded partnership in each of its taxable years. However, such qualification is not assured.

Non-U.S. Shareholders

Generally, non-U.S. shareholders who derive U.S. source income or gain from investing or engaging in a U.S. business are subject to tax in the United States with respect to two categories of income. The first category consists of amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business (“FDAP”). The second category is income that is effectively connected with the conduct of a U.S. trade or business (“ECI”). FDAP income (other than interest that is considered “portfolio interest”) is generally subject to a 30 percent withholding tax, which may be reduced for certain categories of income by an income tax treaty between the United States and the recipient’s country of residence. In contrast, ECI is generally subject to U.S. tax on a net basis at graduated rates upon the filing of a U.S. tax return. Where a non-U.S. shareholder derives ECI as a result of an investment in a partnership, the ECI is subject to withholding tax at a rate of 37% (39.6% for taxable years beginning after December 31, 2025) for individual shareholders and a rate of 21% for corporate shareholders.

Withholding on Allocations and Distributions. The Code provides that a non-U.S. shareholder who is a partner in a partnership that is engaged in the conduct of a U.S. trade or business during a taxable year will also be considered to be engaged in the conduct of a U.S. trade or business during that year. Classifying an activity by a partnership as an investment or an operating business is a factual determination. Under certain safe harbors in the Code, an investment fund whose activities consist of trading in stocks, securities, or commodities for its own account generally will not be considered to be engaged in the conduct of a U.S. trade or business, unless it is a dealer in such stocks, securities, or commodities. This safe harbor applies to investments in commodities only if the commodities are of a kind customarily dealt on an organized commodity exchange and if the transaction is of a kind customarily consummated at such place. Although the matter is not free from doubt, USCI believes that the activities directly conducted by USCI will not result in USCI being engaged in the conduct of a trade or business within in the United States. However, there can be no assurance that the IRS would not successfully assert that USCI’s activities constitute a U.S. trade or business.

In the event that USCI’s activities were considered to constitute a U.S. trade or business, USCI would be required to withhold at (1) the highest rate specified in section 1 of the Code (currently 37% (39.6% for taxable years beginning after December 31, 2025)) on allocations of income to individual non-U.S. shareholders, and (2) the highest rate specified in Code Section 11(b) (currently 21%) on allocations of our income to corporate non-U.S. shareholders, when such income is allocated or distributed. A non-U.S. shareholder with ECI will generally be required to file a U.S. federal income tax return, and the return will provide the Non-U.S. shareholder with the mechanism to seek a refund of any withholding in excess of such shareholder’s actual U.S. federal income tax liability. Any amount withheld by USCI on behalf of a non-U.S. shareholder will be treated as a distribution to the non-U.S. shareholder to the extent possible. In some cases, USCI may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by USCI, generally, and accordingly, by all shareholders.

If USCI is not treated as engaged in the conduct of a U.S. trade or business, a non-U.S. shareholder may nevertheless be treated as having FDAP income, which would be subject to a 30% withholding tax (possibly subject to reduction by income tax treaty), with respect to some or all of its distributions from USCI or its allocable share of USCI’s income. Amounts withheld on behalf of a non-U.S. shareholder will be treated as being distributed to such shareholder to the extent possible. In some cases, USCI may not be able to match the economic cost of satisfying its withholding obligations to a particular non-U.S. shareholder, which may result in such cost being borne by USCI, generally, and accordingly, by all shareholders.

To the extent any interest income allocated to a non-U.S. shareholder that otherwise constitutes FDAP is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. shareholder nor a subsequent distribution of such interest income to the non-U.S. shareholder will be subject to withholding, provided that the non-U.S. shareholder is not otherwise engaged in the conduct of a trade or business in the United States and provides USCI with a timely and properly completed and executed IRS Form W-8BEN, W-8BEN-E, or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer.

The Trust expects that most of USCI’s interest income will qualify as “portfolio interest.” In order for USCI to avoid withholding on any interest income allocable to non-U.S. shareholders that would qualify as “portfolio interest,” it will be necessary for all non-U.S. shareholders to provide USCI with a timely and properly completed and executed Form W-8BEN, W-8BEN-E, or other applicable IRS form.

Recently issued U.S. Treasury Regulations require withholding on certain distributions occurring on or after January 1, 2023 made by a publicly traded partnership. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. USCI intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. Certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged consult their tax advisors in making withholding decisions pursuant to these rules.

Gain from Sale of Shares. Gain from the sale or exchange of the shares may be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year. In such case, the nonresident alien individual will be subject to a 30 percent withholding tax on the amount of such individual’s gain. In addition, if USCI is treated as being engaged in a U.S. trade or business, a portion of the gain on the sale or exchange will be treated as effectively connected income subject to U.S. federal income tax to the extent that a sale of USCI’s assets would give rise to effectively connected income. Section 1446(f) of the Code was enacted as part of the Tax Cuts and Jobs Act of 2017. Section 1446(f) of the Code provides that certain transfers of a partnership interest, including an interest in a publicly traded partnership, may be subject to 10% withholding. However, the U.S. Treasury Department and the IRS have suspended these rules for transfers of certain publicly traded partnership interests, including certain transfers of our shares, that occur before January 1, 2023.

Under recently finalized U.S. Treasury Regulations, brokers generally are required to withhold on certain transfers of interests in partnerships, including interests in publicly traded partnerships. An exception under these rules applies if a publicly traded partnership certifies that it is not engaged in a trade or business within the United States at any time during its taxable year through the publicly traded partnership’s designated date. In order to make this certification, the publicly traded partnership must issue a “qualified notice” indicating that it qualifies for this exception. A broker may not rely on such a certification if it has actual knowledge that the certification is incorrect or unreliable. USCI intends to issue qualified notices that satisfy the applicable requirements and which confirms this exception from withholding. In addition, certain aspects of these rules remain unclear. Until the IRS issues guidance further clarifying these rules, non-U.S. shareholders are urged to consult their tax advisors regarding the impact of these rules on an investment in our shares, and brokers are urged to consult their tax advisors in making withholding decisions pursuant to these rules.

Branch Profits Tax on Corporate Non-U.S. Shareholders. In addition to the taxes noted above, any non-U.S. shareholders that are classified as corporations for U.S. federal income tax purposes may also be subject to an additional tax, the branch profits tax, at a rate of 30%. The branch profits tax is imposed on a corporate non-U.S. shareholder’s dividend equivalent amount, which generally consists of the corporation’s after-tax earnings and profits that are effectively connected with the conduct of the corporation’s U.S. trade or business, but are not reinvested in a U.S. trade or business. This tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the non-U.S. shareholder is a “qualified resident.”

Prospective non-U.S. shareholders should consult their own tax advisor with regard to these and other tax issues unique to non-U.S. shareholders.

Backup Withholding

U.S. Shareholders

A U.S. shareholder may be subject to information reporting and backup withholding when such U.S. shareholder receives taxable distributions on the shares and proceeds from the sale or other disposition of the shares (including a redemption of the shares). Certain U.S. shareholders generally are not subject to information reporting or backup withholding. A U.S. shareholder will be subject to backup withholding, if such U.S. shareholder is not otherwise exempt and such U.S. shareholder:

•	fails to furnish the U.S. shareholder’s U.S. TIN, which, for an individual, generally is his or her U.S. social security number;
•	furnishes an incorrect U.S. TIN;
•	is notified by the IRS that the U.S. shareholder has failed properly to report payments of interest or dividends; or
•	fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate), that the U.S. shareholder has furnished a correct U.S. TIN and that the IRS has not notified the U.S. shareholder that the U.S. shareholder is subject to backup withholding.

U.S. shareholders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional U.S. federal income tax, and taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund, if they timely provide certain information to the IRS.

Non-U.S. Shareholders

The amount of taxable distributions that we pay to any non-U.S. shareholder on the shares will be reported to the non-U.S. shareholder and to the IRS annually on an IRS Form 1042-S, regardless of the amount of U.S. federal income tax withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities of the country in which the non-U.S. shareholder resides. However, a non-U.S. shareholder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. shareholder, provided that we do not have actual knowledge or reason to know that such non-U.S. shareholder is a “United States person” within the meaning of the Code, and the non-U.S. shareholder complies with applicable certification and disclosure requirements and furnishes to us the requisite information.

If a non-U.S. shareholder sells or exchanges a share through a United States broker or the United States office of a foreign broker, or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding, unless the non-U.S. shareholder provides a withholding certificate establishing that such holder is not a U.S. shareholder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. shareholder, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting and backup withholding. If a non-U.S. shareholder sells or exchanges a share through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or a “U.S. middleman” (as that that term is defined under applicable Treasury Regulations), the proceeds from such sale or exchange will be subject to information reporting, unless the non-U.S. shareholder provides to such broker a withholding certificate establishing that such shareholder is not a U.S. shareholder and such broker does not have actual knowledge or reason to know that such evidence is false, or the non-U.S. shareholder is an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. shareholder.

A non-U.S. shareholder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. shareholder’s U.S. federal income tax liability or may claim a refund, provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. shareholders are urged to consult their tax advisors regarding the application of information reporting and backup withholding to their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act Provisions

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”), unless such FFIs either: (i) enter into an agreement with the U.S. Treasury Department to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners); or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and comply with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S.-source interest and dividends. While the Code would also require withholding on the payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding tax on certain payments to certain foreign entities that are not FFIs, unless the foreign entity certifies that it does not have a greater than 10% U.S. owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% U.S. owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which the owner holds its shares, a beneficial owner could be subject to this 30% withholding tax with respect to distributions on its shares. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

Other Tax Considerations

In addition to U.S. federal income taxes, shareholders may be subject to other taxes, such as foreign (non-U.S.) income taxes, state and local income taxes; unincorporated business taxes; business franchise taxes; gift, estate, or inheritance taxes; or intangible taxes that may be imposed by the various jurisdictions in which USCI does business or owns property or where the shareholders reside. Although an analysis of these various taxes is not presented here, each prospective shareholder should consider their potential impact on its investment in USCI. It is each shareholder’s responsibility to file the appropriate U.S. federal, state, local, and foreign tax returns. Eversheds Sutherland (US) LLP has not provided an opinion concerning any aspects of state, local, or foreign tax, or U.S. federal tax, other than those U.S. federal income tax issues discussed herein.

Certain ERISA and Related Considerations

General

Most employee benefit plans and individual retirement accounts (“IRAs”) are subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the Code, or both. This section discusses certain considerations that arise under ERISA and the Code that a fiduciary of: (i) an employee benefit plan as defined in ERISA; (ii) a plan as defined in Section 4975 of the Code; or (iii) any collective investment vehicle, business trust, investment partnership, pooled separate account or other entity the assets of which are treated as comprised (at least in part) of “plan assets” under the ERISA asset rules (“plan asset entity”) who has investment discretion should take into account before deciding to invest in the entity’s assets in USCI. Employee benefit plans, plans defined under Section 4975 of Code and plan asset entities are collectively referred to below as “plans,” and fiduciaries with investment discretion are referred to below as “plan fiduciaries.”

This summary is based on the provisions of ERISA, the Code and applicable guidance as of the date hereof. This summary is not intended to be complete, but only to address certain questions under ERISA and the Code. The summary does not include state or local law.

Potential plan investors are urged to consult with their own professional advisors concerning the appropriateness of an investment in USCI and the manner in which shares should be purchased.

Special Investment Considerations

Investments by plans governed by ERISA are subject to ERISA’s fiduciary requirements, including the requirements of investment prudence and diversification. As a result, each plan fiduciary must consider the facts and circumstances that are relevant to their plan’s specific circumstances when evaluating an investment in USCI, including the role that an investment in USCI would play in the plan’s overall investment portfolio, taking into account the plan’s purpose, the risk and loss of potential return with respect to the investment, the liquidity, the current return of the total portfolio relative to the anticipated cash flow needs of the plan, and the projected return of the portfolio and relative to the plan’s objectives. Each plan fiduciary, before deciding to invest in USCI, must be satisfied that its investment in USCI is prudent for the plan, that the investments of the plan are properly diversified and that an investment in USCI complies with the terms of the plan.

USCI and Plan Assets

Regulations issued under ERISA contains rules for determining when an investment by a plan in an equity interest of a statutory trust will result in the underlying assets of the statutory trust being deemed “plan assets” for purposes of ERISA and Section 4975 of the Code. Those rules provide that assets of a statutory trust will not be deemed to be assets of a plan that purchases an equity interest in the statutory trust if the equity interest purchased qualifies as a publicly-offered security. If the underlying assets of a statutory trust are considered to be assets of any plan for purposes of ERISA or Section 4975 of the Code, the operations of that trust would be subject to and, in some cases, limited by the provisions of ERISA and Section 4975 of the Code.

An equity interest will qualify as a publicly offered security if it is:

(1)	freely transferable (determined based on the relevant facts and circumstances);
(2)	part of a class of securities that is widely held (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and
(3)	either (a) part of a class of securities registered under Section 12(b) or 12(g) of the 1934 Act or (b) sold to the plan as part of a public offering pursuant to an effective registration statement under the 1933 Act and the class of which such security is a part is registered under the 1934 Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

Regulations under ERISA state that the determination of whether a security is “freely transferable” is to be made based on all of the relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the following requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable: (1) a requirement that no transfer or assignment of the security or rights relating to the security be made that would violate any federal or state law; and (2) a requirement that no transfer or assignment be made without advance written notice given to the entity that issued the security.

USCF believes that the conditions described above are satisfied with respect to the shares of USCI. USCF believes that the shares of USCI therefore constitute publicly-offered securities, and the underlying assets of USCI will not be deemed to be “plan assets” under applicable ERISA regulations.

Prohibited Transactions

ERISA and the Code generally prohibit certain transactions involving plans and persons who have certain specified relationships to plans.

In general, USCI shares may not be purchased with the assets of a plan if USCF, the clearing brokers, the trading advisors (if any), or any of their affiliates, agents or employees:

•	exercise any discretionary authority or discretionary control with respect to management of the plan;
•	exercise any authority or control with respect to management or disposition of the assets of the plan;
•	render investment advice for a fee or other compensation, direct or indirect, with respect to any money or other property of the plan;
•	have any authority or responsibility to render investment advice with respect to any money or other property of the plan; or
•	have any discretionary authority or discretionary responsibility in the administration of the plan.

Also, a prohibited transaction may occur under ERISA or the Code when circumstances indicate that (1) the investment in shares is made or retained for the purpose of avoiding application of the fiduciary standards of ERISA, (2) the investment in shares constitutes an arrangement under which USCI is expected to engage in transactions that would otherwise be prohibited if entered into directly by the plan purchasing the shares, (3) the investing plan, by itself, has the authority or influence to cause USCI to engage in such transactions, or (4) a person who is prohibited from transacting with the investing plan may, but only with the aid of certain of its affiliates and the investing plan, cause USCI to engage in such transactions with such person.

Special IRA Rules

Individual retirement accounts (“IRAs”) are not subject to ERISA’s fiduciary standards, but are subject to their own rules, including the prohibited transaction rules of Section 4975 of the Code, which generally mirror ERISA’s prohibited transaction rules. For example, IRAs are subject to special custody rules and must maintain a qualifying IRA custodial arrangement separate and distinct from USCI and its custodial arrangement. If a separate qualifying custodial arrangement is not maintained, an investment in the shares will be treated as a distribution from the IRA. Additionally, IRAs are prohibited from investing in certain commingled investments, and USCF makes no representation regarding whether an investment in shares is an inappropriate commingled investment for an IRA. Finally, in applying the prohibited transaction provisions of Section 4975 of the Code, in addition to the rules summarized above, the individual for whose benefit the IRA is maintained is also treated as the creator of the IRA. For example, if the owner or beneficiary of an IRA enters into any transaction, arrangement, or agreement involving the assets of his or her IRA to benefit the IRA owner or beneficiary (or his or her relatives or business affiliates) personally, or with the understanding that such benefit will occur, directly or indirectly, such transaction could give rise to a prohibited transaction that is not exempted by any available exemption. Moreover, in the case of an IRA, the consequences of a non-exempt prohibited transaction are that the IRA’s assets will be treated as if they were distributed, causing immediate taxation of the assets (including any early distribution penalty tax applicable under Section 72 of the Code), in addition to any other fines or penalties that may apply.

Exempt Plans

Governmental plans and church plans are generally not subject to ERISA, and the prohibited transaction provisions described above do not apply to them. These plans are, however, subject to prohibitions against certain related-party transactions under Section 503 of the Code, which are similar to the prohibited transaction rules described above. In addition, the fiduciary of any governmental or church plan should consider any applicable state or local laws and any restrictions and duties of common law imposed upon the plan.

No view is expressed as to whether an investment in USCI (and any continued investment in USCI), or the operation and administration of USCI, is appropriate or permissible for any governmental plan or church plan under Code Section 503, or under any state, county, local or other law relating to that type of plan.

Allowing an investment in USCI is not to be construed as a representation by the Trust, USCI, USCF, any trading advisor, any clearing broker, the Marketing Agent or legal counsel or other advisors to such parties or any other party that this investment meets some or all of the relevant legal requirements with respect to investments by any particular plan or that this investment is appropriate for any such particular plan. The person with investment discretion should consult with the plan’s attorney and financial advisors as to the propriety of an investment in USCI in light of the circumstances of the particular plan, current tax law and ERISA.

THE FOREGOING SUMMARY OF ERISA CONSIDERATIONS IS BASED UPON ERISA, JUDICIAL DECISIONS, DEPARTMENT OF LABOR REGULATIONS AND RULINGS IN EXISTENCE ON THE DATE HEREOF, ALL OF WHICH ARE SUBJECT TO CHANGE. THE SUMMARY IS GENERAL IN NATURE AND DOES NOT ADDRESS EVERY ERISA ISSUE THAT MAY BE APPLICABLE TO AN INVESTMENT IN USCI OR TO A PARTICULAR INVESTOR.

Form of Shares

Registered Form

Shares are issued in registered form in accordance with the Trust Agreement. The Administrator has been appointed registrar and transfer agent for the purpose of transferring shares in certificated form. The Administrator keeps a record of all shareholders and holders of the shares in certified form in the registry (the “Register”). USCF recognizes transfers of shares in certificated form only if done in accordance with the Trust Agreement. The beneficial interests in such shares are held in book-entry form through participants and/or accountholders in DTC.

Book Entry

Individual certificates are not issued for the shares. Instead, shares are represented by one or more global certificates, which are deposited by the Administrator with DTC and registered in the name of Cede & Co., as nominee for DTC. The global certificates evidence all of the shares outstanding at any time. Shareholders are limited to (1) participants in DTC such as banks, brokers, dealers and trust companies (“DTC Participants”), (2) those who maintain, either directly or indirectly, a custodial relationship with a DTC Participant (“Indirect Participants”), and (3) those banks, brokers, dealers, trust companies and others who hold interests in the shares through DTC Participants or Indirect Participants, in each case who satisfy the requirements for transfers of shares. DTC Participants acting on behalf of investors holding shares through such participants’ accounts in DTC will follow the delivery practice applicable to securities eligible for DTC’s Same-Day Funds Settlement System. Shares are credited to DTC Participants’ securities accounts following confirmation of receipt of payment.

DTC

DTC has advised USCI as follows: DTC is a limited purpose trust company organized under the laws of the State of New York and is a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the 1934 Act. DTC holds securities for DTC Participants and facilitates the clearance and settlement of transactions between DTC Participants through electronic book-entry changes in accounts of DTC Participants.

Transfer of Shares

The shares are only transferable through the book-entry system of DTC. Shareholders who are not DTC Participants may transfer their shares through DTC by instructing the DTC Participant holding their shares (or by instructing the Indirect Participant or other entity through which their shares are held) to transfer the shares. Transfers are made in accordance with standard securities industry practice.

Transfers of interests in shares with DTC are made in accordance with the usual rules and operating procedures of DTC and the nature of the transfer. DTC has established procedures to facilitate transfers among the participants and/or accountholders of DTC. Because DTC can only act on behalf of DTC Participants, who in turn act on behalf of Indirect Participants, the ability of a person or entity having an interest in a global certificate to pledge such interest to persons or entities that do not participate in DTC, or otherwise take actions in respect of such interest, may be affected by the lack of a certificate or other definitive document representing such interest.

DTC has advised USCI that it will take any action permitted to be taken by a shareholder (including, without limitation, the presentation of a global certificate for exchange) only at the direction of one or more DTC Participants in whose account with DTC interests in global certificates are credited and only in respect of such portion of the aggregate principal amount of the global certificate as to which such DTC Participant or Participants has or have given such direction.

Inter-Series Limitation on Liability

Because the Trust was established as a Delaware statutory trust, each series established under the Trust will be operated so that it will be liable only for obligations attributable to such series and will not be liable for obligations of any other series or affected by losses of any other series. If any creditor or shareholder of any particular series asserts against the series a valid claim with respect to its indebtedness or shares, the creditor or shareholder will only be able to obtain recovery from the assets of that series and not from the assets of any other series or the Trust generally. The assets of each series will include only those funds and other assets that are paid to, held by or distributed to the series on account of and for the benefit of that series, including, without limitation, amounts delivered to the Trust for the purchase of shares in a series. This limitation on liability is referred to as the Inter-Series Limitation on Liability. The Inter-Series Limitation on Liability is expressly provided for under the Delaware Statutory Trust Act, which provides that if certain conditions (as set forth in Section 3804(a)) are met, then the debts of any particular series will be enforceable only against the assets of such series and not against the assets of any other series or the Trust generally. In furtherance of the Inter-Series Limitation on Liability, every party providing services to the Trust, USCI or USCF on behalf of the Trust or USCI, will acknowledge and consent in writing to the Inter-Series Limitation on Liability with respect to such party’s claims.

The existence of a Trustee should not be taken as an indication of any additional level of management or supervision over USCI. To the greatest extent permissible under Delaware law, the Trustee acts in an entirely passive role, delegating all authority for the management and operation of USCI and the Trust to USCF. The Trustee does not provide custodial services with respect to the assets of USCI.

Recognition of the Trust in Certain States

A number of states do not have “statutory trust” statutes such as that under which the Trust has been formed in the State of Delaware. It is possible, although unlikely, that a court in such state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that each written obligation undertaken by USCF on behalf of the Trust or USCI shall give notice that the obligation is not binding upon the shareholders individually but is binding only upon the assets and property of USCI, and no resort shall be had to the shareholders’ personal property for satisfaction of such obligation. Furthermore, the Trust and USCI indemnify all shareholders of USCI against any liability that such shareholders might incur solely based on their status as shareholders of one or more shares (other than for taxes for which such shareholder is liable under the Trust Agreement).

What is the Plan of Distribution?

Buying and Selling Shares

Most investors buy and sell shares of USCI in secondary market transactions through brokers. Shares trade on the NYSE Arca under the ticker symbol “USCI.” Shares are bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors incur customary brokerage commissions and charges. Shareholders are encouraged to review the terms of their brokerage account for details on applicable charges.

Marketing Agent and Authorized Participants

The offering of USCI’s shares is a best efforts offering. USCI continuously offers Creation Baskets consisting of 50,000 shares through the Marketing Agent, to Authorized Participants. Authorized Participants pay a $350 fee for each order to create or redeem one or more Creation Baskets or Redemption Baskets. Through September 30, 2022, the fee of the Marketing Agent, which is borne by USCF, was equal to 0.06% on USCI’s assets up to the first $3 billion and 0.04% on USCI’s assets in excess of $3 billion. The agreement with the Marketing Agent has been amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly and borne by USCF, is equal to 0.10% of USCI’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services in connection with this offering exceed ten percent (10%) of the gross proceeds of this offering.

The offering of baskets is being made in compliance with Conduct Rule 2310 of FINRA. Accordingly, Authorized Participants will not make any sales to any account over which they have discretionary authority without the prior written approval of a purchaser of shares.

The per share price of shares offered in Creation Baskets on any subsequent day will be the total NAV of USCI calculated shortly after the close of the NYSE Arca on that day divided by the number of issued and outstanding shares of USCI. An Authorized Participant is not required to sell any specific number or dollar amount of shares.

When an Authorized Participant executes an agreement with USCF on behalf of USCI (each such agreement, an “Authorized Participant Agreement”), such Authorized Participant becomes part of the group of parties eligible to purchase baskets from, and put baskets for redemption to, USCI. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create.

As of September 30, 2022, the Trust had the following Authorized Participants: BNP Paribas Securities Corp., Citadel Securities LLC, Credit Suisse Securities USA LLC, Goldman Sachs & Company, Jefferies LLC, JP Morgan Securities Inc., Merrill Lynch Professional Clearing Corp., Morgan Stanley & Co. Inc., RBC Capital Markets LLC and Virtu Americas LLC.

Because new shares can be created and issued on an ongoing basis, at any point during the life of USCI, a “distribution,” as such term is used in the 1933 Act, will be occurring. Authorized Participants, other broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in a distribution in a manner that would render them statutory underwriters and subject them to the prospectus-delivery and liability provisions of the 1933 Act. In addition, any purchaser who purchases shares with a view towards distribution of such shares may be deemed to be a statutory underwriter.

Authorized Participants will comply with the prospectus delivery requirements in connection with the sale of shares to customers. For example, an Authorized Participant, other broker-dealer firm or its client will be deemed a statutory underwriter if it purchases a Creation Basket from USCI, breaks the Creation Basket down into the constituent shares and sells the shares to its customers; or if it chooses to couple the creation of a supply of new shares with an active selling effort involving solicitation of secondary market demand for the shares. Authorized Participants may also engage in secondary market transactions in shares that would not be deemed “underwriting.” For example, an Authorized Participant may act in the capacity of a broker or dealer with respect to shares that were previously distributed by other Authorized Participants. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject them to the prospectus-delivery and liability provisions of the 1933 Act.

Dealers who are neither Authorized Participants nor “underwriters” but are nonetheless participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with shares that are part of an “unsold allotment” within the meaning of Section 4(a)(3)(C) of the 1933 Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(a)(3) of the 1933 Act.

USCF intends any broker-dealers selling shares will be members of FINRA. Investors intending to create or redeem baskets through Authorized Participants in transactions not involving a broker-dealer registered in such investor’s state of domicile or residence should consult their legal advisor regarding applicable broker-dealer or securities regulatory requirements under the state securities laws prior to such creation or redemption.

While the Authorized Participants may be indemnified by USCF, they will not be entitled to receive a discount or commission from the Trust or USCF for their purchases of Creation Baskets.

Calculating Per Share NAV

USCI’s per share NAV is calculated by:

•	Taking the current market value of its total assets;
•	Subtracting any liabilities; and
•	Dividing that total by the total number of outstanding shares.

The Administrator calculates the per share NAV of USCI once each NYSE Arca trading day. The per share NAV for a normal trading day is released after 4:00 p.m. New York time. Trading during the core trading session on the NYSE Arca typically closes at 4:00 p.m. New York time. The Administrator uses the closing prices on the relevant Futures Exchanges of the Benchmark Component Futures Contracts (determined at the earlier of the close of such exchange or 2:30 p.m. New York time) for the contracts traded on the Futures Exchanges, but calculates or determines the value of all other investments of USCI using market quotations, if available, or other information customarily used to determine the fair value of such investments as of the earlier of the close of the NYSE Arca or 4:00 p.m. New York time, in accordance with the current Administrative Agency Agreement among the Administrator, USCI and USCF. “Other information” customarily used in determining fair value includes information consisting of market data in the relevant market supplied by one or more third parties including, without limitation, relevant rates, prices, yields, yield curves, volatilities, spreads, correlations or other market data in the relevant market; or information of the types described above from internal sources if that information is of the same type used by USCI in the regular course of its business for the valuation of similar transactions. The information may include costs of funding, to the extent costs of funding are not and would not be a component of the other information being utilized. Third parties supplying quotations or market data may include, without limitation, dealers in the relevant markets, end-users of the relevant product, information vendors, brokers and other sources of market information.

In addition, in order to provide updated information relating to USCI for use by investors and market professionals, the NYSE Arca calculates and disseminates throughout the core trading session on each trading day an updated indicative fund value. The indicative fund value is calculated by using the prior day’s closing per share NAV of USCI as a base and updating that value throughout the trading day to reflect changes in the most recently reported trade price level of the SDCI as reported by Bloomberg, L.P. or another reporting service.

The indicative fund value share basis disseminated during NYSE Arca core trading session hours should not be viewed as an actual real time update of the per share NAV, because the per share NAV is calculated only once at the end of each trading day based upon the relevant end of day values of USCI’s investments.

The indicative fund value is disseminated on a per share basis every 15 seconds during regular NYSE Arca core trading session hours of 9:30 a.m. New York time to 4:00 p.m. New York time. The normal trading hours of the Futures Exchanges vary, with some Futures Exchanges ending their trading hours before the close of the core trading session on NYSE Arca (for example, the normal trading hours of the NYMEX are 9:00 a.m. New York time to 2:30 p.m. New York time). When USCI holds Benchmark Component Futures Contracts from Futures Exchanges with different trading hours than the NYSE Arca there will be a gap in time at the beginning and/or the end of each day during which USCI’s shares are traded on the NYSE Arca, but real-time Futures Exchange trading prices for Benchmark Component Futures Contracts traded on such Futures Exchanges are not available. During such gaps in time the indicative fund value will be calculated based on the end of day price of such Benchmark Component Futures Contracts from Futures Exchanges immediately preceding trading session. In addition, Other Commodity-Related Investments and Treasuries held by USCI will be valued by the Administrator, using rates and points received from client-approved third-party vendors (such as Reuters and WM Company) and advisor quotes. These investments will not be included in the indicative fund value.

The NYSE Arca disseminates the indicative fund value through the facilities of CTA/CQ High Speed Lines. In addition, the indicative fund value is published on the NYSE Arca’s website and is available through on-line information services such as Bloomberg and Reuters.

Dissemination of the indicative fund value provides additional information that is not otherwise available to the public and is useful to investors and market professionals in connection with the trading of USCI’s shares on the NYSE Arca. Investors and market professionals are able throughout the trading day to compare the market price of USCI and the indicative fund value. If the market price of USCI’s shares diverges significantly from the indicative fund value, market professionals will have an incentive to execute arbitrage trades. For example, if USCI appears to be trading at a discount compared to the indicative fund value, a market professional could buy USCI’s shares on the NYSE Arca and sell short futures contracts. Such arbitrage trades can tighten the tracking between the market price of USCI and the indicative fund value and thus can be beneficial to all market participants.

The Trust reserves the right to adjust the share price of USCI in the future to maintain convenient trading ranges for investors. Any adjustments would be accomplished through stock splits or reverse stock splits. Such splits would decrease (in the case of a split) or increase (in the case of a reverse split) the proportionate NAV per share, but would have no effect on the net assets of USCI or the proportionate voting rights of shareholders.

Creation and Redemption of Shares

USCI creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasuries and/or cash represented by the baskets being created or redeemed, the amount of which is based on the combined NAV of the number of shares included in the baskets being created or redeemed determined as of 4:00 p.m. New York time on the day the order to create or redeem baskets is properly received.

Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be (1) registered broker-dealers or other securities market participants, such as banks and other financial institutions, that are not required to register as broker-dealers to engage in securities transactions as described below, and (2) DTC Participants. To become an Authorized Participant, a person must enter into an Authorized Participant Agreement with USCF on behalf of USCI (each such agreement, an “Authorized Participant Agreement”). The Authorized Participant Agreement provides the procedures for the creation and redemption of baskets and for the delivery of the Treasuries and any cash required for such creations and redemptions. The Authorized Participant Agreement and the related procedures attached thereto may be amended by USCI, without the consent of any shareholder or Authorized Participant. Authorized Participants pay a transaction fee of $350 to USCI for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. Authorized Participants who make deposits with USCI in exchange for baskets receive no fees, commissions or other form of compensation or inducement of any kind from either USCI or USCF, and no such person will have any obligation or responsibility to USCF or USCI to effect any sale or resale of shares.

Certain Authorized Participants are expected to be capable of participating directly in the physical commodity and the Commodity Interest markets. Some Authorized Participants or their affiliates may from time to time buy or sell commodities or Commodity Interests and may profit in these instances. USCF believes that the size and operation of the commodities market make it unlikely that an Authorized Participant’s direct activities in the commodities or securities markets will significantly affect the price of commodities, Commodity Interests, or USCI’s shares.

Each Authorized Participant is required to be registered as a broker-dealer under the 1934 Act and is a member in good standing with FINRA, or exempt from being or otherwise not required to be registered as a broker-dealer or a member of FINRA, and qualified to act as a broker or dealer in the states or other jurisdictions where the nature of its business so requires. Certain Authorized Participants may also be regulated under federal and state banking laws and regulations. Each Authorized Participant has its own set of rules and procedures, internal controls and information barriers as it determines is appropriate in light of its own regulatory regime.

Under the Authorized Participant Agreement, USCF, and the Trust under limited circumstances, have agreed to indemnify the Authorized Participants against certain liabilities, including liabilities under the 1933 Act, and to contribute to the payments the Authorized Participants may be required to make in respect of those liabilities.

The following description of the procedures for the creation and redemption of baskets is only a summary and an investor should refer to the relevant provisions of the Trust Agreement and the form of Authorized Participant Agreement for more detail. The Trust Agreement is attached to this prospectus. The form of Authorized Participant Agreement is filed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information about where you can obtain the registration statement.

Creation Procedures

On any business day, an Authorized Participant may place an order with the Marketing Agent to create one or more baskets. For purposes of processing purchase and redemption orders, a “business day” means any day other than a day when the NYSE Arca, the New York Stock Exchange, or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed for regular trading. Purchase orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. The day on which the Marketing Agent receives a valid purchase order is referred to as the purchase order date.

By placing a purchase order, an Authorized Participant agrees to deposit Treasuries, cash or a combination of Treasuries and cash with the Trust, as described below. Prior to the delivery of baskets for a purchase order, the Authorized Participant must also have wired to the Custodian the nonrefundable transaction fee due for the purchase order. Authorized Participants may not withdraw a creation request, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which creations are made is dictated by the terms of the Authorized Participant Agreement. By placing a purchase order, an Authorized Participant agrees to (1) deposit Treasuries, cash, or a combination of Treasuries and cash with the Custodian of USCI, and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with USCI for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the purchase order date. If an Authorized Participant fails to consummate (1) and (2), the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet USCI’s investment objective and shall be purchased as a result of the Authorized Participant’s purchase of shares.

Determination of Required Deposits

The total deposit required to create each Creation Basket (“Creation Basket Deposit”) is the amount of Treasuries and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the purchase order date as the number of shares to be created under the purchase order is in proportion to the total number of shares outstanding on the purchase order date. USCF determines, directly in its sole discretion or in consultation with the Administrator, the requirements for Treasuries and the amount of cash, including the maximum permitted remaining maturity of the Treasury and proportions of Treasuries and cash that may be included in deposits to create baskets. The Marketing Agent will publish such requirements at the beginning of each business day. The amount of cash deposit required is the difference between the aggregate market value of the Treasuries required to be included in a Creation Basket Deposit as of 4:00 p.m. New York time on the date the order to purchase is properly received and the total required deposit.

Delivery of Required Deposits

An Authorized Participant who places a purchase order is responsible for transferring to USCI’s account with the Custodian the required amount of Treasuries and/or cash by noon New York time on the second business day following the purchase order date. Upon receipt of the deposit amount, the Administrator directs DTC to credit the number of baskets ordered to the Authorized Participant’s DTC account on the second business day following the purchase order date. The expense and risk of delivery and ownership of Treasuries until such Treasuries have been received by the Custodian on behalf of USCI shall be borne solely by the Authorized Participant.

Because orders to purchase baskets must be placed by 10:30 a.m., New York time, but the total payment required to create a basket during the continuous offering period will not be determined until 4:00 p.m., New York time, on the date the purchase order is received, Authorized Participants will not know the total amount of the payment required to create a basket at the time they submit an irrevocable purchase order for the basket. USCI’s per share NAV and the total amount of the payment required to create a basket could rise or fall substantially between the time an irrevocable purchase order is submitted and the time the amount of the purchase price in respect thereof is determined.

Rejection of Purchase Orders

USCF acting by itself or through the Marketing Agent shall have the absolute right, but no obligation, to reject a purchase order or a Creation Basket Deposit if USCF determines that:

•	the purchase order or Creation Basket Deposit is not in proper form;
•	it would not be in the best interest of the shareholders of USCI;
•	due to position limits or otherwise, investment alternatives that will enable USCI to meet its investment objective are not available to USCI at that time;
•	the acceptance of the purchase order or the Creation Basket Deposit would have adverse tax consequences to USCI or its shareholders;
•	the acceptance or receipt of which would, in the opinion of counsel to USCF, be unlawful; or
•	circumstances outside the control of USCF, the Marketing Agent or the Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if USCF determines that the investments available to USCI at that time will not enable it to meet its investment objective).

None of USCF, the Marketing Agent or the Custodian will be liable for the rejection of any purchase order or Creation Basket Deposit.

Redemption Procedures

The procedures by which an Authorized Participant can redeem one or more baskets mirror the procedures for the creation of baskets. On any business day, an Authorized Participant may place an order with the Marketing Agent to redeem one or more baskets. Redemption orders must be placed by 10:30 a.m. New York time or the close of regular trading on the NYSE Arca, whichever is earlier. A redemption order so received will be effective on the date it is received in satisfactory form by the Marketing Agent (“Redemption Order Date”). The redemption procedures allow Authorized Participants to redeem baskets and do not entitle an individual shareholder to redeem any shares in an amount less than a Redemption Basket, or to redeem baskets other than through an Authorized Participant.

By placing a redemption order, an Authorized Participant agrees to deliver the baskets to be redeemed through DTC’s book-entry system to USCI not later than noon New York time on the second business day following the effective date of the redemption order. Prior to the delivery of the redemption distribution for a redemption order, the Authorized Participant must also have wired to USCF’s account at the Custodian the non-refundable transaction fee due for the redemption order. An Authorized Participant may not withdraw a redemption order, except as otherwise set forth in the procedures in the Authorized Participant Agreement.

The manner by which redemptions are made is dictated by the terms of the Authorized Participant Agreement. By placing a redemption order, an Authorized Participant agrees to (1) deliver the Redemption Basket to be redeemed through DTC’s book-entry system to USCI’s account with the Custodian no later than 3:00 p.m. New York time on the second business day following the effective date of the redemption order (“Redemption Order Date”), and (2) if required by USCF in its sole discretion, enter into or arrange for a block trade, an exchange for physical or exchange for swap, or any other OTC transaction (through itself or a designated acceptable broker) with USCI for the purchase of a number and type of futures contracts at the closing settlement price for such contracts on the Redemption Order Date. If an Authorized Participant fails to consummate (1) and (2) above, the order shall be cancelled. The number and type of contracts specified shall be determined by USCF, in its sole discretion, to meet USCI’s investment objective and shall be sold as a result of the Authorized Participant’s sale of shares.

Determination of Redemption Distribution

The redemption distribution from USCI consists of a transfer to the redeeming Authorized Participant of an amount of Treasuries and/or cash that is in the same proportion to the total assets of USCI (net of estimated accrued but unpaid fees, expenses and other liabilities) on the date the order to redeem is properly received as the number of shares to be redeemed under the redemption order is in proportion to the total number of shares outstanding on the date the order is received. USCF, directly or in consultation with the Administrator, determines the requirements for Treasuries and the amounts of cash, including the maximum permitted remaining maturities of the Treasuries and proportions of Treasuries and cash, that may be included in distributions to redeem baskets. The Marketing Agent will publish an estimate of the redemption distribution per basket as of the beginning of each business day.

Delivery of Redemption Distribution

The redemption distribution due from USCI will be delivered to the Authorized Participant on the second business day following the redemption order date if, by 3:00 p.m., New York time on such second business day, USCI’s DTC account has been credited with the baskets to be redeemed. If USCI’s DTC account has not been credited with all of the baskets to be redeemed by such time, the redemption distribution will be delivered to the extent of whole baskets received. Any remainder of the redemption distribution will be delivered on the next business day to the extent of remaining whole baskets received if USCI receives the fee applicable to the extension of the redemption distribution date which USCF may, from time to time, determine and the remaining baskets to be redeemed are credited to USCI’s DTC account by 3:00 p.m., New York time on such next business day. Any further outstanding amount of the redemption order shall be cancelled. Pursuant to information from USCF, the Custodian will also be authorized to deliver the redemption distribution notwithstanding that the baskets to be redeemed are not credited to USCI’s DTC account by 3:00 p.m., New York time on the second business day following the redemption order date if the Authorized Participant has collateralized its obligation to deliver the baskets through DTC’s book entry-system on such terms as USCF may from time to time determine.

Suspension or Rejection of Redemption Orders

USCF may, in its discretion, suspend the right of redemption, or postpone the redemption settlement date, (1) for any period during which the NYSE Arca or any of the Futures Exchanges upon which a Benchmark Component Futures Contract is traded is closed other than customary weekend or holiday closings, or trading on the NYSE Arca or the Futures Exchanges is suspended or restricted, (2) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of Treasuries is not reasonably practicable, or (3) for such other period as USCF determines to be necessary for the protection of the shareholders. For example, USCF may determine that it is necessary to suspend redemptions to allow for the orderly liquidation of USCI’s assets at an appropriate value to fund a redemption. If USCF has difficulty liquidating USCI’s positions, e.g., because of a market disruption event in the futures markets, a suspension of trading by the exchange where the futures contracts are listed or an unanticipated delay in the liquidation of a position in an OTC contract, it may be appropriate to suspend redemptions until such time as such circumstances are rectified. None of USCF, the Marketing Agent, the Administrator or the Custodian will be liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

Redemption orders must be made in whole baskets. USCF acting by itself or through the Marketing Agent may, in its sole discretion, reject any Redemption Order (1) USCF determines that the Redemption Order is not in proper form, (2) the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, or (3) if circumstances outside the control of USCF, the Marketing Agent or the Custodian make it for all practical purposes not feasible for the shares to be delivered under the Redemption Order. USCF may also reject a redemption order if the number of shares being redeemed would reduce the remaining outstanding shares to 100,000 shares (i.e., two baskets) or less.

Creation and Redemption Transaction Fee

To compensate USCI for its expenses in connection with the creation and redemption of baskets, an Authorized Participant is required to pay a transaction fee to USCI of $350 per order to create or redeem baskets, regardless of the number of baskets in such order. An order may include multiple baskets. The transaction fee may be reduced, increased or otherwise changed by USCF. USCF shall notify DTC of any change in the transaction fee and will not implement any increase in the fee for the redemption of baskets until thirty (30) days after the date of the notice.

Tax Responsibility

Authorized Participants are responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or similar tax or governmental charge applicable to the creation or redemption of baskets, regardless of whether or not such tax or charge is imposed directly on the Authorized Participant, and agree to indemnify USCF and USCI if they are required by law to pay any such tax, together with any applicable penalties, additions to tax and interest thereon.

Secondary Market Transactions

As noted, USCI creates and redeems shares from time to time, but only in one or more Creation Baskets or Redemption Baskets. The creation and redemption of baskets are only made in exchange for delivery to USCI or the distribution by USCI of the amount of Treasuries and cash represented by the baskets being created or redeemed, the amount of which will be based on the aggregate NAV of the number of shares included in the baskets being created or redeemed determined on the day the order to create or redeem baskets is properly received.

As discussed above, Authorized Participants are the only persons that may place orders to create and redeem baskets. Authorized Participants must be registered broker-dealers or other securities market participants, such as banks and other financial institutions that are not required to register as broker-dealers to engage in securities transactions. An Authorized Participant is under no obligation to create or redeem baskets, and an Authorized Participant is under no obligation to offer to the public shares of any baskets it does create. Authorized Participants that do offer to the public shares from the baskets they create will do so at per-share offering prices that are expected to reflect, among other factors, the trading price of the shares on the NYSE Arca, the per share NAV of USCI at the time the Authorized Participant purchased the Creation Baskets, the per share NAV at the time of the offer of the shares to the public, the supply of and demand for shares at the time of sale, and the liquidity of the Commodity Interests. Baskets are generally redeemed when the price per share is at a discount to the per share NAV.

Shares initially comprising the same basket but offered by Authorized Participants to the public at different times may have different offering prices. An order for one or more baskets may be placed by an Authorized Participant on behalf of multiple clients. Authorized Participants who make deposits with USCI in exchange for baskets receive no fees, commissions or other forms of compensation or inducement of any kind from either USCI or USCF, and no such person has any obligation or responsibility to USCF or USCI to effect any sale or resale of shares. Shares trade in the secondary market on the NYSE Arca. Shares may trade in the secondary market at prices that are lower or higher relative to their per share NAV.

The amount of the discount or premium in the trading price relative to the per share NAV may be influenced by various factors, including, among other things, the number of investors who seek to purchase or sell shares in the secondary market, availability of Creation Baskets, the liquidity of the Commodity Interests, and the market for Other Commodity-Related Investments. In addition, while the shares trade during the core trading session on the NYSE Arca until 4:00 p.m. New York time, liquidity in the market for Commodity Interests may be reduced after the close of the Futures Exchanges upon which the Benchmark Component Futures Contracts are traded. As a result, during this time, trading spreads, and the resulting premium or discount, on the shares may widen.

Use of Proceeds

USCF causes USCI to transfer the proceeds from the sale of Creation Baskets to the Custodian or another custodian for use in trading activities. USCF will invest USCI’s assets in Commodity Interests. When USCI purchases Commodity Interests that are exchange-traded, USCI will be required to deposit typically 5% to 30% with the FCM on behalf of the exchange a portion of the value of the contract or other interest as security to ensure payment for the obligation under the Commodity Interests at maturity. This deposit is known as initial margin. Counterparties in transactions in OTC contracts will generally impose similar collateral requirements on USCI. USCF will invest USCI’s assets that remain after margin and collateral are posted in short-term Treasuries, cash and/or cash equivalents. Subject to these margin and collateral requirements, USCF has sole authority to determine the percentage of assets that are:

•	held as margin or collateral with FCMs or other custodians;
•	used for other investments; and
•	held in bank accounts to pay current obligations and as reserves.

Approximately 5% to 30% of USCI’s assets have normally been committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. An FCM, counterparty, government agency or commodity exchange could increase margin or collateral requirements applicable to USCI to hold trading positions at any time. Ongoing margin and collateral payments will generally be required for both exchange-traded and OTC contracts based on changes in the value of Commodity Interests. Furthermore, ongoing collateral requirements with respect to OTC contracts are negotiated by the parties, and may be affected by overall market volatility, volatility of the SDCI, the ability of the counterparty to hedge its exposure under the Commodity Interests, and each party’s creditworthiness. Margin is merely a security deposit and has no bearing on the profit or loss potential for any positions held. In light of the differing requirements for initial payments under exchange-traded and OTC contracts and the fluctuating nature of ongoing margin and collateral payments, it is not possible to estimate what portion of USCI’s assets will be posted as margin or collateral at any given time. The Treasuries, cash and cash equivalents held by USCI will constitute reserves that will be available to meet ongoing margin and collateral requirements. All interest income will be used for USCI’s benefit. USCF invests the balance of USCI’s assets not invested in Commodity Interests or held in margin as reserves to be available for changes in margin. All interest income is used for USCI’s benefit.

USCI’s assets posted as margin for Futures Contracts are held in segregated accounts pursuant to the CEA and CFTC regulations. Collateral posted in connection with OTC contracts held with USCI’s FCM will be similarly segregated and if held with other counterparties will be segregated pursuant to contract between USCI and its counterparties.

If USCI enters into a swap agreement, it must post both collateral and independent amounts to its swap counterparty(ies). The amount of collateral USCI posts changes according to the amounts owed by USCI to its counterparty on a given swap transaction, while independent amounts are fixed amounts posted by USCI at the start of a swap transaction. Collateral and independent amounts posted to swap counterparties will be held by a third-party custodian.

Additional Information About the SDCI and USCI’s Trading Program

The overall return on the SDCI is generated by two components: (i) uncollateralized returns from the Benchmark Component Futures Contracts comprising the SDCI and (ii) a daily fixed income return reflecting the interest earned on a hypothetical 3-month U.S. Treasury Bill collateral portfolio, calculated using the weekly auction rate for the 3-Month U.S. Treasury Bills published by the U.S. Department of the Treasury. SHIM is the owner of the SDCI.

The SDCI is composed of physical non-financial commodity futures contracts with active and liquid markets traded upon futures exchanges in major industrialized countries. The futures contracts are denominated in U.S. dollars and weighted equally by notional amount. The SDCI reflects commodities in five commodity sectors: petroleum (e.g., crude oil, heating oil, etc.), precious metals (e.g., gold, silver platinum), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), and non-primary sector (e.g., sugar, cotton, coffee, cocoa, lean hogs, feeder cattle, natural gas, etc.).

Table 1 below lists the eligible commodities, the relevant futures exchange on which the futures contract is listed and quotation details. Table 2 lists the eligible futures contracts, their sector designation and maximum allowable tenor.

TABLE 1

Commodity	Designated Contract	Exchange	Units	Quote
Aluminum	High Grade Primary Aluminum	LME	25 metric tons	USD/metric ton
Cocoa	Cocoa	ICE-US	10 metric tons	USD/metric ton
Coffee	Coffee “C”	ICE-US	37,500 lbs.	U.S. cents/pound
Copper	Copper	COMEX	25,000 lbs.	U.S. cents/pound
Corn	Corn	CBOT	5,000 bushels	U.S. cents/bushel
Cotton	Cotton	ICE-US	50,000 lbs.	U.S. cents/pound
Crude Oil (WTI)	Light, Sweet Crude Oil	NYMEX	1,000 barrels	USD/barrel
Crude Oil (Brent)	Crude Oil	ICE-UK	1,000 barrels	USD/barrel
Gas Oil	Gas Oil	ICE-UK	100 metric tons	USD/metric ton
Gold	Gold	COMEX	100 troy oz.	USD/troy oz.
Heating Oil	Heating Oil	NYMEX	42,000 gallons	U.S. cents/gallon
Lead	Lead	LME	25 metric tons	USD/metric ton
Lean Hogs	Lean Hogs	CME	40,000 lbs.	U.S. cents/pound
Live Cattle	Live Cattle	CME	40,000 lbs.	U.S. cents/pound
Feeder Cattle	Feeder Cattle	CME	50,000 lbs.	U.S. cents/pound
Natural Gas	Henry Hub Natural Gas	NYMEX	10,000 mmbtu	USD/mmbtu
Nickel	Primary Nickel	LME	6 metric tons	USD/metric ton
Platinum	Platinum	NYMEX	50 troy oz.	USD/troy oz.
Silver	Silver	COMEX	5,000 troy oz.	U.S. cents/troy oz.
Soybeans	Soybeans	CBOT	5,000 bushels	U.S. cents/bushel
Soybean Meal	Soybean Meal	CBOT	100 tons	USD/ton
Soybean Oil	Soybean Oil	CBOT	60,000 lbs.	U.S. cents/pound
Sugar	World Sugar No. 11	ICE-US	112,000 lbs.	U.S. cents/pound
Tin	Tin	LME	5 metric tons	USD/metric ton
Unleaded Gasoline	Reformulated Blendstock for Oxygen Blending	NYMEX	42,000 gallons	U.S. cents/gallon
Wheat	Wheat	CBOT	5,000 bushels	U.S. cents/bushel
Zinc	Special High Grade Zinc	LME	25 metric tons	USD/metric ton

TABLE 2

Commodity Symbol	Commodity Name	Sector	Allowed Contracts	Max. tenor
CO	Brent Crude	Petroleum	All 12 Calendar Months	9
CL	Crude Oil	Petroleum	All 12 Calendar Months	9
QS	Gas Oil	Petroleum	All 12 Calendar Months	4
HO	Heating Oil	Petroleum	All 12 Calendar Months	4
XB	RBOB	Petroleum	All 12 Calendar Months	4
BO	Soybean Oil	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	1
C	Corn	Grains	Mar, May, Jul, Sep, Dec	4
S	Soybeans	Grains	Jan, Mar, May, Jul, Aug, Nov	4
SM	Soymeal	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	3
W	Wheat (Soft Red Winter)	Grains	Mar, May, Jul, Sep, Dec	4
LA	Aluminum	Industrial Metals	All 12 Calendar months	4
HG	Copper	Industrial Metals	Mar, May, Jul, Sep, Dec	1
LL	Lead	Industrial Metals	All 12 Calendar Months	4
LN	Nickel	Industrial Metals	All 12 Calendar Months	4
LT	Tin	Industrial Metals	All 12 Calendar Months	1
LX	Zinc	Industrial Metals	All 12 Calendar Months	4
GC	Gold	Precious Metals	Feb, Apr, Jun, Aug, Oct, Dec	1
PL	Platinum	Precious Metals	Jan, Apr, Jul, Oct	1
SI	Silver	Precious Metals	Mar, May, Jul, Sep, Dec	1
NG	Natural Gas	Non-Primary Sector	All 12 Calendar Months	6
FC	Feeder Cattle	Non-Primary Sector	Jan, Mar, Apr, May, Aug, Sep, Oct, Nov	1
LH	Lean Hogs	Non-Primary Sector	Feb, Apr, Jun, Jul, Aug, Oct, Dec	1
LC	Live Cattle	Non-Primary Sector	Feb, Apr, Jun, Aug, Oct, Dec	3
CC	Cocoa	Non-Primary Sector	Mar, May, Jul, Sep, Dec	1
KC	Coffee	Non-Primary Sector	Mar, May, Jul, Sep, Dec	1
CT	Cotton	Non-Primary Sector	Mar, May, Jul, Dec	1
SB	Sugar	Non-Primary Sector	Mar, May, Jul, Oct	3

Prior to the end of each month, SHIM determines the composition of the SDCI and provides such information to Bloomberg. Values of the SDCI are computed by Bloomberg and disseminated approximately every fifteen (15) seconds from 8:00 a.m. to 5:00 p.m., New York City time, which also publishes a daily SDCI value at approximately 5:30 p.m., New York City time, under the index ticker symbol “SDCITR:IND.” Only settlement and last-sale prices are used in the SDCI’s calculation, bids and offers are not recognized — including limit-bid and limit-offer price quotes. Where no last-sale price exists, typically in the more deferred contract months, the previous days’ settlement price is used. This means that the underlying SDCI may lag its theoretical value. This tendency to lag is evident at the end of the day when the SDCI value is based on the settlement prices of the Applicable Benchmark Component Futures Contracts, and explains why the underlying SDCI often closes at or near the high or low for the day.

Composition of the SDCI

The composition of the SDCI on any given day, as determined and published by SHIM, is determinative of the benchmark for USCI. However, it is not possible to anticipate all possible circumstances and events that may occur with respect to the SDCI and the methodology for its composition, weighting and calculation. Accordingly, a number of subjective judgments must be made in connection with the operation of the SDCI that cannot be adequately reflected in this description of the SDCI. All questions of interpretation with respect to the application of the provisions of the SDCI methodology, including any determinations that need to be made in the event of a market emergency or other extraordinary circumstances, will be resolved by SHIM.

Contract Expirations

Because the SDCI is comprised of actively traded contracts with scheduled expirations, it can be calculated only by reference to the prices of contracts for specified expiration, delivery or settlement periods, referred to as contract expirations. The contract expirations included in the SDCI for each commodity during a given year are designated by SHIM, provided that each contract must be an active contract. An active contract for this purpose is a liquid, actively-traded contract expiration, as defined or identified by the relevant trading facility or, if no such definition or identification is provided by the relevant trading facility, as defined by standard custom and practice in the industry.

If a Futures Exchange ceases trading in all contract expirations relating to a particular Futures Contract, SHIM may designate a replacement contract on the commodity. The replacement contract must satisfy the eligibility criteria for inclusion in the SDCI. To the extent practicable, the replacement will be effected during the next monthly review of the composition of the SDCI. If that timing is not practicable, SHIM will determine the date of the replacement based on a number of factors, including the differences between the existing Futures Contract and the replacement Futures Contract with respect to contractual specifications and contract expirations.

If a contract is eliminated and there is no replacement contract, the underlying commodity will necessarily be dropped from the SDCI. The designation of a replacement contract, or the elimination of a commodity from the SDCI because of the absence of a replacement contract, could affect the value of the SDCI, either positively or negatively, depending on the price of the contract that is eliminated and the prices of the remaining contracts. It is impossible, however, to predict the effect of these changes, if they occur, on the value of the SDCI.

Commodity Selection

Fourteen of the 27 eligible Futures Contracts are selected for inclusion in the SDCI for the next month, subject to the constraint that each of the four commodity sectors (excluding non-primary sector) is represented by at least one commodity. The methodology used to select the 14 Futures Contracts is based solely on quantitative data using observable futures prices and is not subject to human bias.

Monthly commodity selection is a two-step process based upon examination of the relevant futures prices for each commodity:

1) The annualized percentage price difference between the closest-to-expiration Futures Contract and the next closest-to-expiration Futures Contract is calculated for each of the 27 eligible Futures Contracts on USCI’s Selection Date. The 14 commodities with the highest percentage price difference are selected.

When evaluating the data from the first step, all four primary commodity sectors must be represented (Petroleum, Grains, Industrial Metals and Precious Metals). If the selection of the 14 commodities with the highest percentage price difference fails to meet the overall diversification requirement that all four primary commodity sectors are represented in the SDCI, the commodity with the highest percentage price difference among the commodities of the omitted primary sector(s) would be substituted for the commodity with the lowest percentage price difference among the fourteen commodities.

The 14 commodities selected are included in the SDCI for the next month on an equally-weighted basis. Due to the dynamic monthly commodity selection, the sector weights will vary from approximately 7% to 43% over time, depending on the price observations each month. The Selection Date for the SDCI is the fifth business day prior to the end of that calendar month.

The following graph shows the sector weights of the commodities selected for inclusion in the SDCI as of September 30, 2022.

SDCI Commodity Weights as of September 30, 2022

Contract Selection

For each commodity selected for inclusion into the SDCI for a particular month, the SDCI selects a specific Benchmark Component Futures Contract with a tenor (i.e., contract month) among the eligible tenors (the range of contract months) based upon the relative prices of the Applicable Benchmark Component Futures Contracts within the eligible range of contract months. The previous notwithstanding, the contract expiration is not changed for such month if a contract remains in the SDCI, as long as the contract does not expire or enter its notice period in the subsequent month.

Portfolio Construction

The portfolio rebalancing takes place during the Rebalancing Period. At the end of each of the days in the Rebalancing Period, one fourth of the prior month portfolio positions are replaced by an equally-weighted position in the commodity contracts determined on USCI’s Selection Date. At the end of the Rebalancing Period, the SDCI takes an equal-weight position of approximately 7.14% in each of the selected commodity contracts.

SDCI Total Return Calculation

The value of the SDCI on any business day is equal to the product of (i) the value of the SDCI on the immediately preceding business day multiplied by (ii) one plus the sum of the day’s returns for another version of the SDCI known as the SummerHaven Dynamic Commodity Index Excess Return (“SDCI ER”) (explained below) and one business day’s interest from hypothetical Treasuries. The value of the SDCI is calculated and published by Bloomberg.

SDCI Base Level

The SDCI was set to 100 on January 2, 1991.

SDCI ER Calculation

The total return of the SDCI ER reflects the percentage change of the market values of the underlying commodity futures. During the Rebalancing Period, the SDCI changes its contract holdings during a four-day period. The value of the SDCI ER at the end of a business day “t” is equal to the SDCI ER value on day “t-1” multiplied by the sum of the daily percentage price changes of each commodity future factoring in each respective commodity future’s notional holding on day “t-1”.

Changes to the SDCI

The above discussion about the SDCI is based on the current composition of the SDCI, which was revised effective December 24, 2020. Beginning with the commodity selection process that commenced on December 24, 2020, SHIM revised the composition of the SDCI to consolidate the six commodity sectors that comprised the index into five sectors. Specifically, prior to December 24, 2020, the SDCI reflected commodities in six commodity sectors: energy (e.g., crude oil, natural gas, heating oil, etc.), precious metals (e.g., gold, silver platinum), industrial metals (e.g., zinc, nickel, aluminum, copper, etc.), grains (e.g., wheat, corn, soybeans, etc.), softs (e.g., sugar, cotton, coffee, cocoa), and livestock (e.g., live cattle, lean hogs, feeder cattle).

Table 3 below lists the previously existing commodity sectors. This Table 3 was replaced by Table 2 above effective December 24, 2020.

TABLE 3

Commodity Symbol	Commodity Name	Sector	Allowed Contracts	Max. tenor
CO	Brent Crude	Energy	All 12 Calendar Months	12
CL	Crude Oil	Energy	All 12 Calendar Months	12
QS	Gas Oil	Energy	All 12 Calendar Months	12
HO	Heating Oil	Energy	All 12 Calendar Months	12
NG	Natural Gas	Energy	All 12 Calendar Months	12
XB	RBOB	Energy	All 12 Calendar Months	12
FC	Feeder Cattle	Livestock	Jan, Mar, Apr, May, Aug, Sep, Oct, Nov	5
LH	Lean Hogs	Livestock	Feb, Apr, Jun, Jul, Aug, Oct, Dec	5
LC	Live Cattle	Livestock	Feb, Apr, Jun, Aug, Oct, Dec	5
BO	Soybean Oil	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
C	Corn	Grains	Mar, May, Jul, Sep, Dec	12
S	Soybeans	Grains	Jan, Mar, May, Jul, Aug, Nov	12
SM	Soymeal	Grains	Jan, Mar, May, Jul, Aug, Sep, Oct, Dec	7
W	Wheat (Soft Red Winter)	Grains	Mar, May, Jul, Sep, Dec	7
LA	Aluminum	Industrial Metals	All 12 Calendar Months	12
HG	Copper	Industrial Metals	All 12 Calendar Months	12
LL	Lead	Industrial Metals	All 12 Calendar Months	7
LN	Nickel	Industrial Metals	All 12 Calendar Months	7
LT	Tin	Industrial Metals	All 12 Calendar Months	7
LX	Zinc	Industrial Metals	All 12 Calendar Months	7
GC	Gold	Precious Metals	Feb, Apr, Jun, Aug, Oct, Dec	12
PL	Platinum	Precious Metals	Jan, Apr, Jul, Oct	5
SI	Silver	Precious Metals	Mar, May, Jul, Sep, Dec	5
CC	Cocoa	Softs	Mar, May, Jul, Sep, Dec	7
KC	Coffee	Softs	Mar, May, Jul, Sep, Dec	7
CT	Cotton	Softs	Mar, May, Jul, Dec	7
SB	Sugar	Softs	Mar, May, Jul, Oct	7

In addition, beginning on December 24, 2020, SHIM revised the commodity selection process for the SDCI. Prior to this date, the commodity selection for the SDCI operated as follows:

Monthly commodity selection was a two-step process based upon examination of the relevant futures prices for each commodity:

1)	The annualized percentage price difference between the closest-to-expiration Futures Contract and the next closest-to-expiration Futures Contract was calculated for each of the 27 eligible Futures Contracts on USCI’s Selection Date. The seven commodities with the highest percentage price difference were selected.
2)	For the remaining 20 eligible commodities, the percentage price change of each commodity over the previous year was calculated, as measured by the change in the price of the closest-to-expiration Futures Contract on the Selection Date from the price of the closest-to-expiration Futures Contract a year prior to USCI’s Selection Date. The seven commodities with the highest percentage price change were selected.

When evaluating the data from the second step, all six commodity sectors must have been represented. If the selection of the seven additional commodities with the highest price change failed to meet the overall diversification requirement that all six commodity sectors were represented in the SDCI, the commodity with the highest price change among the commodities of the omitted sector(s) would be substituted for the commodity with the lowest price change among the seven additional commodities.

The 14 commodities selected were included in the SDCI for the next month on an equally-weighted basis. Due to the dynamic monthly commodity selection, the sector weights would vary from approximately 7% to 43% over time, depending on the price observations each month. The Selection Date for the SDCI was the fifth business day prior to the end of that calendar month.

INFORMATION YOU SHOULD KNOW

This prospectus contains information you should consider when making an investment decision about the shares. You may rely only on the information contained in this prospectus or any applicable prospectus supplement. None of the Trust, USCI or USCF has authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted.

The information contained in this prospectus was obtained from us and other sources believed by us to be reliable.

You should rely only on the information contained in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. We have not authorized anyone to provide you with any information that is different. If you receive any unauthorized information, you must not rely on it. You should disregard anything we said in an earlier document that is inconsistent with what is included in this prospectus or any applicable prospectus supplement or any information incorporated by reference to this prospectus. Where the context requires, when we refer to this “prospectus,” we are referring to this prospectus and (if applicable) the relevant prospectus supplement.

You should not assume that the information in this prospectus or any applicable prospectus supplement is current as of any date other than the date on the front page of this prospectus or the date on the front page of any applicable prospectus supplement.

We include cross references in this prospectus to captions in these materials where you can find further related discussions. The table of contents tells you where to find these captions.

SUMMARY OF PROMOTIONAL AND SALES MATERIAL

USCI uses the following promotional or sales material:

•	USCI’s website, www.uscfinvestments.com; and
•	USCI Fact Sheet found on USCI’s website.

The materials described above are not a part of this prospectus or the registration statement of which this prospectus is a part.

This section is provided here as a convenience to you.

INTELLECTUAL PROPERTY

USCF owns trademark registrations for USCI (and Design) (U.S. Reg. No. 4437230) for “Fund investment services,” in use since September 30, 2012, and USCI UNITED STATES COMMODITY INDEX FUND (U.S. Reg. No. 4005166) for “Fund investment services,” in use since August 10, 2010. USCF owns trademark registrations for CPER UNITED STATES COPPER INDEX FUND (and Design) (U.S. Reg. No. 4440922) for “Financial investment services in the field of copper futures contracts, cash-settled options on copper futures contracts, forward contracts for copper, over-the-counter transactions based on the price of copper, and indices based on the foregoing,” in use since September 30, 2012, UNITED STATES COPPER INDEX FUND (U.S. Reg. No. 4270057) for “Fund investment services,” in use since November 15, 2011, and THE FIRST COPPER ETF (U.S. Reg. No. 4472746) for “Financial investment services in the field of copper futures contracts, cash-settled options on copper futures contracts, forward contracts for copper, over-the-counter transactions based on the price of copper, and indices based on the foregoing,” in use since February 13, 2012. USCF relies upon these trademarks through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations.

USCF owns trademark registrations for USCF (and Design) (U.S. Reg. No. 5127374) for “Fund investment services,” in use since April 10, 2016, USCF (U.S. Reg. No. 5040755) for “Fund investment services,” in use since June 24, 2008, and INVEST IN WHAT’S REAL (U.S. Reg. No. 5450808) for “Fund investment services,” in use since April 2016. USCF relies upon these trademarks and service mark through which it markets its services and strives to build and maintain brand recognition in the market and among current and potential investors. So long as USCF continues to use these trademarks to identify its services, without challenge from any third party, and properly maintains and renews the trademark registrations under applicable laws, rules and regulations, it will continue to have indefinite protection for these trademarks under current laws, rules and regulations. USCF has been granted two patents Nos. 7,739,186 and 8,019,675, for systems and methods for an exchange traded fund (ETF) that tracks the price of one or more commodities.

WHERE YOU CAN FIND MORE INFORMATION

The Trust has filed on behalf of USCI a registration statement on Form S-3 with the SEC under the 1933 Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Trust, USCI, or the shares, please refer to the registration statement, which you may access online at www.sec.gov. Information about the Trust, USCI, and the shares can also be obtained from USCI’s website, http://www.uscfinvestments.com. USCI’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Trust is subject to the informational requirements of the 1934 Act and USCF, on behalf of the Trust and USCI, will file certain reports and other information with the SEC under the 1934 Act. USCF will file an updated prospectus annually for USCI pursuant to the 1933 Act. The reports and other information can be accessed online at www.sec.gov.

STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” which generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or the negative of these terms or other comparable terminology. All statements (other than statements of historical fact) included in this prospectus that address activities, events or developments that will or may occur in the future, including such matters as changes in inflation in the United States, movements in the stock market, movements in U.S. and foreign currencies, and movements in the commodities markets and indexes that track such movements, USCI’s operations, USCF’s plans and references to USCI’s future success and other similar matters, are forward-looking statements. These statements are only predictions. Actual events or results may differ materially. These statements are based upon certain assumptions and analyses USCF has made based on its perception of historical trends, current conditions and expected future developments, as well as other factors appropriate in the circumstances. Whether or not actual results and developments will conform to USCF’s expectations and predictions, however, is subject to a number of risks and uncertainties, including the special considerations discussed in this prospectus, general economic, market and business conditions, changes in laws or regulations, including those concerning taxes, made by governmental authorities or regulatory bodies, and other world economic and political developments. See “What Are the Risk Factors Involved with an Investment in USCI?” Consequently, all the forward-looking statements made in this prospectus are qualified by these cautionary statements, and there can be no assurance that the actual results or developments USCF anticipates will be realized or, even if substantially realized, that they will result in the expected consequences to, or have the expected effects on, USCI’s operations or the value of its shares.

INCORPORATION BY REFERENCE OF CERTAIN INFORMATION

We are a reporting company and file annual, quarterly and current reports and other information with the SEC. The rules of the SEC allow us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update, and where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of these securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC, which is not deemed filed is not and will not be incorporated by reference. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC.

•	Annual Report on Form 10-K for fiscal the year ended December 31, 2021 filed on February 25, 2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 6, 2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, filed with the SEC on August 5, 2022.
•	Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022, filed with the SEC on November 7, 2022.
•	Current Report on Form 8-K, filed with the SEC on October 3, 2022.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person to whom a prospectus is delivered, including any beneficial owner, a copy of these filings at no cost, upon written or oral request at the following address or telephone number:

United States Commodity Index Fund
Attention: Katie Rooney
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, California 94596
(510) 522-9600

Our website is www.uscfinvestments.com. We make our electronic filings with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports available on our website free of charge as soon as practicable after we file or furnish them with the SEC. The information contained on our website does not constitute a part of this prospectus, and our website address supplied above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Privacy Policy

USCI and USCF may collect or have access to certain non-public personal information about current and former investors. Non-public personal information may include information received from investors, such as an investor’s name, social security number and address, as well as information received from brokerage firms about investor holdings and transactions in shares of USCI.

USCI and USCF do not disclose non-public personal information except as required by law or as described in their Privacy Policy. In general, USCI and USCF restrict access to the non-public personal information they collect about investors to those of their and their affiliates’ employees and service providers who need access to such information to provide products and services to investors.

USCI and USCF maintain safeguards that comply with federal and applicable state law to protect investors’ non-public personal information. These safeguards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

Third-party service providers with whom USCI and USCF share non-public personal information about investors must agree to follow appropriate standards of security and confidentiality, which includes safeguarding such non-public personal information physically, electronically and procedurally.

A copy of USCF’s current Privacy Policy is available at http://www.uscfinvestments.com.

APPENDIX A

Glossary of Defined Terms

In this prospectus, each of the following terms has the meaning set forth after such term:

1933 Act: The Securities Act of 1933.

1934 Act: The Securities Exchange Act of 1934.

1940 Act: Investment Company Act of 1940.

Adjusted K-1: A statement to investors who owned beneficial interests in the shares in the year to which the adjusted allocations relate setting forth their proportionate shares of the adjustment.

Administrator: BNY Mellon.

Authorized Participant: A person that purchases or redeems Creation Baskets or Redemption Baskets, respectively, from or to USCI.

Authorized Participant Agreement: An agreement with USCF on behalf of USCI whereby a person becomes an Authorized Participant.

Backup Withholding: U.S. federal income tax that is required to be withheld.

Basket: A block of 50,000 shares.

Benchmark Component Futures Contracts: The Futures Contracts that at any given time make up the SDCI.

BNO: United States Brent Oil Fund, LP.

BNY Mellon: The Bank of New York Mellon.

Board: USCF’s board of directors.

Business Day: Any day other than a day when the NYSE Arca, the NYMEX, the New York Stock Exchange, or any of the Futures Exchanges upon which a Futures Contract is traded is closed for regular trading.

CBOT: Chicago Board of Trade.

CEA: Commodity Exchange Act.

CFTC: Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Cleared Swap Contract: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is submitted to a central clearinghouse after it is either traded OTC or on an exchange or other trading platform.

CME: Chicago Mercantile Exchange.

Code: Internal Revenue Code of 1986, as amended.

COMEX: Commodity Exchange, Inc.

Commodity Interests: Futures Contracts and Other Commodity-Related Investments.

Commodity Pool: An enterprise in which several individuals contribute funds in order to trade futures contracts or options on futures contracts collectively.

Commodity Pool Operator or CPO: Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor or CTA: Subject to certain exceptions set forth in the Commodity Exchange Act, any person who for compensation or profit, (i) engages in the business of advising others, either directly or through publications, writings, or electronic media, as to the value of or the advisability of trading in any commodity for future delivery or commodity option on or subject to the rules of any contract market, or (ii) as part of a regular business, issues or promulgates analyses or reports concerning any of the activities referred to in (i).

CPER: United States Copper Index Fund.

Creation Basket: A block of 50,000 shares used by USCI to issue shares.

Creation Basket Deposit: The total deposit required to create each basket.

Custodian: The Bank of New York Mellon.

DCM: Designated contract market.

DNO: United States Short Oil Fund, LP.

DTC: The Depository Trust Company. DTC will act as the securities depository for the shares.

DTC Participant: An entity that has an account with DTC.

ECI: Income that is effectively connected with the conduct of a U.S. trade or business.

ERISA: Employee Retirement Income Security Act of 1974.

Exchange for Related Position (EFRP): An off market transaction which involves the swapping (or exchanging) of an over-the-counter (OTC) position for a futures position. The OTC transaction must be for the same or similar quantity or amount of a specified commodity, or a substantially similar commodity or instrument. The OTC side of the EFRP can include swaps, swap options, or other instruments traded in the OTC market. In order for an EFRP transaction to take place, the OTC side and futures components must be “substantially similar” in terms of either value or quantity. The net result is that the OTC position (and the inherent counterparty credit exposure) is transferred from the OTC market to the futures market. EFRPs can also work in reverse, where a futures position can be reversed and transferred to the OTC market.

FDAP: Amounts that are fixed, determinable, annual and periodic income, such as interest, dividends and rent that are not connected with the operation of a U.S. trade or business.

FCM: Futures Commission Merchant.

FFI: Foreign financial institution.

FINRA: Financial Industry Regulatory Authority, formerly the National Association of Securities Dealers.

Futures Contracts: Futures contracts for commodities that are traded on the NYMEX, ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, London Metal Exchange, Commodity Exchange, Inc. or on other foreign exchanges.

Futures Exchanges: ICE Futures, Chicago Board of Trade, Chicago Mercantile Exchange, Kansas City Board of Trade, NYMEX, or other foreign exchanges.

IGA: Intergovernmental agreement.

ICE Futures: The leading electronic regulated futures and options exchange for global commodity markets.

Indirect Participants: Banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly.

IRA: Individual retirement account.

IRS: U.S. Internal Revenue Service.

ISDA: International Swaps and Derivatives Association, Inc.

LLC Agreement: USCF’s Sixth Amended and Restated Limited Liability Company Agreement, dated as of May 15, 2015 (as amended from time to time).

KCBT: Kansas City Board of Trade.

LME: London Metal Exchange.

Limited Liability Company (LLC): A type of business ownership combining several features of corporation and partnership structures.

Management Directors: The four management directors that make up USCF’s board of directors.

Margin: The amount of equity required for an investment in futures contracts.

Marketing Agent: ALPS Distributors, Inc.

Marygold: The Marygold Companies, Inc., formerly Concierge Technologies Inc., a company publicly traded under the ticker symbol “MGLD.”

Metals Index: The SummerHaven Dynamic Metals Index owned and maintained by SummerHaven Index Management, LLC.

NAV: Net asset value of USCI.

NFA: National Futures Association.

NYMEX: New York Mercantile Exchange.

NYSE Arca: NYSE Arca, Inc.

Option: The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Other Commodity-Related Investments: Other commodity-related investments such as cash-settled options on Futures Contracts, forward contracts relating to commodities, cleared swap contracts and OTC transactions that are based on the price of commodities, Futures Contracts and indices based on the foregoing.

OTC Derivative: A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded OTC or off organized exchanges.

Position Limits Rule: Regulatory limits imposed by the CFTC on speculative positions in certain physical commodity futures and option contracts and swaps that are economically equivalent to such contracts in the agriculture, energy and metals markets and rules addressing the circumstances under which market participants would be required to aggregate their positions with other persons under common ownership or control.

Redemption Basket: A block of 50,000 shares used by USCI to redeem shares.

Redemption Order Date: The date a redemption order is received in satisfactory form and approved by the Marketing Agent.

Register: The record of all Shareholders and holders of the shares in certificated form kept by the Administrator.

Related Public Funds: United States Commodity Index Fund (“USCI”); United States 12 Month Natural Gas Fund, LP (“UNL”); United States 12 Month Oil Fund, LP (“USL”); United States Oil Fund, LP (“USO”); United States Gasoline Fund, LP (“UGA”); United States Natural Gas Fund, LP (“UNG”); United States Brent Oil Fund, LP (“BNO”); United States Copper Index Fund (“CPER”).

SDCI: The SummerHaven Dynamic Commodity Index Total Return owned and maintained by SummerHaven Index Management, LLC.

SEC: Securities and Exchange Commission.

Secondary Market: The stock exchanges and the OTC market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in these secondary markets.

Shares: Common shares representing fractional undivided beneficial interests in USCI.

SEF: A swap execution facility.

Shareholders: Holders of shares.

SHIM: SummerHaven Index Management, LLC.

Spot Contract: A cash market transaction in which the buyer and seller agree to the immediate purchase and sale of a commodity, usually with a two-day settlement.

SummerHaven: SummerHaven Investment Management, LLC.

Swap Contract: Swap transactions generally involve contracts between two parties to exchange a stream of payments computed by reference to a notional amount and the price of the asset that is the subject of the swap. Some swap transactions are cleared through central counterparties. These transactions, known as cleared swaps, involve two counterparties first agreeing to the terms of a swap transaction, then submitting the transaction to a clearing house that acts as the central counterparty. Swap transactions that are not cleared through central counterparties are called “uncleared” or “over-the-counter” (“OTC”) swaps.

Tracking Error: Possibility that the daily NAV of USCI will not track the SDCI.

Trading Advisor: SummerHaven Investment Management, LLC.

Treasuries: Obligations of the U.S. government with remaining maturities of 2 years or less.

Trust: United States Commodity Index Funds Trust.

Trust Agreement: The Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Trust effective as of December 15, 2017.

UBTI: Unrelated business taxable income.

UGA: United States Gasoline Fund, LP.

UHN: United States Diesel-Heating Oil Fund, LP.

UNL: United States 12 Month Natural Gas Fund, LP.

USAG: United States Agriculture Index Fund.

USCF: The Sponsor of USCI, United States Commodity Funds LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator, who controls the investments and other decisions of USCI and the other Funds.

USCF Investments: USCF Investments, Inc., formerly Wainwright Holdings, Inc.

USCI: United States Commodity Index Fund.

USL: United States 12 Month Oil Fund, LP.

UNG: United States Natural Gas Fund, LP.

USO: United States Oil Fund, LP.

USOD: United States 3x Oil Fund.

USOU: United States 3x Short Oil Fund.

Valuation Day: Any day as of which USCI calculates its per share NAV.

You: The owner or holder of shares.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount SEC registration fee (actual)		$0
NYSE Arca Listing Fee (actual)		$0
FINRA filing fees (actual)		N/A
Blue Sky expenses		N/A
Auditor’s fees and expenses (estimate)	$		[1]
Legal fees and expenses (estimate)		$20,000
Printing expenses (estimate)	$		[1]
Total	$		[1]

[1]	Because an indeterminable amount of securities is covered by this registration statement, the total expenses in connection with the issuance and distribution of the securities are, therefore, not currently determinable.

Item 15.   Indemnification of Directors and Officers

USCF, the Trustee and their respective Affiliates (collectively, “Covered Persons”) shall have no liability to the United States Commodity Index Funds Trust (the “Trust”), United States Commodity Index Fund (“USCI”), or to any unitholder for any loss suffered by the Trust or USCI which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust or USCI and such course of conduct did not constitute gross negligence or willful misconduct of such Covered Person. A Covered Person shall not be liable for the conduct or willful misconduct of any administrator or other delegatee selected by USCF with reasonable care, provided, however, that the Trustee and its affiliates shall not, under any circumstances be liable for the conduct or willful misconduct of any administrator or other delegatee or any other person selected by USCF to provide services to the Trust.

USCF shall be indemnified by the Trust (or by a series separately to the extent the matter in question relates to a single series or disproportionately affects a specific series in relation to other series) against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust or USCI, as applicable, provided that (i) USCF was acting on behalf of or performing services for the Trust or USCI, as applicable and has determined, in good faith, that such course of conduct was in the best interests of the Trust or USCI, as applicable and such liability or loss was not the result of gross negligence, willful misconduct, or a breach of the Trust’s Amended and Restated Trust Agreement (“Trust Agreement”) on the part of USCF and (ii) any such indemnification will only be recoverable from the assets of the applicable series. All rights to indemnification permitted provided for under the Trust Agreement shall not be affected by the dissolution or other cessation to exist of USCF, or the withdrawal, adjudication of bankruptcy or insolvency of USCF, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Bankruptcy Code by or against USCF.

The payment of any indemnification shall be allocated, as appropriate, among the Trust’s series. The Trust and its series shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is prohibited under the Trust Agreement.

Expenses incurred in defending a threatened or pending action, suit or proceeding against USCF shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by USCF on behalf of the Trust; (ii) the legal action is initiated by a party other than the Trust; and (iii) USCF undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification.

In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any liability or expense as a result of or in connection with any unitholder’s (or assignee’s) obligations or liabilities unrelated to the Trust business, such unitholder (or assignees cumulatively) is required under the Trust Agreement to indemnify the Trust for all such liability and expense incurred, including attorneys’ and accountants’ fees.

The Trustee will not be liable or accountable to the Trust or to any other person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. USCF also indemnifies the Trustee and its successors, assigns, legal representatives, officers, directors, shareholders, employees, agents and servants from and against any and all liabilities, obligations, losses, damages, penalties, taxes, claims, actions, suits, costs, expenses or disbursements (including reasonable legal fees and expenses) in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee, except for to the extent resulting from the gross negligence or willful misconduct of any of the indemnified parties.

Item 16.   Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit No.	Description

3.1(1)	Certificate of Statutory Trust of the registrant.

3.2(4)	Fourth Amended and Restated Declaration of Trust and Trust Agreement.

3.3(7)	Sixth Amended and Restated Limited Liability Company Agreement of Sponsor.

5.1*	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the shares.

8.1*	Opinion of Eversheds Sutherland (US) LLP with respect to federal income tax consequences.

10.1(8)	Form of Authorized Participant Agreement.

10.2(3)	Marketing Agent Agreement.

10.3(6)	Amendment to Marketing Agent Agreement.

10.4(10)	Amendment No. 6 to the Marketing Agent Agreement.

10.5(5)	Custodian Agreement.

10.6(5)	Transfer Agency and Service Agreement.

10.7(5)	Fund Administration and Accounting Agreement.

10.8(2)	Amended and Restated Licensing Agreement.

10.9(2)	Amended and Restated Advisory Agreement.

10.10(9)	Form of Commodity Futures Customer Agreement with Marex North America, LLC.

10.11*	Form of Future sand Cleared Derivatives Transactions Customer Account Agreement with RBC Capital Markets LLC.

23.1*	Consent of Eversheds Sutherland (US) LLP (incorporated by reference to exhibit 8.1 hereto).

23.2*	Consent of Richards, Layton & Finger, P.A. (incorporated by reference to exhibit 5.1 hereto).

23.3*	Consent of independent registered public accounting firm.

*	Filed herewith.

(1)	Incorporated by reference to the Registration Statement on Form S-1 (File No. 333-164024) filed on December 24, 2009.

(2)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on April 24, 2018.

(3)	Incorporated by reference to Amendment No. 5 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-164024) filed on July 23, 2010.

(4)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on December 15, 2017.

(5)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on March 30, 2020.

(6)	Incorporated by reference to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-170844) filed on August 31, 2011.

(7)	Incorporated by reference to Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015, filed on March 11, 2016.

(8)	Incorporated by reference to Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-195018) filed on March 31, 2016.

(9)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on August 24, 2021.

(10)	Incorporated by reference to Registrant’s Current Report on Form 8-K, filed on October 3, 2022.

Item 17.   Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes:

(1) To send to the trustee at least on an annual basis a detailed statement of any transactions with the Sponsor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Sponsor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(2) To provide to the trustee the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on November 8, 2022.

United States Commodity Index Funds Trust

By:	United States Commodity Funds LLC as Sponsor

By:	/s/ John P. Love
John P. Love President and Chief Executive Officer

The undersigned directors and officers of the General Partner of the United States Commodity Index Funds Trust hereby constitute and appoint John P. Love and Stuart P. Crumbaugh and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below this registration statement on Form S-3 and any and all amendments thereto, including pre-effective and post-effective amendments to this registration statement and to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and thereby ratify and confirm that all such attorneys-in-fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. The document may be executed by signatories hereto on any number of counterparts, all of which shall constitute one and the same instrument.

Signature	Title	Date

/s/ John P. Love	President and Chief Executive Officer	November 8, 2022
John P. Love	(Principal Executive Officer)

/s/ Stuart P. Crumbaugh	Chief Financial Officer	November 8, 2022
Stuart P. Crumbaugh	(Principal Financial and Accounting Officer)

/s/ Nicholas D. Gerber	Management Director	November 8, 2022
Nicholas D. Gerber

/s/ Andrew F Ngim	Management Director	November 8, 2022
Andrew F Ngim

/s/ Robert L. Nguyen	Management Director	November 8, 2022
Robert L. Nguyen

/s/ Peter M. Robinson	Independent Director	November 8, 2022
Peter M. Robinson

/s/ Gordon L. Ellis	Independent Director	November 8, 2022
Gordon L. Ellis

/s/ Malcolm R. Fobes III	Independent Director	November 8, 2022
Malcolm R. Fobes III